Exhibit 99.1

Appendices

No.	DESCRIPTION	PAGE
5	Copy of the Expert Opinion	672
6	Copy of documents regarding the Cash of the Petitioner (and the American Subsidiary)	715
7	Copy of list of officers of the Petitioner	741
8	Copy of financial statements from the last two years	744
9	Copy of the affidavit	800

611

Appendix 5

Copy of the Expert Opinion

Page 672

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Prometheus
Financial Advisory
A Member Of VRG

Gamida Cell Ltd.

Company No. 512601204

Economic Expert Opinion and Valuation

Filed with the Court

Dated March 25, 2024

Contents

Definitions and sources of information **3**

Details of the education and experience of the author of the Expert Opinion **5**

Introduction and limitation of liability **7**

Chapter A .... **Summary of the findings arising from the Expert Opinion** **9**

Chapter B .... **Methodology** **10**

Chapter C .... **Description of the Company** **13**

Chapter D .... **Analysis of the statements of the Company** **17**

Chapter E .... **Valuation of the Company** **25**

Chapter F .... **Analysis of the debt arrangement under formulation** **31**

Chapter G .... **Conclusions of the Expert Opinion** **32**

Appendix A .... **The attempts to sell the Company or find a partner** **34**

Appendix B .... **Capitalization rate** **36**

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Chapter C ....Profit margins of companies that sell generic drugs 37
Appendix D..Cash flow forecast 38

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Definitions and sources of information

Definitions

In this Expert Opinion, the following terms will have the meaning appearing next to them:

"Highbridge"	means collectively, Highbridge Tactical Credit Master Fund, L.P., Highbridge Tactical Credit Institutional Fund, Ltd., and Highbridge Convertible Dislocation Fund, L.P. Highbridge is the main creditor of the Company
"Company" or **"Gamida"**	Gamida Cell Ltd.
"Subsidiary or **"Gamida Inc."**	Gamida Cell Inc., a (100%) U.S. subsidiary of the Company.
"Expert Opinion"	This expert opinion, which concerns the solvency of the Company.
"Law"	The Bankruptcy and Economic Rehabilitation Law, 5778-2018
"Expert Opinion Date"	March 25, 2024
"Prometheus" or the **"Firm"**	Prometheus Economic Advisory Ltd.
"2021 Note"	A $25 million promissory note that the Company received from Highbridge in December 2021 (of which approximately 20 million dollars have already been repaid).
"2022 Note"	A $75 million promissory note that the Company received from Highbridge in February 2021 (repayable in 2026).
"EBITDA"	EBITDA means Earnings Before Interest Tax Depreciation and Amortization.

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Sources of information

The sources of information that were used in preparing the Expert Opinion are as follows:

Source A Audited consolidated financial statements of the Company as at December 31, 2021, December 31, 2022 as published to the market.

Source B Audited consolidated financial statements of the Company as at December 31, 2023, as will be published to the market on March 27, 2024.

Source C Immediate reports of the Company and its website.

Source D Additional financial information as of the date of the preparation of the valuation received from representatives of the Company.

Source E Terms of the debt arrangement that is under formulation.

Source F Documents detailing the initial offer to purchase the operations of the Company by a third party.

Source G Forecasts received from the management of the Company.

Source H Interviews with the management of the Company.

Source I Material from publicly available sources on the Internet.

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Details of the education and experience of the author of the Expert Opinion

Eyal Szewach – Founding partner and head of the technology department at the advisory firm, Prometheus Financial Advisory Ltd., an expert in valuations, business analysis and performing a variety of highly complex economic studies of different sorts for government ministries, companies, organizations, public institutions and businesses in a wide variety of industries.

Education

MBA from Tel Aviv University, specializing in finance and accounting. Graduate of the Faculty of Electronic Engineering (B.Sc.) at The Technion Israel Institute of Technology.

Relevant professional experience

- In the course of my work over the years, I have prepared hundreds of valuations, expert opinions for the court and various economic analyses in fields that are relevant to this Expert Opinion.
- Member of the advisory board of the Valuation Research Group of the International Association of Certified Valuation Specialists, which operates in dozens of countries around the world.
- Provided economic advisory services to the office of the Chief Scientist at the Ministry of the Economy.
- Provided advisory services to the Israel Tax Authority on valuations and business restructurings.
- Member of the tax committee of the Israeli Society of Appraisers.
- Publish professional articles in the economic press.
- Before founding Prometheus, I was a partner and head of the technology department at the advisory firm, Giza Singer Even Ltd.
- Before that, I was an economic adviser to technology companies at the accountancy firm, Ernst and Young (Israel), one of the four largest accountancy firms in the world (the "Big 4") and, prior to that, I held a research and development position at Elbit Systems.
- Additionally, I have substantial experience in the life sciences field, which is at issue in this Expert Opinion, by virtue of various economic studies that I have undertaken for public and private companies that operate in that field.

Declaration

I give this Expert Opinion in lieu of testimony in court, and I hereby declare that I am fully aware that, for the purposes of the perjury provisions of the Penal Code, this expert opinion as signed by me has the status of testimony under oath that I have given in court.

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This Expert Opinion concerns economic topics only. If it contains any statements regarding legal interpretation, these have been conveyed to me by counsel for the Company.

I hereby confirm that neither I nor Prometheus is dependent on this work or any of the parties, apart from the fact that Prometheus will receive a fee for the work. Additionally, I hereby confirm that this fee is not contingent on the results of the work and is immaterial in relation to the annual revenues of the Firm. I also confirm that no letter of indemnification has been given in connection with the performance of this work.

____
Eyal Schewach, MBA, B.Sc.

Partner
Prometheus Economic Advisory Ltd.
March 25, 2024

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Introduction and limitation of liability

Introduction

1. In light of a debt arrangement being formulated between the company and its creditors, and in accordance with the provisions of section 322 of the Bankruptcy and Economic Rehabilitation Law, 5778-2018 (the "Law"), I was tasked by the Company to assess whether the total assets of the company exceed its total liabilities and to evaluate whether the emerging debt settlement provides the creditors with a compensation that fully covers the debts owed to them.

2. The Expert Opinion was prepared for the purpose of filing with the Court and is based on the consolidated financial statements of the Company as at December 31, 2023 (that will be published to the market on March 27, 2024) and more up-to-date financial information about its financial liabilities and cash balances.

Limitation of liability

3. This Expert Opinion was prepared for the Company and is meant for its use only. No other use may be made of this Expert Opinion without Prometheus's prior written approval. Prometheus agrees that this Expert Opinion may be included and/or mentioned as part of the documents that will be filed with the Court and other relevant entities in the framework of the proceeding for the debt arrangement that is under formulation.

4. This work is based on information, explanations, forecasts and representations that I received from the Company and/or parties on its behalf. I assumed that this information is reliable and did not undertake an independent examination of the information. The data was not independently audited by me, and this Expert Opinion therefore does not serve to verify the truth, completeness and accuracy of these data.

5. The Expert Opinion does not include an accounting audit of compliance with the accounting principles. I am not responsible for the accounting presentation of the financial statements of the Company and the companies related to it with respect to the accuracy and completeness of the data and any implications that accounting presentation may have.

6. The Expert Opinion includes a description of the main elements of the methodology and analysis. The description relates to the main material procedures that were employed and is not a complete and detailed description of all the procedures and examinations that were implemented.

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7. An economic valuation is supposed to reasonably and fairly reflect a given state at a particular time on the basis of data that are known by reference to assumptions and forecasts that are estimated. If the information and data on which this Expert Opinion is based are incomplete, inaccurate or unreliable, the results are likely to change. I reserve the right to update the Expert Opinion in light of new data that has not been presented to me. Therefore, this Expert Opinion is only valid as at the date of its signature.

8. This Expert Opinion includes forward-looking information, as defined in the Securities Law, 5728-1968. The information is partly based on know-how that exists as of the date of its signature and on various assumptions and expectations relating both to the Company and various external factors. There is absolutely no certainty that these suppositions and expectations will materialize fully or partially.

9. Neither I nor Prometheus has any dependency on or personal interest in the Company, its shareholders and the Expert Opinion, apart from the fact that Prometheus is receiving a fee for this work. This fee is not contingent on the conclusions of the Expert Opinion and is negligible in relation to Prometheus's annual revenue.

10. No indemnification undertaking was received from the Company in relation to this Expert Opinion.

11. For the avoidance of doubt, it is clarified that this Expert Opinion does not constitute an offer or recommendation or an expert opinion on the feasibility of performing or not performing a transaction of any sort.

12. The Company will not be entitled to receive any amount from me or Prometheus, whether under contract or tort, by statute or otherwise, in respect of lost profits, data or reputation or in respect of any other damage or as punitive or special damages that arise from this Expert Opinion or are otherwise connected with the services provided in the framework of this Expert Opinion, provided that I do not act with malfeasance.

13. The conclusions of the Expert Opinion stem from an independent analysis of all of the materials and data received from the Company, as set forth below, and are based on the assumption that such materials and data do not include any misleading details and that no material information was omitted from them. The conclusions of the Expert Opinion are not exclusively based on a specific element of any of the foregoing.

14. The calculations that appear in this Expert Opinion are rounded, and there may therefore be an immaterial deviation when adding/multiplying the figures that appear in this Expert Opinion and comparing them to the results of the calculations that are presented in it.

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Previous contracts

15. Neither I nor the Firm had any previous contracts with the Company before this Expert Opinion.

Chapter A Summary of the findings arising from the Expert Opinion

16. Gamida Cell is a company that is listed on NASDAQ that develops and markets a drug treatment for blood cancer patients. The Company (together with the Subsidiary) have a negative cash flow of approximately $7 million per month, and their expected cash balances (cash and cash equivalent) as of April 1, 2024, considering a number of significant payments to be made in the coming days, would come to only approximately $22.9 million.[1]

17. At the same time, as of April 1, 2024, the Company's liabilities significantly exceed the total cash on hand, particularly considering the debt owed to Highbridge, the company's largest creditor, which amounts to approximately $80 million. Highbridge has a right to claim a default and accelerate the debts of the Company when the cash balances of the Company fall below $20 million, as projected to occur within a few weeks.

18. The Company is therefore operates in an environment that can be at least defined as an insolvency environment and is anticipated to be unable to meet its obligations and reach insolvency in the coming weeks, unless an arrangement is reached. Against this background, a debt arrangement is currently being formulated with the Company's creditors.

19. This Expert Opinion is provided against the background of the debt arrangement. According to the provisions of section 322 of the Law, the approval of the debt arrangement by the shareholders is required if the following two cumulative conditions are satisfied:

    19.1 First condition: The total assets of the Company exceed its total liabilities.

    19.2 Second condition: The debt arrangement offers each creditor consideration that is equal to the full amount of the debt it is owed.

    The objective of this Expert Opinion is to examine whether these conditions are satisfied.

20. **The conclusion of the Expert Opinion is that neither of the conditions is satisfied.**

[1] This assessment does not account for approximately $3.5 million in restricted deposits held by the company.

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21. The first condition is not met. This condition is examined by means of a valuation that I performed using the DCF method, which indicates that the value of the assets of the Company is approximately $45.6 million lower than its liabilities. As will be elaborated in this opinion, this valuation conclusion is based on the Company's engagement with a leading investment banker over a period exceeding two years, aimed at securing a strategic partner, who would be in charge of the Company's further development and marketing endeavors, either by way of an exclusive license to continue marketing and development of the Company's product, or by way of the purchase of the Company and/or its assets. As will be expounded upon in this opinion, no offers have been received capable of sufficiently covering the liabilities to the creditors.

22. The second condition is also not satisfied, and it has been examined using the same valuation method referenced above. The proposed debt arrangement includes a ca. $75 million equity swap out of the total debt to Highbridge in exchange for 100% of the Company share capital, equal to approximately $33.7 million, according to my evaluation, which is significantly lower than the amount of the debt owed to Highbridge.

Chapter B Methodology

Background

23. This Expert Opinion is provided against the background of a debt arrangement of the Company that is under formulation and in accordance with the provisions of section 22 of the Law. The wording of the section is as follows (emphasis added):

> **Submission of debt arrangement for the approval of interested parties**
>
> 322 (a) If a motion pursuant to section 321 is filed with the court, it will order that the debt arrangement be submitted for the approval of the creditors.
>
> (b) If the total assets of a debtor that is a corporation exceeds its total liabilities, and the debt arrangement offers each creditor consideration that is equal to the full amount of the debt that it is owed, the offer will also be submitted for the approval of the members of the corporation.
>
> (c) Notwithstanding the provisions of subsections (a) and (b), if the court finds that the submission of the debt arrangement for the approval of the creditors

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impairs a process pursuant to this chapter, it will not order its submission for the approval of the interested parties.

Section (b) above presents two conditions: First, whether the total assets of the company exceeds its total liabilities; second, whether each creditor receives consideration equal to the full amount of the debt that it is owed.

Methodology for examining the first condition in the Law: Valuation

24. If the **fair value** of the assets of the Company (balance sheet and off-balance sheet) exceeds the **par value** of its liabilities,[2] it can be assumed that the first condition above is satisfied since the asset cash flow (whether from the operation or sale of the assets) will exceed the amount of the debt and will enable the debt to be repaid. To calculate whether the value of the assets exceeds the liabilities, I conducted a valuation of the Company, as follows:

    24.1 I calculated the fair enterprise value of the Company using the DCF method. "Enterprise value" refers to value before the addition of cash and deduction of debt.

    24.2 To examine whether the value of the assets exceeds the liabilities, the enterprise value calculated earlier must be added to the financial assets of the Company (primarily cash and cash equivalents) and the par value of the debt must be deducted. If the difference is positive, the assets are worth more than the liabilities and *vice versa*.

25. **Discussion regarding the market value of the Company:** In addition to the DCF valuation, it must also be examined whether the market value of the Company on NASDAQ can be used to indicate whether the first condition under the Law is satisfied. I will note that, the market value of Gamida was only ca. $51.3 million.[3] In this regard, I will note that, on the efficient market hypothesis (a hypothesis that the market value is equal to the true value of the Company), a positive market value indicates, *prima facie*, that the **fair value** of the assets of the Company is higher than the **fair value** of its liabilities. However, for the purposes of this Expert Opinion, the market value is an irrelevant factor, from which it cannot be concluded whether the value of the assets exceeds the value of the liabilities, for the following reasons:

    25.1 First, market value can never be lower than zero, which ostensibly indicates that the value of the assets is always higher than the liabilities. During my years of experience, I have encountered insolvent companies whose assets have been worth less than their liabilities,

[2] For more detailed information on this matter, see the Fair Value Forum discussion from 2013: https://www.runi.ac.il/media/scppb1eh/accec.pdf, Sections 4 and 5.

[3] Data sourced from the Capital IQ system as of March 24, 2024 (the day preceding the date of this Expert Opinion).

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but whose market values have been positive. It is therefore impossible to universally state that a positive market value is an indicator of the value of the assets exceeding the liabilities.

25.2 Second, it is impossible to know with certainty whether the efficient market hypothesis holds true. There may be information asymmetries in the market, and there may be other reasons relating, for example, to the general state of the economy or the life sciences sector that influences market value and causes momentary distortions.

25.3 Third, even if the efficient market hypothesis holds true, it is irrelevant. This is because, as stated above, market value deducts the **fair** value of the liabilities from the value of the assets while, according to the Law, the **par** value must be deducted. Thus, for example, in the case of companies such as Gamida that operate in an environment that can be at least defined as an insolvency environment (as detailed in this opinion), the capital market might estimate that the debt will not be fully repaid and accordingly might attribute a lower **fair value** to it than its par value (in light of the "haircut" that creditors are expected to experience).

26. **Discussion regarding the value offered to the Company by a strategic purchaser:** A tender offer by a strategic purchaser may also indicate the value of the Company. Nevertheless, I have been informed that, for more than two years, the Company, has been engaged in an exhaustive search for a strategic partner aimed, who would be in charge of further development and marketing operations. The objective was to either exclusively license commercial rights to the Company's product, or acquire all of the Company's assets or shares. However, no proposals have been received that would cover the liabilities to the creditors. According to what I was told, approximately 28 leading entities were approached during this process, yet only one offer was received, requiring the "erasure" of most of the Company's liabilities to its creditors, which is impossible to learn from on the Company's value or assets. For details, see Appendix A.

Methodology for examining the second condition of the Law

27. The examination of the second condition of the Law is in accordance with the terms of the debt arrangement itself. If the creditors waive their debt for a consideration that is lower than its par value, the second condition is satisfied. For details of the debt arrangement, see to chapter F.

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Chapter C Description of the Company

28. The product and the need

28.1 Gamida is a listed company (NASDAQ) that was founded in 1998 and that develops original drugs (patented drugs). The Company's area of activity is cell therapy. Companies that operate in this field convert stem cells from human donors (or the patient himself) into therapeutic tools.

Our proprietary NAM technology
Source cells
Enhance
Expand

28.2 The technology developed by the Company (the technology is known as "NAM") makes it possible to take stem cells from a foreign donor (i.e., cells that are not from the patient himself), enhance their therapeutic capabilities and increase their number. After the enhancement process, the enhanced stem cells are injected into the patient and find their way to his bone marrow where they create white blood cells for him, which are a critical component of the immune system. This treatment is especially essential for blood cancer patients, whose treatment includes destroying the ability of the body's immune system to create white blood cells. The recovery of these patients depends on the rehabilitation of the immune system through the transplantation of stem cells. The advantage of the Company's technology is that it makes it possible to transplant the cells from a foreign donor who is not necessarily a relative, with a lower risk of rejection of the transplant in relation to other treatments that exist in the market.

28.3 After years of clinical trials, the Company received regulatory approval from the FDA on April 17, 2023 to market the Omisirge product to adult patients and children of 12 and

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above. The Company recorded revenue for the first time, which came to $1.78 million in 2023.

28.4 It should be noted that the market is relatively small. The Company estimates that, today, less than 10,000 people undergo stem cell transplants per year (in the framework of cancer treatment, although the technology of the Company might enable this market to be expanded to new audiences for whom the current solutions are unsuitable).[4]

It should also be noted that the Omisirge treatment is unique in that it is classified as an "orphan preparation" in both the US and Europe,[5] indicating its focus on treating a rare disease. Consequently, it is eligible for financial benefits[6] and market exclusivity for 7 years in the US and 10 years in Europe, except in extreme cases.[7]

28.5 The medical process for the transplantation is complex and expensive and gives rise to high costs. Thus, for example, it takes 30 days to prepare the stem cells for transplantation (this process is conducted at the Company's manufacturing plant in Kiryat Gat), after which the transplant itself must take place at a medical center. At the same time, the relatively small number of potential patients means that the Company must sell the treatment at a high price to recoup its investment in development and the high manufacturing costs. Today, the treatment is sold for approximately $300,000 (net selling price) per patient, and the price is expected to increase in the future.

28.6 The expensive sale price means that it is very difficult to sell the product without cover from the insurance companies. The Company worked successfully on this and, today, insurers pay the cost of the treatment.

28.7 The sale process itself is also complex and is conducted via transplant centers. This means that, at the first stage, the Company must enter into a commercial arrangement with transplant centers, and then the doctors operating at these centers must submit a prescription through the Company's patient support services hub, named Gamida Cell Assist, under which the Company also provides support to assist the doctor in selecting an appropriate cord blood unit as starting material to manufacture Omisirge, individually tailored to the patient. It should be emphasized that the product is not an off-the-shelf product but a product that is customized for the patient, and the treatment process is complex and requires skill

[4] https://www.youtube.com/watch?v=sRGTnea9_Jw&ab_channel=AllianceforRegenerativeMedicine
[5] The Company's 2022 statements, page 173.
[6] https://www.cancer.gov/publications/dictionaries/cancer-terms/def/orphan-drug
[7] The Company's 2022 statements, pages 37-38.

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on the part of those involved in delivering the treatment. Only after this, can the process of identifying appropriate patients and delivering the treatment begin.

29. **The status of the Company today**

29.1 Notwithstanding its success in developing the drug and obtaining approval to market it, the commercial launch is in its early stages, while the financing is limited (given the $7 million per month burn rate). These days, Gamida is forced to undergo a significant round of cuts, that will come into force in late March 2024, and will include closing its plants in Jerusalem and suspending the development of additional products.[8]

29.2 Today, the Company has offices in the United States and Israel and a manufacturing plant in Kiryat Gat with a high manufacturing capacity that can serve the manufacture of Omisirge for many years.

29.3 Today, the market value of the Company is at a low. The Company was listed on NASDAQ in October 2018 with a market value of approximately $165 million (pre-money).[9] It raised an additional approximately $50 million so that, immediately after the IPO, its value was approximately $215 million. Since then, the Company has raised many substantial amounts in funding rounds, the most prominent of which was the raising of convertible debt of $75 million pursuant to a convertible loan from Highbridge in February 2021,[10] following which it reached a record value of approximately $718 million.[11] The value has since decreased, and it is only approximately $51.3 million.[12]

29.4 It should be noted that, since its establishment, the Company has raised more than half a billion dollars, an amount that is typical in the field of developing original drugs.

29.5 **It should be noted further that, in recent years, the Company has been searching for a strategic partner (for example, a large pharmaceutical company) to take on the continued financing of the activity until a profit is reached. The fact that Gamida, a company that has a drug being sold, FDA approval and insurance cover, has not succeeded in finding such a partner might indicate that the product is not attractive to larger pharmaceutical companies due to its slow revenue growth and limited**

[8] See also Note 14 to the Company's 2022 statements.
[9] https://www.globes.co.il/news/article.aspx?did=1001258128
[10] 2022 Statement, p. 111.
[11] Source: Capital IQ Information Systems.
[12] Data sourced from the Capital IQ system as of March 24, 2024 (the day preceding the date of this Expert Opinion).

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market size. If the product had greater potential, large pharmaceutical companies would be expected to take on its marketing, but this has not happened.

30. **Structure of the companies in the group**

Gamida Cell Ltd. has one active subsidiary – Gamida Cell Inc., which is 100% owned by it. Gamida Ltd. is an Israeli company that is listed on NASDAQ, while Gamida Cell Inc. is a private company registered in Delaware, USA.

31. **Ownership structure of the Company**

As stated above, the Company is listed on NASDAQ. As of March 17, 2024, the holdings in the Company are diffuse (there is no shareholder that holds 10% of the Company),[13] and the largest shareholders of the Company are investment entities, including American funds and a number of Israeli investment entities (including Clal Biotechnology and Meitav). The international pharmaceutical company, Novartis, has a small and historic holding in the Company.

32. **Main Risks involved in the activity of the Company**[14]

32.1 **Insolvency risk** – The high negative cash flow of the Company together with the fact that the commercial success of the Company is slow in coming and given the current state of the markets, which makes it difficult to raise capital, and considering that the Company's cash balance will be depleted within the next few weeks. This indicates that the Company is operating within what can be at least defined as an insolvency environment, and insolvency appears inevitable unless an immediate solution is found. . It should be noted that the Company has received a going concern qualification from its auditors. This is the background to the debt arrangement that is under formulation with the creditors of the Company.

32.2 **Risk of commercial failure** – Notwithstanding the receipt of the FDA approval to market the product and notwithstanding that (a few) sales of the product were recorded in 2023, there is no certainty that the product will be commercially successful. If the product is priced too high and/or the Company's sales team is too small and/or competing products deliver a better solution, and/or it turns out that the product is not effective enough, sales will not increase, and the position of the Company will worsen.

---

[13] Source: Capital IQ Information Systems.
[14] For more details, see the Company's annual statements.

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32.3 **Risk of clinical failure** – The approval process for the drug included a final clinical trial (Phase III) with only 100 participants. Notwithstanding its success, the trial supplied limited clinical information. There is a definite possibility that, with commercial use of the product and monitoring of patients over time, negative phenomena will be discovered that will cause the product to be abandoned by the market.

32.4 **Regulatory risks** – Notwithstanding the approval of the product for marketing by the American regulator (FDA), the regulatory environment may change in the future, *inter alia* on the basis of the results of actual treatment in the commercial environment. These changes may negatively affect the ability of the Company to create sales.

32.5 **Geopolitical risk** – As an Israeli company, it is exposed to geopolitical risks, especially recently against the background of the Swords of Iron war. The Company has a plant in Kiryat Gat, and, if it is shut down, this may cause its activity to stop.

32.6 **Intellectual property risk** – The commercial success of the Company depends on protecting the patent for its intellectual property and safeguarding its trade secrets. If this protection is undermined, competing manufacturers may utilize this to increase competition against the Company.

Chapter D Analysis of the statements of the Company

General

33. As will be presented below, the Company suffers from an extremely large negative cash flow and, in parallel, an ever-dwindling amount of cash. In light of this, the statements for 2022 and 2023 include a going concern qualification by the auditor.

Analysis of profit and loss

34. An analysis of the profit and loss statements of the company as of December 31, 2023 and the equivalent periods (audited) follow below:

$ million	2020 Audited	2021 Audited	2022 Audited	2023 Audited (to be published on March 27)
Revenue	-	-	-	1.8

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Change compared to equivalent period				
Cost of sale	-	-	-	1.5
Percentage of revenue				81.5%
Gross profit	-	-	-	0.3
Percentage of revenue				18.5%
Sales, marketing, management and general expenses	22.1	37.0	32.3	48.7
Percentage of revenue				2,727.9%
R&D	38.9	50.2	42.7	24.3
Percentage of revenue				1,362.6%
Other expenses (revenue)	-	-	-	0.4
Operating profit (loss)	(60.9)	(87.2)	(74.99)	(73.0)
Percentage of revenue				(4,094.1%)
Net finance expenses (revenue)	0.6	2.6	4.4	(10.0)
Profit (loss) before tax and other expenses	(61.6)	(89.8)	(79.4)	(63.0)
Other expenses (revenue)	-	-	-	-
Profit (loss) before tax	(61.6)	(89.8)	(79.4)	(63.0)
Tax (tax benefits) on revenue	-	-	-	-
Net profit (loss)	(61.6)	(89.8)	(79.4)	(63.0)

35. Details regarding the main items in the statement are as follows:

35.1 The Company has recorded losses of approximately $73 million per year on average in the last few years. The reason for these losses is R&D and marketing expenses. The Company only began recording sales in 2023, and according to what I was told by the management of the Company, the rate of sales is lower than expected.

35.2 The Company does not pay tax in light of the losses that it is allowed to carry over (see the analysis of the balance sheet). In this context, it should be noted that, as of December 31, 2023, the Company had losses for carrying over of more than $400 million in total (most of them from the Company itself and a minority from the subsidiary, Gamida Inc.).

35.3 The losses stem from cash flow expenses, so that the Company does not "only" record accounting loss but also a cash flow deficit from operating activities amounting to

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approximately $7 million per month (it covers the deficit by way of capital and debt raisings):

$ million	2020	2021	2022	2023[15]
Negative cash flow from ordinary activity	(50.2)	(81.8)	(70.4)	(79.1)

35.4 Over the years, to finance its negative cash flow, the Company has raised capital by way of issuing shares, and it has also raised debt that is convertible into shares (see details in the balance-sheet items)

Analysis of balance sheet

36. An analysis of the balance sheet of the Company as of December 31, 2023, and a pro forma balance sheet as of April 1, 2024 (around the filing date of this Expert Opinion, taking into account the significant negative flows expected in the coming days). In the right hand column, I have classified the assets into different categories, which will be used later.

[15] To be published on March 27, 2024.

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	Balance-sheet	Last balance sheet (to be published on March 27)	Adjustment of debt to par value and update of cash levels as of the date of the Expert Opinion	Projected balance sheet around the filing date of this Expert Opinion
Classification of item	$ million	December 31, 2023	December 31, 2023	April 1, 2024
Financial asset	Cash and cash equivalents	46.6	(23.7)	22.9
Financial asset	Short-term restricted deposits	3.1	-	3.1
Operating asset	Inventory	1.9	-	1.9
Operating asset	Accounts receivable	1.6	-	1.6
Operating asset	Prepaid expenses and other current assets	1.4	-	1.4
	Total current assets	**54.5**	**(23.7)**	**30.9**
Financial asset	Long-term restricted deposits	0.4	-	0.4
Operating asset	Property and equipment, net	41.3	-	41.3
Operating asset	Operating lease assets	3.2	-	3.2
Operating asset	Other long-term assets	2.8	-	2.8
	Total non-current assets	**47.6**	**-**	**47.6**
	Total assets	**102.2**	**(23.7)**	**78.5**
Operating liability	Trade payables	1.9	-	1.9
Operating liability	Salaried employees	5.6	(3.2)	2.4
Operating liability	Lease liabilities	1.3	-	1.3
Operating liability	Interest on convertible debt	1.8	(0.8)	1.0
Operating liability	Convertible loan	6.5	(1.5)	5.0
Operating liability	Expenses payable and current liabilities	8.1	(2.2)	6.0
	Total current liabilities	**25.2**	**(7.7)**	**17.5**
Financial liability	Interest-bearing convertible note	73.0	2.0	75.0
Financial liability	Option liabilities	3.3	-	3.3[16]
Operating liability	Long-term lease liabilities	2.1	-	2.1
Operating liability	Other long-term liabilities	1.5	-	1.5
	Total non-current liabilities	**79.9**	**2.0**	**81.9**
	Total liabilities	**105.1**	**(5.7)**	**99.4**

[16] According to information provided by the Company, considering the current share price, the options are "out of the money". Nevertheless, this right holds genuine economic value.

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Equity	Equity	(2.9)	(17.9)	(20.9)
	Total liabilities + equity	**102.2**	**(23.7)**	**78.5**

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37. Details of the classification of the different items in the balance sheet:

37.1 **Operating asset/liability:** An item that is used for the business activity of the Company and that is part of the enterprise value (value net of debt and cash).

37.2 **Financial asset/liability:** An item that needs to be added (or deducted) from the enterprise value for calculating the Company's value.

38. Details about the main items in the statement are as follows:

38.1 **Equity:** The Company’s equity is negative as a result of losses from its activity. As of December 31, 2023, the negative equity of the company was approximately $3 million, and as of April 1, 2024, the negative equity of the Company is expected to drop even lower, to minus $21 million in light of the losses of the Company.

38.2 **Cash and cash equivalents:** The Company's anticipated cash and cash equivalents as of April 1, 2024, are only approximately $22.9 million.[17]

38.3 **Property and equipment:** Property and equipment is the main asset in the balance sheet of the Company. This refers to the reduced cost of the Company’s plant (manufacturing facility) in Kiryat Gat, where it manufactures its products. The reduced cost encompasses the plant itself, leasehold improvements, machinery, equipment, and office furniture. Given the low fair value of the Company's assets determined according to the valuation I conducted (refer to Section 49), I conclude that it is reasonable to assume that the fair value of the plant is lower than its book value.

38.4 **Convertible loan (2022 Note)**

- This is a loan convertible into shares of the Company that was raised in December 2022 from Highbridge (the amount raised was $25 million).
- The debt bears interest at 7.5% that is payable quarterly.
- The borrower is Gamida Inc. (the subsidiary of the Company), and Gamida is a guarantor of the debt.
- As of the Expert Opinion Date, the majority ($20 million) of the debt has been repaid, mostly by way of conversion into shares (payment of principal through

[17] This amount excludes restricted cash totaling $3.5 million, which is reflected in the balance sheet.

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shares of Gamida instead of cash), and some has been repaid through cash payments in accordance with a repayment schedule.

- According to Note 9 of the statements of the Company, as of December 31, 2023, the fair value of the debt balance was $6,505,000. This is after the Company adjusted the net debt to its fair value using a capitalization rate of 31%.[18] This interest rate represents the high risk of the debt of the Company. For additional details, see Appendix B. The outstanding debt balance as of April 1,2024 is anticipated to be approximately $5 million.
- The loan contains various stipulations that apply to the Company, one of which is a liquidity clause that allows Highbridge to make the debt immediately repayable if the (consolidated) cash balance of the Company falls below $20 million, as long as the outstanding debt balance exceeds $5 million.
- Another clause contains certain restrictions on raising additional debt.

38.5 **Long-term convertible note (2021 Note):**[19]

- This is a promissory note convertible into shares that was issued on February 16, 2021 and that is repayable in 2026. The outstanding amount on this note is $75 million.
- Highbridge is the only creditor under this note, as well.
- The borrower is Gamida Inc. (the subsidiary of the Company), and Gamida is a guarantor of the debt.
- The note bears interest at the rate of 5.875%, payable every half year.
- Additionally, the note can be converted into shares at a conversion price of $17.76 per share.[20] Given that the stock is being traded at $0.39[21] it is improbable that the conversion will occur (if the note is converted, the note holder will receive $75 million divided into $17.76 per share, which comes to 4.2 million shares; the market price of the shares today is approximately only $1.65 million instead of the $75

[18] Also according to Note 9 of the 2003 statements, the capitalization rate that was used for the same calculation as of December 31, 2022 was similar and was 32.8%.
[19] Additional details in Note 5 of the 2023 statements of the Company.
[20] See Note 5 to the 2023 statements.
[21] Data sourced from the Capital IQ system as of March 24, 2024 (the day preceding the date of this Expert Opinion).

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million of the note). Nevertheless, the note contains various covenants that apply to the Company, one of them is a liquidity covenant that enables Highbridge to accelerate the debt if the cash balance of the Company falls below $20 million, and provided that the outstanding debt balance exceeds $15 million (and as mentioned, the current outstanding balance is $75 million, thus the covenant is in effect). In this situation of debt acceleration, Highbridge is likely to receive significantly higher consideration than if the note is converted.

- I will note that an additional covenant that applies to the Company in relation to the note revolves around particular prohibitions against raising additional debt.

- **The management of the Company does not expect a significant raising of sources in the near future since its raising efforts have not borne fruit. As of April 1, 2024, the company will have a cash balance of only $22.9 million, while its cash burn rate is approximately $7 million per month. Accordingly, the Company is likely to find itself in breach of the above-mentioned liquidity covenant and, assuming Highbridge claim a default and accelerate the debts, to enter into insolvency in the next few weeks.**

38.6 **Expenses payable and current liabilities (approximately $8.1 million):** as of December 31,2023, approximately half the amount is due to a settlement agreement with Lonza for termination of the service agreement with it in the past.

39. **Additional details about changes in the statements between December 31, 2023 and April 1, 2024 are as follows:**

39.1 **Changes in cash balances and equity:** As stated above, the cash balances and equity of the Company have declined in light of its losses.

39.2 **Changes in the short-term convertible debt (2022 Note):** The Company repaid part of the debt during the first quarter. Additionally, in order to make the calculations in accordance with the Law (see the methodology chapter), I have presented the debt at its par value rather than its fair value.

39.3 **Changes in the long-term convertible debt (2021 Note):** The par value of the long-term convertible debt is $75 million.[22] In the statements, the debt appears with a value of only approximately $73 million since the Company recorded the expenses of raising the debt (an

[22] Additional details in Note 5 of the 2023 statements of the Company.

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amount of approximately $4.2 million) as an asset that offsets some of the debt, and, the asset is reduced each year, so that the offset is small. In order to make the calculations in accordance with the Law (see the methodology chapter), I have presented the debt at its par value rather than its fair value.

39.4 Partial repayment (approximately $2 million) of outstanding expenses, a $0.8 million payment of accrued interest, and a decrease of approximately $3.2 million in liabilities to employees due to payments made by the cutoff date of April 1, 2024.

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40. **Summary balance sheet**

A summary balance sheet as of the date of the valuation for usage in the following chapters is as follows:

	Notation	Last balance sheet[23]	Adjustment of debt to par value and update of cash levels as of the date of the Expert Opinion	Pro forma balance sheet around the filing date of this Expert Opinion
$ million		December 31, 2023	December 31, 2023	April 1,2024
Financial assets [mainly cash and cash equivalents]	a1	50.0	(23.7)	26.3
Financial liabilities	a2	84.6	(0.3)	84.3
Total financial assets (debts), net	**A=a1-a2**	**(34.6)**	**(23.3)**	**(57.9)**
Operating assets	b1	52	-	52
Operating liabilities	b2	21	(5)	15
Total operating assets, net	**B=b1-b2**	**31.7**	**5.4**	**37.1**
Equity	**C**	**(2.9)**	**(17.9)**	**(20.9)**

The table above indicates that the Company has financial liabilities at a par value of $57.9 million as of the Expert Opinion Date. Additionally, it can be seen that the financial assets (comprising cash and cash equivalents of $22.9 million and restricted cash of $ 3.5 million) stand at approximately $26.3 million.

Details of off-balance sheet liabilities

41. **Contingent liabilities owed to the Israel Innovation Authority:** According to what I was informed by the management of the Company, the theoretical debt to the Israel Innovation Authority in respect of grants received in the past amounts to approximately $44 million. The debt will be repaid by way of royalties at a rate of between 3% and 5% of the Company's income (provided that it maintains sufficient sales) as a result from the information developed with the assistance of grants from the Innovation Authority.

[23] To be published on March 27, 2024.

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42. **Rental agreements:** According to Note 4 of the 2023 statements of the Company, the Company has rental liabilities of approximately $3.4 million in 2024-2027.

Liens and guarantees

43. According to the report of the Registrar of Companies:

43.1 There is a first fixed lien in favor of Highbridge over the intellectual property of the Company (patents, know-how, trademarks, licenses and so forth) and over the shares of the subsidiary, Gamida Inc. and any other asset of the Company.

43.2 There is a lien in favor of Bank Leumi over bank accounts with secured amounts of approximately NIS 10 million.

Summary of the financial ratios and data that demonstrate that the total liabilities of the Company exceed its total assets

44. The financial data and ratios that arise from the statements of the Company demonstrate that the total liabilities of the Company exceed its total assets. A number of examples are as follows:

44.1 The equity of the Company is negative.

44.2 The Company has a going concern qualification.

44.3 The ratio between the cash burn rate (approximately $7 million per month) and the balance of cash and cash equivalents (approximately $22.9 million) is very low. Consequently, the Company will not be able to continue financing its activity in a few months.

44.4 The Company has a liquidity covenant under the 2021 Note and the 2022 Loan, according to which, when the balance of cash and cash equivalents reaches $20 million, the debt can be accelerated immediately, which given the rate of cash burn may happen in a few weeks.

44.5 The valuation presented in the following chapter further supports the aforementioned conclusion.

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Chapter E Valuation of the Company

Assumptions for the valuation

45. As stated in the methodology chapter, the examination in this Expert Opinion includes a valuation of the Company using the DCF method.

46. The valuation that I prepared is as of March 25, 2024[24] and is based on the most current forecasts prepared by the management of the Company. According to what I was informed by the management of the Company, these forecasts were used by the Company for capital raising purposes.[25]

47. **Assumptions for the forecast:** The forecasts are based on the following assumptions:

 47.1 The Company will continue marketing and manufacturing its product itself at the plants of the Company in Kiryat Gat. According to what I was informed, the Company has also been examining in parallel the alternative of bringing in a strategic investor or strategic partner from the pharmaceutical industry and also hired the services of an investment banker for this purpose who has been working for more than two years to either exclusively license commercial rights to the Company's product, or sell the Company its assets. However, according to what I was informed, these attempts have not matured into a transaction due to the lack of interest on the part of investors.[26]

 47.2 I have assumed that the Company will succeed in raising the finance required for the negative cash flow in the next few years. This assumption is by no means certain given the foregoing.

48. **Particular assumptions for the forecast:**

 48.1 **Length of the period of the forecast:**

 The forecast that I received from the management of the Company is for 15 years. During these years, the Company will have patent protection and the sale prices of the product are expected to be high. For the purpose of the valuation, I prepared a forecast for two additional

---

[24] The cash balance and cash equivalents were considered based on the forecast for April 1, 2024.

[25] I will note that the forecast of the Company begins on January 1, 2024, and includes a forecast for all of the calendar years from 2024 to 2038, while the forecast for my valuation begins on March 1, 2024. For the sake of simplicity, "Year 1" in my forecast relates to the 2024 of the Company and *vice versa*, "Year 2" relates to 2025 and *vice versa* and so forth.

[26] See also Appendix A.

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years (the 16th and 17th years). The final year will serve as a year that represents the continued operation of the Company to infinity, as standard for DCF valuations.

In the two years that I added to the forecast, I assumed a decrease in the prices of the product to reflect the entry of competition into the market after the patent protection for the product expires. I decreased the price per unit so that it will cause the operating profit of the Company to be approximately 16%, which is the profit margin of companies that sell drugs without patent protection.[27]

48.2 **Number of units of the product that will be sold:** The number of units increases gradually from 32 units in the first year until it reaches 840 units in the 15th year, after which it remains fixed. I will note that the plants of the Company are constructed for this capacity so that, in the next few years, it will have excess manufacturing capacity. I will note that, in the 12 months that preceded the preparation of this Expert Opinion, the Company sold approximately 10 units of the product.

48.3 **Revenue per unit:** In accordance with the forecast of the Company, the price increases gradually by 5% per year from $ 300,000 (net sale price) per unit in the first year to approximately $600,000 per unit in the 15th year. From the 16th year, I assumed that prices will decrease again to approximately $350,000 per unit in accordance with what I noted about the entry of competitors into the market when the patent protection expires. From the 16th year and onwards, the annual growth in prices will be 2% per year.

48.4 **Revenue:** In accordance with the assumptions of the Company above, revenue increases gradually from approximately $9.5 million in the first year to $493 million at the peak in the 15th year. I will note that this is an optimistic forecast. After this, revenue falls to approximately $300 million with the entry of competition.

48.5 **Cost of sale:**

48.5.1 Gamida's product is complex and difficult to manufacture, and its costs of sale are high in relation to ordinary drugs. The Company estimates that the cost of sale per unit will decrease from approximately $180,000 in the first year to approximately $150,000 in the future.

[27] See Appendix C.

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48.5.2 Additionally, the cost of sale includes payments to the Israel Innovation Authority of 3% - 5% of gross sales (see above) until repayment of the total grant in 2029 (approximately $44 million in total).

48.5.3 Accordingly, the total cost of sale is expected to decrease from approximately 64% in the first year of the forecast to approximately 25% in the final year.

48.5.4 In the 16th year and onwards, I assumed that the cost of sale will remain fixed in dollar terms notwithstanding the decrease in the volume of sales, which, as stated above, is in accordance with the assumption of an increase in competition.

48.6 **Operating expenses disregarding depreciation and amortization**

48.6.1 The main operating expenses are sales, marketing, management and general expenses. The Company assumed low R&D expenses (approximately 1% of turnover), which is consistent with the assumption that all of the efforts will be directed to improving the Company's existing product without attempting to develop additional products (the cost of developing a product in the Company's area of activity is likely to reach hundreds of millions of dollars and more).

48.6.2 An additional element of the operating expenses are the expenses of the plant in Kiryat Gat. These expenses are high in relation to the scale of the activity and stem from the excess capacity of the plant. In 2024, this cost is approximately $11 million, although the cost drops sharply thereafter.

48.6.3 The operating costs amount to a total of approximately $60 million in the first year and gradually increase to approximately $120 million by the 15th year (the year in which the patent protection expires). In the following years, I assumed that the operating expenses will remain fixed in dollar terms similar to the assumption above about the cost of sale.

48.6.4 As stated above, the operating expenses disregard depreciation and amortization.

48.7 **EBITDA profit received:**[28] As a result of the assumptions above, the Company expects to record an EBITDA loss of approximately $64 million in the first year, a loss of $46 million in the second year and a loss of $8 million in the third year. Thereafter, the Company is expected to switch to a positive EBITDA profit that will increase until it reaches

[28] EBITDA means Earnings Before Interest Tax Depreciation and Amortization.

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approximately $235 million in the 15th year. Thereafter, I assumed a decrease in revenue, which leads to a decrease in EBITDA to approximately $50 million per year.

48.8 **Depreciation and amortization expenses (for the calculation of profit before tax):** Depreciation and amortization expenses of approximately $4-5 million per year until the property and equipment finishes being amortized were assumed. Thereafter, depreciation in the amount of equity investments was assumed. The Company assumed equity investments of $0.5 million per year. I will note that this is an optimistic assumption.

Note: Like depreciation and amortization, equity-based compensation (employee options) is not a cash-flow expense. Nevertheless, in contrast to depreciation and amortization, which must be factored out of the expenses for the purpose of calculating value, it is incorrect to factor out share-based compensation from the expenses. This is because the purpose of the valuation is to estimate the value of the assets of the Company in connection with the Law on the understanding that the shares are an asset that might go to the creditors. While share-based compensation may not be part of the cash flow and therefore does not, on the face of it, reduce the value of the assets of the Company, it entails the issuance of new shares to employees, which will dilute the holding of the investors and reduce the value of their shares that will be transferred to the creditors. In light of this, I treated the share-based compensation as an expense for all intents and purposes that reduces value.

48.9 **Tax expenses:** According to the statements as of December 31, 2023, the Company has losses that can be carried over of approximately $405 million (including within the subsidiary). I assumed that an additional loss of approximately $20 million was recorded in the first quarter of 2024. I assumed that the Company will utilize these losses and will only begin paying tax in the 10th year of the forecast.

48.10 **Capital investments:** According to the assumptions of the Company, its capital investments will amount to approximately half a million dollars per year (apart from the second and third years in which $5 million will be invested per year). As stated above, this is an optimistic assumption in light of the fact that the Company is a manufacturing company.

48.11 **Negative cash flow from investment in working capital:** According to the assumptions of the Company, the investment in working capital will amount to approximately $10 million in the first years, which are characterized by sharp growth, and, thereafter, the investment will gradually decrease to approximately $5 million per year. In the 16th year, in which a decrease in prices is expected, the investment in working capital is expected to

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be greatly utilized and, from the representative year, the investment will be approximately $2 million.

48.12 **Capitalization rate:** In light of the high risk nature of the Company's area of activity and the materialization of the forecast of the Company and in light of the optimistic assumptions, the capitalization rate should be high. Accordingly, I used a capitalization rate of 31%. This rate is identical to the capitalization rate used by the external valuer of the Company to revalue Highbridge's short-term convertible loan (a loan of $25 million, as stated in the chapter analyzing the statements).[29] This is a conservative assumption since the share risk of the Company is higher than the debt risk.

I will note in this context that, as conveyed to me by the Company, it only revalues the convertible loan to Highbridge in its statements but not the convertible note (the convertible note appears at par value rather than fair value).

Results of the valuation

49. The enterprise value before deducting net financial liabilities is $12.3 million.[30] Deducting the $57.9 million[31] of net financial liabilities from this enterprise value **brings the company value to negative of minus $45.6 million.**[32] Hence, the value of the assets of the Company is $45.6 million lower than its liabilities. **This means that the fair value of the assets of the Company is insufficient to repay its liabilities (liabilities exceed assets), even based on the assumption (which is uncertain), that the Company will be able to raise cash to finance its operations.**

Sensitivity analysis of the value of the Company

50. The model is very sensitive to various parameters. Two parameters to which the model is especially sensitive are the capitalization rate and the annual increase in the price per unit. Nevertheless, in light of the substantial debt that the Company has, far-reaching assumptions must be made to obtain a positive value:

[29] See also Note 9 of the 2023 statements of the Company.
[30] For additional details see the cash flow forecast in Appendix D.
[31] See section 40 above.
[32] It is customary to state that, if a company receives a negative value, then the value is zero.

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		Capitalization Rate								
		23%	25%	27%	29%	31%	33%	35%	37%	39%
Annual increase in price per unit	3%	4	(17.8)	(36.2)	(51.4)	(64.2)	(74.9)	(83.9)	(91.4)	(97.9)
	4%	21	(3.8)	(24.2)	(41.1)	(55.3)	(67.1)	(77.1)	(85.5)	(92.7)
	5%	39	11.4	(11.2)	(29.9)	(45.6)	(58.7)	(69.8)	(79.1)	(87.0)
	6%	59	28.1	3.0	(17.8)	(35.1)	(49.7)	(61.9)	(72.2)	(81.0)
	7%	80	46.2	18.4	(4.6)	(23.8)	(39.8)	(53.4)	(64.8)	(74.5)

The forecast of the Company is very optimistic. Yet, it still yields a negative value for the Company. The sensitivity analysis indicates that a positive Company value can be obtained only if the capitalization rate is assumed to be lower than its appropriate level (the capitalization rate is a measure of risk) or assuming unreasonable rates of annual product price growth.

51. I will note that another assumption to which the model is sensitive is the number of units sold. The Company only achieves a cash flow balance if it sells approximately 400 units of the product per year, and to recoup its past investments, it must sell much more.

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Chapter F Analysis of the debt arrangement under formulation

52. **Background**

In the previous chapter, I examined whether the total assets of the Company exceeds its total liabilities as per the first condition under the Law (see the methodology chapter). In this chapter, I will examine the second condition under the Law, namely whether each creditor will receive consideration equal to the total amount of the debt it is owed. For this purpose, I will analyze the main terms of the debt arrangement under formulation.

53. **Description of the main sections of the draft debt arrangement under formulation**

53.1 **Conversion of the 2021 Note into shares:** Highbridge will convert the entire 2021 Note (with a par value of $75 million) into shares, so that, after the conversion, it will hold 100% of the shares of the Company, and the Company will be delisted. The value of the shares is approximately only $33.7 million, in accordance with the following calculation:

$ million	Amount	Source
Enterprise value	12.3	My valuation under Section 49 above
Less: Balance of 2022 Note	(5.0)	See balance sheet of the Company – section 36 above
Plus: Gross financial assets	26.3	See summary balance sheet in section 46 above
Total	33.7	

It emerges from the table that, in consideration of waiving a promissory note of $75 million, Highbridge will receive assets equal, according to my evaluation, to only $33.7 million, so it means a $41.3 million debt "haircut". This "haircut" is on top of Highbridge's undertaking to infuse additional cash into the Company as part of the evolving debt arrangement (see below).

53.2 **Additional injection of capital:** subject to the approval of the debt arrangement, Highbridge will not only wave the debt, but also inject $30 million into the Company as a new loan. In addition, Highbridge might inject up to another $15 million in the future, subject to the terms of the agreements between the Company and Highbridge.

53.3 I will note that according to the information provided to me, the past debts (as defined in the debt arrangement) owed to the other creditors will not be written off, and they will not be affected by the debt arrangement.

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54. Hence, it emerges that not only is Highbridge waiving all of the debt due to it under the 2021 Note for consideration tens of million of dollars lower than its par value, but it is also required to inject additional capital.

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Chapter G Conclusions of the Expert Opinion

55. Further to that stated in the methodological chapter, it is necessary to submit the arrangement of the Company for the approval of the shareholders if the following two conditions are satisfied cumulatively:

    55.1 First condition: The total assets of the Company exceed its total liabilities.

    55.2 Second condition: The debt arrangement offers each creditor consideration that is equal to the full amount of the debt it is owed.

56. In light of the fact that the net financial liabilities of the Company are greater than its enterprise value (see the valuation chapter), the first condition is not satisfied.

57. As for the second condition, it is also not satisfied. This is because the debt arrangement under formulation requires the main creditor, Highbridge, to convert its promissory note with a par value of $75 million into shares of the Company, which are worth only $33.7 million, according to my valuation.[33] That is, even if Highbridge receives 100% of the shares of the Company, this is insufficient to cover the debt.

58. **Conclusions of the Expert Opinion: Neither of the conditions enumerated in the Law for submitting the Company’s emerging debt arrangement for the approval of the shareholders is satisfied: (a) the Company's liabilities exceed its assets and (b) the Company's creditors do not receive full payment as part of the emerging debt settlement.**

[33] See Section 53 above.

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Appendices

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Appendix A The attempts to sell the Company or find a partner

59. As conveyed to me, for more than two years, the Company has been conducting an exhaustive process of searching for an investor/strategic partner with the support of one of the world's leading investment bank that approached 28 leading entities in an attempt to find a partner, who would assume further development and marketing operations, either by exclusively licensing further marketing and development of the Company's product, or acquiring the Company or all or substantially all of its assets. Nevertheless, during this process, only one offer has been received that is probably irrelevant, and it is impossible to learn anything from it about the value of the Company.

60. The offer that has been received is from a third party public company that operates in the area similar to that of Gamida, currently in the clinical stages of product development. Below are some data about said third party from the Capital IQ information system as of March 19, 2024, indicating that the offer is unattractive (due to confidentiality reasons, details revealing the identity of the third party will not be disclosed):

    60.1 Minor annual revenues (a few million dollars) with little or no growth.

    60.2 Annual losses amounting to tens of millions of dollars.

    60.3 High debt balances exceeding $100 million.

    60.4 Low cash balances of approximately $70 million.

    60.5 Market value significantly lower than the capital raised by the Company since its inception.

    60.6 **Based on the above, it appears that a merger between the Company and the potential buyer would result in an entity with annual losses exceeding $150 million and probably, a slim chance of survival.**

61. Furthermore, the terms of the offer itself are not fully finalized, making it impossible to deduce the value of the Company's operations from the offer.

62. The offer does not include any cash element, and it is entirely uncertain that the purchaser will have the financing to cover Gamida's losses in the next few years. Additionally, as conveyed to me, the transaction requires many approvals (including the approval of the secured creditors of the potential buyer), while there is no certainty that such approval will be provided, which in any case, will take a long time to obtain, during which the Company is likely to go into insolvency.

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63. **It is important to emphasize that the very fact that Gamida, a company that has a drug being sold, FDA approval and insurance cover, has not succeeded in finding an investor among the larger pharmaceutical companies to assist with the drug marketing, might indicate that the product is unattractive to larger pharmaceutical companies due to its slow revenue growth and limited market size. It might have been anticipated that if the product held greater potential, major pharmaceutical companies would have taken over its marketing. However, this scenario did not materialize.**

Hachsharat Hayeshuv Tower, 9 Jabotinsky Street, Bnei Brak 5126418 | Tel: 03-5617801 | office@pfa.co.il | www.pfa.co.il
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Appendix B Capitalization rate

64. To capitalize the cash flow in the forecast presented above, we used a capitalization rate of 31%, which the Company uses to establish the fair value of the secured convertible debt that has been advanced to it (the **"Convertible Debt"**) (see also Note 9 of the 2023 statements of the Company). The capitalization rate was established by an external valuer in valuing the Convertible Debt.

65. The Convertible Debt is convertible debt that is subject to first-ranking security for which a first lien exists over all of the assets of the Company. The amount of the debt originally issued was $25 million, and it is expected to be repaid within 24 months of the date of its issue (December 2022). The final repayment date is December 2024.

66. The interest on the debt is 7.5% and is paid quarterly, and the borrower has the option of paying it in cash or by way of issuing shares to the lender at a discount of 5% in relation to the weighted average price over the 10 days prior to the payment date.

67. Under the terms of the loan, the lender has the option of converting the unpaid principal balance into shares of the Company at a conversion ratio of $1.91 per share, while additional terms are defined under the loan under which the borrower has the option of forcing the conversion of the debt into shares.

68. **According to financial theory, the cash flow capitalization rate of a company is higher than its loan capitalization rate, *inter alia*, because of the priority given to the creditors on the bankruptcy of the company and the interest that they receive. Hence, my use of the debt capitalization rate when capitalizing the cash flow of the Company is conservative and gives rise to a maximalist calculation of value. Use of a higher capitalization rate would reduce the value that I calculated for the Company.**

Hachsharat Hayeshuv Tower, 9 Jabotinsky Street, Bnei Brak 5126418 | Tel: 03-5617801 | office@pfa.co.il | www.pfa.co.il
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Chapter C Profit margins of companies that sell generic drugs

69. This appendix calculates the operating profit of companies that sell drugs in a competitive market without patent protection ("generic drugs"). A generic drug is a drug whose patent has expired and that any drug manufacturer may manufacture. Companies that sell generic drugs operate in a competitive market as compared to companies that sell patented drugs, and their profit margins are therefore relatively lower. A sample follows below (source of the data: the paid database of Capital IQ).

70. A list of the companies used in the sample is as follows:

Teva Pharmaceutical Industries Limited	NYSE:TEVA
Hikma Pharmaceuticals PLC	LSE:HIK
Sawai Group Holdings Co., Ltd.	TSE:4887
TOWA Corporation	TSE:6315
Amneal Pharmaceuticals, Inc.	NasdaqGS:AMRX
Glenmark Pharmaceuticals Limited	NSEI:GLENMARK
Krka, d. d.	LJSE:KRKG
Zydus Lifesciences Limited	NSEI:ZYDUSLIFE
Lupin Limited	BSE:500257
Dr. Reddy's Laboratories Limited	BSE:500124
Cipla Limited	NSEI:CIPLA
Aurobindo Pharma Limited	NSEI:AUROPHARMA
Biocon Limited	NSEI:BIOCON
Viatris Inc.	NasdaqGS:VTRS
Sandoz Group AG	SWX:SDZ
Sun Pharmaceutical Industries Limited	NSEI:SUNPHARMA

71. The results of the sample are as follows:

	2018	2019	2020	2021	2022	2023
Median	14%	14%	15%	16%	16%	14%
Average	15%	14%	14%	16%	16%	16%

The average operating profit of the companies is 16%.

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Appendix D Cash flow forecast

72. A cash flow forecast stemming from the assumptions in the valuation chapter is below:

$ million	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12	Year 13	Year 14	Year 15	Year 16	TY
Units of the product to be sold	32	138	329	535	670	723	744	760	776	788	804	816	828	832	840	840	857
Net revenue per unit	0.30	0.31	0.33	0.34	0.36	0.38	0.40	0.42	0.44	0.46	0.48	0.51	0.53	0.56	0.59	0.36	0.36
Revenue	**9.5**	**43**	**108**	**184**	**242**	**274**	**296**	**317**	**340**	**363**	**388**	**414**	**441**	**465**	**493**	**315**	**321**
Percentage change in relation to equivalent period	432%	353%	150%	71%	31%	13%	8%	7%	7%	7%	7%	7%	7%	6%	6%	(36%)	2%
Cost of sale (excluding depreciation and amortization)	(6.1)	(25)	(51)	(82)	(106)	(113)	(105)	(108)	(113)	(116)	(118)	(121)	(123)	(124)	(126)	(129)	(131)
Percentage of revenue	64%	58%	47%	45%	44%	41%	36%	34%	33%	32%	30%	29%	28.0%	27%	26%	41%	41%
Gross profit (excluding depreciation and amortization)	**3.4**	**18**	**57**	**102**	**136**	**160**	**190**	**209**	**227**	**246**	**271**	**293**	**318**	**342**	**367**	**186**	**190**
Percentage of revenue	36%	42%	53%	55%	56%	59%	64%	66%	67%	68%	70%	71%	72%	73%	74%	59%	59%
Total operating expenses (excluding depreciation and amortization)	**(67.9)**	**(64)**	**(65)**	**(67)**	**(71)**	**(74)**	**(78)**	**(84)**	**(88)**	**(94)**	**(103)**	**(109)**	**(116)**	**(125)**	**(132)**	**(135)**	**(138)**
Percentage of revenue	715%	149%	60%	37%	29%	27%	26%	26%	26%	26%	27%	26%	26.3%	27%	27%	43%	43%
EBITDA profit	**(64.5)**	**(46)**	**(8)**	**34**	**65**	**86**	**112**	**125**	**139**	**152**	**167**	**184**	**202**	**217**	**235**	**51**	**52**
Percentage of revenue	(680%)	(108%)	(7%)	19%	27%	31%	38%	39%	41%	42%	43%	44%	46%	47%	48%	16%	16%
Depreciation and amortization	**(4.2)**	**(4.1)**	**(4.2)**	**(5.8)**	**(5.8)**	**(5.8)**	**(5.8)**	**(5.7)**	**(5.7)**	**(4.2)**	**(2.0)**	**(2.1)**	**(2.1)**	**(0.5)**	**(0.6)**	**(0.6)**	**(0.6)**
Operating profit	**(68.7)**	**(50)**	**(12)**	**28**	**59**	**80**	**107**	**119**	**133**	**148**	**165**	**182**	**200**	**216**	**234**	**50**	**51**
Percentage of revenue	(724.3%)	(117.2%)	(11.3%)	15%	24%	29%	36%	38%	39%	41%	43%	44%	45.3%	47%	47%	16%	16%
Tax revenue (expenses)	-	-	-	-	-	-	-	-	-	(15)	(20)	(22)	(24)	(26)	(28)	(14)	(14)
Tax rate	-	-	-	-	-	-	-	-	-	10%	12%	12%	12%	12%	12%	27%	27%
Capital investments	(1.0)	(4.5)	(5.9)	(0.4)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(0.6)	(0.6)
Percentage of revenue	11%	10%	5%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Positive (negative) cash flow from change in working capital	(9)	(12)	(10)	(14)	(12)	(8)	(5)	(5)	(5)	(5)	(6)	(6)	(6)	(5)	(8)	52	(2)
Cash flow	**(74.9)**	**(63)**	**(24)**	**19**	**52**	**78**	**107**	**120**	**133**	**132**	**141**	**156**	**171**	**185**	**198**	**88**	**36**
Divided by capitalization	1.15	1.50	1.97	2.57	3.37	4.42	5.79	7.58	9.93	13.01	17.05	22.33	29.26	38.33	50.21	65.77	19.07
Capitalized cash flow	**(65)**	**(42)**	**(12)**	**8**	**15**	**18**	**19**	**16**	**13**	**10**	**8**	**7**	**6**	**5**	**4**	**1**	**2**

Hachsharat Hayeshuv Tower, 9 Jabotinsky Street, Bnei Brak 5126418 | Tel: 03-5617801 | office@pfa.co.il | www.pfa.co.il
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Appendix 6

Copy of documents regarding the Cash of the Petitioner (and the American Subsidiary)

Page 715

714

Leumi Business
Perform transactions
Overview
Signature management
NIS accounts
Foreign currency accounts
Reports and approvals
Overview
Checking Account balances as of 17.03.2024 | Last login 17.03.2024, 14:18
Good evening, IRINA SCHNEIDER
גאמידה סל בע"מ 864-763900/88
גאמידה סל בע"מ
864-763900/88
₪ 2,572,498.33
Balances by currency
Balances revaluated as of 17.03.2024 – exchange rates from 15.03.2024
NIS
₪ 2,572,498.33
(095) USD
$ 921,279.62
₪ 3,365,434.45
(095) EUR
€ 1,231.30
₪ 4,893.92
(095) GBP
£ 251.29
₪ 1,169.15
(095) SGD
$ 52.53
₪ 143.38

715

The Power of OPPENHEIMER Thinking
Wealth Management | Capital Markets | Investment Banking

Oppenheimer & Co. Inc.
85 Broad Street
New York, NY 10004
(212) 668-8000

CLIENT STATEMENT

Financial Professional
HABER/GREENSPAN
G7B
(800) 620-6726

Office Serving Your Account
CHRYSLER EAST,
666 THIRD AVE 13TH FL,
NEW YORK, NY 10017

For the Period: 02/01/24 - 02/29/24
Last Statement: 01/31/24

Account Number: G24-1927206

Special Message

Since you are receiving this monthly statement in paper format, we want you to also know that we provide electronic notifications for all documents not limited to only statements and confirms. You will be able to retrieve your documents at any time, and take comfort in knowing that your personal information is not being mailed. We encourage you to 'Go Green' as we all do our part to protect our environment. Please speak to your Advisor about our Client Access program. Thank you!

Oppenheimer is acting in a Brokerage capacity for this account.

GAMIDA CELL LTD
PLEDGED A/C FBO WILMINGTON SAVINGS
5TH NAHUM NAFZADI
JERUSALEM 95484
ISRAEL

Portfolio Summary

	This Period 02/29/24	Previous Period 01/31/24	Estimated Annual Income
Mutual Funds	$26,709,075.51	$29,565,693.88	$0.00
Total Asset Value	**$26,709,075.51**	**$29,565,693.88**	**$0.00**

Total Asset Value does not include Direct Investments, Accrued Interest or unpriced securities.

Income Summary

Reportable	This Period	Year to Date
Dividends	$143,381.63	$286,483.88
Total Reportable	**$143,381.63**	**$286,483.88**

www.oppenheimer.com Transacts Business on All Principal Exchanges and Member SIPC. **Page** 1 **of** 4
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MULTI-TRADED SECURITIES: Orders for options or other securities traded in more than one market will be executed in a market chosen by us unless you give us specific instructions to execute the order in a specific market.

PORTFOLIO HOLDINGS: The amounts printed in the Market Value column of this section are month-end prices provided by outside quotation services for securities currently held by us in your account. Prices of municipal bonds, certain over-the- counter securities and federal obligations are approximations and are only for guidance purposes. For an actual quote, please contact your Financial Professional. The prices used are based on the last reported transaction known to the quotation services and do not include estimated selling commissions. Oppenheimer cannot guarantee the accuracy or availability of the prices obtained from the quotation services or of the yields or values which are calculated on the basis of these prices.

SWEEP INVESTMENT: The Quantity listed represents balances as of the close of business on the statement period ending date in the Advantage Bank Deposit Program. Average yield is a net annualized yield for the dividend period shown. The yield indicated fluctuates with short-term interest rates and should not be construed as representative of future results.

TOTAL ASSET VALUE: This figure represents the approximate total value of your account, in US Dollars or in the currency in which it is held, on the statement date, including all bank deposit program balances, based on the combination of the settled money balances, if any, and the value of all settled security and option positions. See "Portfolio Holdings", for a description of the means used to price securities.

SECURITIES PROTECTION: We are a member of Securities Investor Protection Corporation (SIPC). SIPC protects against the loss of cash and securities held by a customer at a financially-troubled member firm up to a maximum of US$500,000, subject to a limitation of US$250,000 for cash. Losses due to market fluctuation are not protected by SIPC. We also maintain an "excess of SIPC" policy from Lloyd's of London which provides additional customer protection up to US$99.5 million, subject to a limitation of US$900,000 for cash. The "excess of SIPC" policy has an aggregate liability limit of US$300.0 million. Detailed information about SIPC coverage may be found at www.sipc.org or by calling 202-371-8300.

MULTI-CURRENCY: Investments and transactions in securities denominated in a foreign currency carry certain risks, including, without limitation, currency risk. The value of these securities may be affected by fluctuations in currency rates in their respective foreign countries as compared to the U.S. dollar. A change in exchange rates may adversely affect the price or value of, or the return or interest on, such securities.

ERRORS AND OMISSIONS: Please notify us promptly if you believe that there is any inaccuracy or discrepancy in any transaction or balance reflected on this statement. In the event that you have relayed such information to us verbally, kindly re-confirm to us any such communication in writing as soon as possible thereafter. Make certain to note your account number.

FINANCIAL STATEMENT: A financial statement of Oppenheimer is available for your inspection at our main office. A copy will be mailed to you upon written request.

INVESTOR AND MUNICIPAL ADVISORY CLIENT EDUCATION AND PROTECTION: Oppenheimer & Co. Inc. is registered with the U.S. Securities and Exchange Commission and the Municipal Securities Rulemaking Board ("MSRB"). An investor brochure which describes the protections that may be provided by MSRB rules as well as how to file a complaint with an appropriate regulatory authority is available on the MSRB website: www.msrb.org.

REQUIRED MINIMUM DISTRIBUTION: Please note the RMD displayed is based upon the value of the marketable securities in your account at year-end. It does not take into account rollovers not completed by last day of the year, re-characterizations of IRA contributions, or non-priced assets such as non-marketables or annuities. If your spouse is your sole beneficiary and more than 10 years younger than you, your RMD may be less. If you believe any of these topics may affect you, please contact your Financial Professional for further clarification.

717

The Power of OPPENHEIMER Thinking
Wealth Management | Capital Markets | Investment Banking

Oppenheimer & Co. Inc.
85 Broad Street
New York, NY 10004
(212) 668-8000

CLIENT STATEMENT

GAMIDA CELL LTD
PLEDGED A/C FBO WILMINGTON SAVINGS
5TH NAHUM NAFZADI

Financial Professional	Period Ending	Account Number
HABER/GREENSPAN - G7B	02/29/24	G24-1927206

Cash Activity Summary

Opening Cash Balance	$0.00
Net Buy and Sell Transactions	3,000,000.00
Net Funds Deposited or Withdrawn	-3,000,000.00
Net Miscellaneous Credits/Debits	-143,381.63
Net Income Activity	143,381.63
Closing Cash Balance	$0.00

Asset Allocation

Mutual Funds - 100.00%

News and Information

Portfolio Holdings

Some prices, current values and income estimates may be approximations. Unrealized gains and/or losses are computed from the cost basis data on file, which may not be accurate for tax reporting purposes. Items for which a cost basis is not available are indicated by the symbol 'N/A'. The total gains and/or losses do not include positions for which we do not have cost basis information.

Estimated Annual Income ("EAI") and Estimated Yield ("EY") are estimates only, and may not indicate actual income or performance of investments. EAI and EY for certain types of securities may include a return of principal or distributed capital gains. As EAI and EY are estimates, the actual income received may be different than the estimated amounts. EY is reported based upon the current price of the security, which may fluctuate.

Our standard default method to close a tax lot for the sale of a security is 'FIFO' (first in, first out), unless a specified tax lot is selected at the time of sale. As required by the IRS, corrections to tax lots may only be adjusted by settlement date for the sale. When closing a position using a method other than FIFO for tax accounting, please make sure to provide clear instructions to your financial professional at the time of sale. Please visit https://www.irs.gov for more information.

Mutual Funds

Open End Funds

Description	Open Tran	Quantity	Average Price	Net Cost	Purchase Cost	Current Price	Market Value	Unrealized Gain/(Loss)	Net Value Increase/Decr	Est. Yield	Est. Ann. Inc	Est Yield to Net Cost	Portfolio Percent
INVESCO US DOLLAR LIQ PORT CORPORATE CLASS OPEN END		26,709,075.5100		0.00		1.000	26,709,075	0	0				100.00
SUB-TOTAL OPEN END FUNDS........					**0.00**		**26,709,075**	**0**	**0**				**100.00**
TOTAL MUTUAL FUNDS........							**26,709,075**	**0**					**100.00**

www.oppenheimer.com
Transacts Business on All Principal Exchanges and Member SIPC.
718
Page 3 **of** 4

The Power of OPPENHEIMER Thinking
Wealth Management | Capital Markets | Investment Banking

Oppenheimer & Co. Inc.
85 Broad Street
New York, NY 10004
(212) 668-8000

CLIENT STATEMENT

GAMIDA CELL LTD
PLEDGED A/C FBO WILMINGTON SAVINGS
5TH NAHUM NAFZADI

Financial Professional	Period Ending	Account Number
HABER/GREENSPAN - G7B	02/29/24	G24-1927206

	Total Cost Basis	Current Value	Unrealized Gain/(Loss)	Est. Yield	Est. Ann. Inc.	Portfolio Percent
Total Portfolio Holdings	$0.00	$26,709,075.51	$0	0.000%	0	100%

Transactions/Activity Detail

Date	Type	Quantity	Transaction	Description		Price/Entry	Amount	
				** BUY AND SELL TRANSACTIONS **				
02-28	CASH	-3,000,000	SOLD	INVESCO US DOLLAR LIQ PORT T/D 02/28/24	CORPORATE CLASS	1.00	3,000,000	CREDIT
				Net Buy and Sell Transactions			$3,000,000.00	CREDIT

You should be aware of the risks associated with using Stop Orders during volatile market conditions. For additional information, please contact your Financial Professional or visit the Disclosures section of our website: http://www.opco.com/disclosures.aspx

Date	Type	Quantity	Transaction	Description		Price/Entry	Amount	
				** FUNDS DEPOSITED OR WITHDRAWN **				
02-28	CASH		WIRE/3RD	LUMIILIT /BANK LEUMI LE ISRAEL	ACCT **0088		3,000,000	DEBIT
				Net Funds Deposited or Withdrawn			$3,000,000.00	DEBIT

Date	Type	Quantity	Transaction	Description		Price/Entry	Amount	
				** MISCELLANEOUS ACTIVITY **				
02-01	CASH	143,381.63000	JOURNAL	INVESCO US DOLLAR LIQ PORT DIVIDEND REINVESTMENT @ 1.000 R/DTE: P/DTE:02/01/24	CORPORATE CLASS ON 9422312.2500 SHARES		143,381.63	DEBIT
				Net Miscellaneous Credits/Debits			$143,381.63	DEBIT

Date	Type	Quantity	Transaction	Description		Price/Entry	Amount	
				** INCOME ACTIVITY **				
02-01	CASH		DIVIDENDS ON	INVESCO US DOLLAR LIQ PORT DIVIDEND REINVESTMENT @ 1.000 R/DTE: P/DTE:02/01/24	CORPORATE CLASS ON 9422312.2500 SHARES		143,381.63	CREDIT
				Net Income Activity			$143,381.63	CREDIT

Cash and securities held by us in your client account(s) are protected in two ways. Through our membership in SIPC (Securities Investor Protection Corp.), protection is provided up to US$500,000, of which as much as US$250,000 can be in cash. The firm supplements this by providing similar protection for the remainder of the cash and/or securities up to US$100,000,000 that we hold on your behalf. Further information about SIPC may be found on their website at www.sipc.org or by calling (202) 371-8300.

Please notify us promptly if there are any material changes in your investment objectives or financial situation.

Please notify us promptly if you believe that there is any inaccuracy or discrepancy in any transaction or balance reflected on this statement. In the event that you have relayed such information to us verbally, please re-confirm to us any such communication in writing as soon as possible thereafter. Please be sure to note your account number.

**** THIS IS THE END OF YOUR STATEMENT. WE THANK YOU FOR BEING A VALUED CLIENT. ****

www.oppenheimer.com Transacts Business on All Principal Exchanges and Member SIPC. **Page** 4 **of** 4
719

Projected Timeline for 2023 Tax Reporting

The Power of OPPENHEIMER Thinking
Wealth Management | Capital Markets | Investment Banking

The IRS has different deadlines for reporting tax information and for sending tax forms to you. The date each document is mailed depends on the types of investments you hold. The chart below shows when you should expect tax forms to become available. You can always reach out to your financial advisor if you have questions about the forms you are expecting.

Jan 2024	Feb 2024	Mar 2024	May 2024
Last Week of January: -- **1099-R** -- **1099-Q** -- **1099-SA** *2023 IRA distributions*	**Early February:** -- **Consolidated 1099** *Not affected by income reallocation* **Last Week of February:** -- **Consolidated 1099** *All income reallocation detail provided** -- **480.6** *PR Residents*	**March 15:** -- **Consolidated 1099** *Income reallocation not provided and accounts held REMICs and or MBS in 2023* -- **1042-S** *Non-US Citizens* -- **2439** *Undistributed Long-Term Capital Gains*	**May 31:** -- **5498** -- **5498-ESA** -- **5498-SA** *2023 IRA contributions*

*Client accounts only containing aggregate income amounts totaling less than $10.00 will not produce a Consolidated Form 1099 and are not reported to the IRS; this is commonly referred to as a "De Minimis" exception.

Oppenheimer & Co. Inc. Transacts Business on All Principal Exchanges and Member SIPC. 5370773.1

720

OPPENHEIMER

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$26,222,131.02
As Of Market Close On 03/15/2024

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$26,222,131.02

GAMIDA G24-1978225	$1,337,134.91
GAMIDA G24-1927206	$24,884,996.11

All Accounts : $26,222,131.02

Overview | Asset Allocation | Advanced Reporting | Statements | Tax Documents | Account Summary

Asset Growth

YTD | 1 YEAR | 2 YEAR | 5 YEAR | 10 YEAR | MAX

Over Account Lifetime	
Ending Balance	$26,222,131
Beginning Balance	$0
Contribution/(Withd)	$21,542,518
Appreciation/(Depr)	$4,679,613

Over Selected Time Period	
Ending Balance	$26,222,131
Beginning Balance	$42,682,205
Contribution/(Withd)	-$19,096,019
Appreciation/(Depr)	$2,635,945

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Amount (in USD)
Mar 2023
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Oct 2023
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As of Mar 15

* NOTE: Asset values include all assets (except Annuities not held at Oppenheimer) and accrued interest

Account Balance if Not Invested | Account Balance

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721

svb Silicon Valley Bank
A Division of First Citizens Bank

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Accounts / Analysis Checking - 3302859314

Analysis Checking - 3302859314

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Available Balance
662,190.06 USD

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Transactions | Additional Details | Balance Details | Balance Definition

Last 60 Days

Report Period: Jan 18 2024 - Mar 18 2024

Account Name	Account No.	Bank ID	Entity
Analysis Checking***9314 Analysis Checking	3302859314	121140399	GAMIDA CELL INC.

Ledger Date	Opening Ledger	Opening Available	Total Debits	Total Credits	Current Ledger	Available Balance
Mar 18 2024	662,190.06 USD	662,190.06 USD	0.00 USD (0)	0.00 USD (0)	662,190.06 USD	662,190.06 USD

722

The Power of OPPENHEIMER Thinking
Wealth Management | Capital Markets | Investment Banking

Oppenheimer & Co. Inc.
85 Broad Street
New York, NY 10004
(212) 668-8000

CLIENT STATEMENT

Financial Professional
HABER/GREENSPAN
G7B
(800) 620-6726

Office Serving Your Account
CHRYSLER EAST,
666 THIRD AVE 13TH FL,
NEW YORK, NY 10017

For the Period: 02/01/24 - 02/29/24
Last Statement: 01/31/24

Account Number: G24-1978225

Special Message

Since you are receiving this monthly statement in paper format, we want you to also know that we provide electronic notifications for all documents not limited to only statements and confirms. You will be able to retrieve your documents at any time, and take comfort in knowing that your personal information is not being mailed. We encourage you to 'Go Green' as we all do our part to protect our environment. Please speak to your Advisor about our Client Access program. Thank you!

Oppenheimer is acting in a Brokerage capacity for this account.

GAMIDA CELL INC
PLEDGED A/C FBO WILMINGTON SAVINGS
FD SOCIETY
116 HUNTINGTON AVE.
7TH FL.
BOSTON MA 02116

Portfolio Summary

	This Period 02/29/24	Previous Period 01/31/24	Estimated Annual Income
Mutual Funds	$4,467,091.40	$8,214,333.97	$237,577.78
Cash Account Balance	1.49	1.49	
Total Asset Value	**$4,467,092.89**	**$8,214,335.46**	**$237,577.78**

Total Asset Value does not include Direct Investments, Accrued Interest or unpriced securities.

Income Summary

Reportable	This Period	Year to Date
Dividends	$42,387.62	$95,908.82
Total Reportable	**$42,387.62**	**$95,908.82**

www.oppenheimer.com
Transacts Business on All Principal Exchanges and Member SIPC.
723
Page 1 of 5

OPPENHEIMER & CO. INC. ("OPPENHEIMER") STATEMENT OF ACCOUNTS

REGULATIONS: All transactions in your account are subject to the constitution, rules, regulations, customs, usages, rulings and interpretations of the exchange or market, and its clearing house, if any, where the transactions are executed, and if not executed on an exchange, of the Financial Industry Regulatory Authority (FINRA).

FREE CREDIT BALANCES: Your closing cash balance is held unsegregated and may be used by us in the operation of our business subject to the limitations of Rule 15c3-3 of the Securities Exchange Act of 1934. You have the absolute right to receive, in the normal course of business, any free credit balance and any fully-paid securities to which you are entitled, subject to open commitments in any of your accounts.

INTEREST/DIVIDENDS: We are required by law to report annually to you and to the Internal Revenue Service (IRS) on Form 1099 certain interest and dividend income credited to your account. The income that we report is usually the amount printed in the Income Summary in the Year-to-Date section of the last statement that you receive for each calendar year; however, certain reclassifications may alter these amounts and categories, which the IRS requires on Form 1099. Money market dividends are not eligible for the dividend exclusion.

OPTION ACCOUNTS: Information with respect to commissions and other charges related to the execution of option transactions has been included on confirmations of such transactions previously furnished to you. A summary of such information will be made promptly available to you upon your request. Exercise assignment notices for option contracts are allocated pursuant to a manual procedure which randomly selects from among all client short option positions, including positions established on the day of assignment, those contracts which are subject to exercise. The writer of an American-style option is subject to being assigned an exercise at any time after he/she has written the option until the option expires. By contrast, the writer of a European-style option is subject to exercise assignment only during the exercise period. A more detailed description of our random allocation procedure is available upon request.

MARGIN ACCOUNTS: You are entitled to receive securities purchased on margin upon full payment of any indebtedness to us. We reserve the right to limit margin purchases in accordance with our policies as modified from time to time and in accordance with regulatory margin requirements. Any market increases and/or decreases will be marked-to-the-market on the basis of the daily closing price. If your account is not a cash account, this statement may be a combined statement of your general account and of a special memorandum account maintained for you under Regulation T issued by the Board of Governors of the Federal Reserve System. The permanent record of the separate accounts as required by Regulation T is available for your inspection upon request. In the event that any such securities are being held as collateral in a margin account, your ability to exercise certain attendant rights of ownership, including, but not limited to, the exercise of any voting rights, may be limited. Additionally, you will be at risk of losing your qualified dividend status and consequently, any preferential tax rates on dividends.

CORRESPONDENT ACCOUNTS: Customer funds and securities are located at Oppenheimer & Co. Inc.

SHORT ACCOUNT BALANCES: The proceeds of securities sold which you do not own (short sales) appear in your short account in accordance with existing regulations. Any market increases and/or decreases from the original sale price will be marked-to-the-market on the basis of the daily closing price.

DATES: Dates shown on purchase and sale transactions are settlement dates. You may have received confirmation for transactions which do not appear on your statement. If the settlement dates for transactions shown on the confirmations are later than the period ending date of this statement, the transactions will appear on your next regular monthly statement. The Transactions Pending Settlement section of this statement will display all the pending trades that will settle next statement period.

ACCOUNT ASSIGNMENT: Oppenheimer has the right to assign your account to anyone, including any registered Financial Professional, unless you give us written notice to the contrary. This right will inure to the benefit of anyone to whom we assign your account.

SECURITIES HELD BY YOU: Securities which you may be holding in your personal possession (or your safe deposit box) will not appear on this statement.

ADDITIONAL CHARGES: Your accounts may be subject to additional charges associated with the clearance and custody of your security positions, account transfers, general service fees, and retirement, education and health savings account fees. Please review the Annual Disclosure Notices which accompanies our March client statement for a complete list of all fees and charges, and which charges have been passed along to us by our depository institutions or the issuer of the securities. Securities executed in non-US shares may also be subject to certain foreign execution costs. For OAM UMA and STAR accounts, certain managers will step-out equity and ADR trades to third-party broker/dealers. These step-out transactions will incur costs and/or commissions in addition to the wrap fee already charged by Oppenheimer. Please consult your QPR if you are in one of these programs.

CALLABLE BONDS AND PREFERRED STOCK: Corporate and municipal bonds and preferred stock held in our nominee name are held in bulk segregation. In the event of a call for less than an entire issue or series of these securities, the securities to be called will be automatically selected on a random basis from those held in bulk. The probability that your securities will be selected is proportional to the amount of your holdings relative to those of our other clients. A more detailed description of our random selection procedure is available upon request.

OPEN ORDERS: All previous open orders must be canceled when a new open order is placed. You will be responsible for errors that occur because of your failure to cancel an open order. Open orders will be automatically canceled after 90 business days. The price specified in buy and sell stop orders will be reduced by the amount of dividends or rights on the ex-dividend or ex-rights date.

MULTI-TRADED SECURITIES: Orders for options or other securities traded in more than one market will be executed in a market chosen by us unless you give us specific instructions to execute the order in a specific market.

PORTFOLIO HOLDINGS: The amounts printed in the Market Value column of this section are month-end prices provided by outside quotation services for securities currently held by us in your account. Prices of municipal bonds, certain over-the- counter securities and federal obligations are approximations and are only for guidance purposes. For an actual quote, please contact your Financial Professional. The prices used are based on the last reported transaction known to the quotation services and do not include estimated selling commissions. Oppenheimer cannot guarantee the accuracy or availability of the prices obtained from the quotation services or of the yields or values which are calculated on the basis of these prices.

SWEEP INVESTMENT: The Quantity listed represents balances as of the close of business on the statement period ending date in the Advantage Bank Deposit Program. Average yield is a net annualized yield for the dividend period shown. The yield indicated fluctuates with short-term interest rates and should not be construed as representative of future results.

TOTAL ASSET VALUE: This figure represents the approximate total value of your account, in US Dollars or in the currency in which it is held, on the statement date, including all bank deposit program balances, based on the combination of the settled money balances, if any, and the value of all settled security and option positions. See "Portfolio Holdings", for a description of the means used to price securities.

SECURITIES PROTECTION: We are a member of Securities Investor Protection Corporation (SIPC). SIPC protects against the loss of cash and securities held by a customer at a financially-troubled member firm up to a maximum of US$500,000, subject to a limitation of US$250,000 for cash. Losses due to market fluctuation are not protected by SIPC. We also maintain an "excess of SIPC" policy from Lloyd's of London which provides additional customer protection up to US$99.5 million, subject to a limitation of US$900,000 for cash. The "excess of SIPC" policy has an aggregate liability limit of US$300.0 million. Detailed information about SIPC coverage may be found at www.sipc.org or by calling 202-371-8300.

MULTI-CURRENCY: Investments and transactions in securities denominated in a foreign currency carry certain risks, including, without limitation, currency risk. The value of these securities may be affected by fluctuations in currency rates in their respective foreign countries as compared to the U.S. dollar. A change in exchange rates may adversely affect the price or value of, or the return or interest on, such securities.

ERRORS AND OMISSIONS: Please notify us promptly if you believe that there is any inaccuracy or discrepancy in any transaction or balance reflected on this statement. In the event that you have relayed such information to us verbally, kindly re-confirm to us any such communication in writing as soon as possible thereafter. Make certain to note your account number.

FINANCIAL STATEMENT: A financial statement of Oppenheimer is available for your inspection at our main office. A copy will be mailed to you upon written request.

INVESTOR AND MUNICIPAL ADVISORY CLIENT EDUCATION AND PROTECTION: Oppenheimer & Co. Inc. is registered with the U.S. Securities and Exchange Commission and the Municipal Securities Rulemaking Board ("MSRB"). An investor brochure which describes the protections that may be provided by MSRB rules as well as how to file a complaint with an appropriate regulatory authority is available on the MSRB website: www.msrb.org.

REQUIRED MINIMUM DISTRIBUTION: Please note the RMD displayed is based upon the value of the marketable securities in your account at year-end. It does not take into account rollovers not completed by last day of the year, re-characterizations of IRA contributions, or non-priced assets such as non-marketables or annuities. If your spouse is your sole beneficiary and more than 10 years younger than you, your RMD may be less. If you believe any of these topics may affect you, please contact your Financial Professional for further clarification.

724

The Power of OPPENHEIMER Thinking
Wealth Management | Capital Markets | Investment Banking

Oppenheimer & Co. Inc.
85 Broad Street
New York, NY 10004
(212) 668-8000

CLIENT STATEMENT

GAMIDA CELL INC
PLEDGED A/C FBO WILMINGTON SAVINGS
FD SOCIETY

Financial Professional	Period Ending	Account Number
HABER/GREENSPAN - G7B	02/29/24	G24-1978225

Cash Activity Summary

Opening Cash Balance	$1.49
Net Buy and Sell Transactions	3,789,630.19
Net Funds Deposited or Withdrawn	-3,789,630.19
Net Miscellaneous Credits/Debits	-42,387.62
Net Income Activity	42,387.62
Closing Cash Balance	$1.49

Asset Allocation

Mutual Funds - 100.00%

News and Information

Portfolio Holdings

Some prices, current values and income estimates may be approximations. Unrealized gains and/or losses are computed from the cost basis data on file, which may not be accurate for tax reporting purposes. Items for which a cost basis is not available are indicated by the symbol 'N/A'. The total gains and/or losses do not include positions for which we do not have cost basis information.

Estimated Annual Income ("EAI") and Estimated Yield ("EY") are estimates only, and may not indicate actual income or performance of investments. EAI and EY for certain types of securities may include a return of principal or distributed capital gains. As EAI and EY are estimates, the actual income received may be different than the estimated amounts. EY is reported based upon the current price of the security, which may fluctuate.

Our standard default method to close a tax lot for the sale of a security is 'FIFO' (first in, first out), unless a specified tax lot is selected at the time of sale. As required by the IRS, corrections to tax lots may only be adjusted by settlement date for the sale. When closing a position using a method other than FIFO for tax accounting, please make sure to provide clear instructions to your financial professional at the time of sale. Please visit https://www.irs.gov for more information.

Mutual Funds

Open End Funds

Description	Open Tran	Quantity	Average Price	Net Cost	Purchase Cost	Current Price	Market Value	Unrealized Gain/(Loss)	Net Value Increase/Decr	Est. Yield	Est. Ann. Inc	Est Yield to Net Cost	Portfolio Percent
DREYFUS GOVERNMENT CASH MGMT FD INSTL SHARES		4,467,091.4000	1.00	4,467,091.40	3,443,162.71	1.000	4,467,091.40	0	1,023,928	5.318%	237,577	5.29	100.00
SYMBOL: DGCXX	Purchases	3,443,162.7100	1.00	3,443,162.71	3,443,162.71		3,443,162.71						
	Reinvestment	1,023,928.6900	1.00	1,023,928.69			1,023,928.69						
SUB-TOTAL OPEN END FUNDS				**4,467,091.40**	**3,443,162.71**		**4,467,091.40**	**0**	**1,023,928**		**237,577**		**100.00**
TOTAL MUTUAL FUNDS				**4,467,091.40**			**4,467,091.40**	**0**			**237,577**		**100.00**

www.oppenheimer.com Transacts Business on All Principal Exchanges and Member SIPC. **Page** 3 **of** 5
725

The Power of OPPENHEIMER Thinking
Wealth Management | Capital Markets | Investment Banking

Oppenheimer & Co. Inc.
85 Broad Street
New York, NY 10004
(212) 668-8000

CLIENT STATEMENT

GAMIDA CELL INC
PLEDGED A/C FBO WILMINGTON SAVINGS
FD SOCIETY

Financial Professional	Period Ending	Account Number
HABER/GREENSPAN - G7B	02/29/24	G24-1978225

Total Portfolio Holdings	Total Cost Basis	Current Value	Unrealized Gain/(Loss)	Est. Yield	Est. Ann. Inc.	Portfolio Percent
	$4,467,091.40	$4,467,091.40	$0	5.318%	237,577	100%

Transactions/Activity Detail

Date	Type	Quantity	Transaction	Description		Price/Entry	Amount	
				** BUY AND SELL TRANSACTIONS **				
02-15	CASH	-2,789,630.19000	SOLD	DREYFUS GOVERNMENT CASH MGMT T/D 02/15/24	FD INSTL SHARES	1.00	2,789,630.19	CREDIT
02-28	CASH	-1,000,000	SOLD	DREYFUS GOVERNMENT CASH MGMT T/D 02/28/24	FD INSTL SHARES	1.00	1,000,000	CREDIT
				Net Buy and Sell Transactions			$3,789,630.19	CREDIT

You should be aware of the risks associated with using Stop Orders during volatile market conditions. For additional information, please contact your Financial Professional or visit the Disclosures section of our website: http://www.opco.com/disclosures.aspx

Date	Type	Quantity	Transaction	Description		Price/Entry	Amount	
				** FUNDS DEPOSITED OR WITHDRAWN **				
02-15	CASH		WIRE/3RD	031100102/WILMINGTON SAVINGS F	ACCT **0800 0215B1Q8151C007353		586,505.19	DEBIT
02-15	CASH		WIRE/3RD	031100102/WILMINGTON SAVINGS F	ACCT **0800 0215B1Q8153C004516		2,203,125	DEBIT
02-28	CASH		WIRE FUNDS	121140399/SVB, A DIVISION OF F	ACCT **9314 0228B1Q8152C007676		1,000,000	DEBIT
				Net Funds Deposited or Withdrawn			$3,789,630.19	DEBIT

Date	Type	Quantity	Transaction	Description		Price/Entry	Amount	
				** MISCELLANEOUS ACTIVITY **				
02-01	CASH	42,387.62000	JOURNAL	DREYFUS GOVERNMENT CASH MGMT DIVIDEND REINVESTMENT @ 1.000 R/DTE:01/31/24 P/DTE:01/31/24	FD INSTL SHARES ON 8214333.9700 SHARES		42,387.62	DEBIT
				Net Miscellaneous Credits/Debits			$42,387.62	DEBIT

Date	Type	Quantity	Transaction	Description		Price/Entry	Amount	
				** INCOME ACTIVITY **				
02-01	CASH		DIVIDENDS ON	DREYFUS GOVERNMENT CASH MGMT DIVIDEND REINVESTMENT @ 1.000 R/DTE:01/31/24 P/DTE:01/31/24	FD INSTL SHARES ON 8214333.9700 SHARES		42,387.62	CREDIT
				Net Income Activity			$42,387.62	CREDIT

www.oppenheimer.com
Transacts Business on All Principal Exchanges and Member SIPC.
Page 4 of 5
726

The Power of OPPENHEIMER Thinking
Wealth Management | Capital Markets | Investment Banking

Oppenheimer & Co. Inc.
85 Broad Street
New York, NY 10004
(212) 668-8000

CLIENT STATEMENT

GAMIDA CELL INC
PLEDGED A/C FBO WILMINGTON SAVINGS
FD SOCIETY

Financial Professional	Period Ending	Account Number
HABER/GREENSPAN - G7B	02/29/24	G24-1978225

Cash and securities held by us in your client account(s) are protected in two ways. Through our membership in SIPC (Securities Investor Protection Corp.), protection is provided up to US$500,000, of which as much as US$250,000 can be in cash. The firm supplements this by providing similar protection for the remainder of the cash and/or securities up to US$100,000,000 that we hold on your behalf. Further information about SIPC may be found on their website at www.sipc.org or by calling (202) 371-8300.

Please notify us promptly if there are any material changes in your investment objectives or financial situation.

Please notify us promptly if you believe that there is any inaccuracy or discrepancy in any transaction or balance reflected on this statement. In the event that you have relayed such information to us verbally, please re-confirm to us any such communication in writing as soon as possible thereafter. Please be sure to note your account number.

**** THIS IS THE END OF YOUR STATEMENT. WE THANK YOU FOR BEING A VALUED CLIENT. ****

www.oppenheimer.com Transacts Business on All Principal Exchanges and Member SIPC. **Page** 5 **of** 5
727

Projected Timeline for 2023 Tax Reporting

The Power of OPPENHEIMER Thinking
Wealth Management | Capital Markets | Investment Banking

The IRS has different deadlines for reporting tax information and for sending tax forms to you. The date each document is mailed depends on the types of investments you hold. The chart below shows when you should expect tax forms to become available. You can always reach out to your financial advisor if you have questions about the forms you are expecting.

Jan 2024	Feb 2024	Mar 2024	May 2024
Last Week of January: -- **1099-R** -- **1099-Q** -- **1099-SA** *2023 IRA distributions*	**Early February:** -- **Consolidated 1099** *Not affected by income reallocation* **Last Week of February:** -- **Consolidated 1099** *All income reallocation detail provided** -- **480.6** *PR Residents*	**March 15:** -- **Consolidated 1099** *Income reallocation not provided and accounts held REMICs and or MBS in 2023* -- **1042-S** *Non-US Citizens* -- **2439** *Undistributed Long-Term Capital Gains*	**May 31:** -- **5498** -- **5498-ESA** -- **5498-SA** *2023 IRA contributions*

*Client accounts only containing aggregate income amounts totaling less than $10.00 will not produce a Consolidated Form 1099 and are not reported to the IRS; this is commonly referred to as a "De Minimis" exception.

Oppenheimer & Co. Inc. Transacts Business on All Principal Exchanges and Member SIPC. 5370773.1

728

The Power of OPPENHEIMER Thinking
Wealth Management | Capital Markets | Investment Banking

Oppenheimer & Co. Inc.
85 Broad Street
New York, NY 10004
(212) 668-8000

CLIENT STATEMENT

Financial Professional
HABER/GREENSPAN
G7B
(800) 620-6726

Office Serving Your Account
CHRYSLER EAST,
666 THIRD AVE 13TH FL,
NEW YORK, NY 10017

For the Period: 02/01/24 - 02/29/24
Last Statement: 01/31/24

Account Number: G24-1927206

Special Message

Since you are receiving this monthly statement in paper format, we want you to also know that we provide electronic notifications for all documents not limited to only statements and confirms. You will be able to retrieve your documents at any time, and take comfort in knowing that your personal information is not being mailed. We encourage you to 'Go Green' as we all do our part to protect our environment. Please speak to your Advisor about our Client Access program. Thank you!

Oppenheimer is acting in a Brokerage capacity for this account.

GAMIDA CELL LTD
PLEDGED A/C FBO WILMINGTON SAVINGS
5TH NAHUM NAFZADI
JERUSALEM 95484
ISRAEL

Portfolio Summary

	This Period 02/29/24	Previous Period 01/31/24	Estimated Annual Income
Mutual Funds	$26,709,075.51	$29,565,693.88	$0.00
Total Asset Value	**$26,709,075.51**	**$29,565,693.88**	**$0.00**

Total Asset Value does not include Direct Investments, Accrued Interest or unpriced securities.

Income Summary

Reportable	This Period	Year to Date
Dividends	$143,381.63	$286,483.88
Total Reportable	**$143,381.63**	**$286,483.88**

www.oppenheimer.com
Transacts Business on All Principal Exchanges and Member SIPC.
729
Page 1 of 4

OPPENHEIMER & CO. INC. ("OPPENHEIMER") STATEMENT OF ACCOUNTS

REGULATIONS: All transactions in your account are subject to the constitution, rules, regulations, customs, usages, rulings and interpretations of the exchange or market, and its clearing house, if any, where the transactions are executed, and if not executed on an exchange, of the Financial Industry Regulatory Authority (FINRA).

FREE CREDIT BALANCES: Your closing cash balance is held unsegregated and may be used by us in the operation of our business subject to the limitations of Rule 15c3-3 of the Securities Exchange Act of 1934. You have the absolute right to receive, in the normal course of business, any free credit balance and any fully-paid securities to which you are entitled, subject to open commitments in any of your accounts.

INTEREST/DIVIDENDS: We are required by law to report annually to you and to the Internal Revenue Service (IRS) on Form 1099 certain interest and dividend income credited to your account. The income that we report is usually the amount printed in the Income Summary in the Year-to-Date section of the last statement that you receive for each calendar year; however, certain reclassifications may alter these amounts and categories, which the IRS requires on Form 1099. Money market dividends are not eligible for the dividend exclusion.

OPTION ACCOUNTS: Information with respect to commissions and other charges related to the execution of option transactions has been included on confirmations of such transactions previously furnished to you. A summary of such information will be made promptly available to you upon your request. Exercise assignment notices for option contracts are allocated pursuant to a manual procedure which randomly selects from among all client short option positions, including positions established on the day of assignment, those contracts which are subject to exercise. The writer of an American-style option is subject to being assigned an exercise at any time after he/she has written the option until the option expires. By contrast, the writer of a European-style option is subject to exercise assignment only during the exercise period. A more detailed description of our random allocation procedure is available upon request.

MARGIN ACCOUNTS: You are entitled to receive securities purchased on margin upon full payment of any indebtedness to us. We reserve the right to limit margin purchases in accordance with our policies as modified from time to time and in accordance with regulatory margin requirements. Any market increases and/or decreases will be marked-to-the-market on the basis of the daily closing price. If your account is not a cash account, this statement may be a combined statement of your general account and of a special memorandum account maintained for you under Regulation T issued by the Board of Governors of the Federal Reserve System. The permanent record of the separate accounts as required by Regulation T is available for your inspection upon request. In the event that any such securities are being held as collateral in a margin account, your ability to exercise certain attendant rights of ownership, including, but not limited to, the exercise of any voting rights, may be limited. Additionally, you will be at risk of losing your qualified dividend status and consequently, any preferential tax rates on dividends.

CORRESPONDENT ACCOUNTS: Customer funds and securities are located at Oppenheimer & Co. Inc.

SHORT ACCOUNT BALANCES: The proceeds of securities sold which you do not own (short sales) appear in your short account in accordance with existing regulations. Any market increases and/or decreases from the original sale price will be marked-to-the-market on the basis of the daily closing price.

DATES: Dates shown on purchase and sale transactions are settlement dates. You may have received confirmation for transactions which do not appear on your statement. If the settlement dates for transactions shown on the confirmations are later than the period ending date of this statement, the transactions will appear on your next regular monthly statement. The Transactions Pending Settlement section of this statement will display all the pending trades that will settle next statement period.

ACCOUNT ASSIGNMENT: Oppenheimer has the right to assign your account to anyone, including any registered Financial Professional, unless you give us written notice to the contrary. This right will inure to the benefit of anyone to whom we assign your account.

SECURITIES HELD BY YOU: Securities which you may be holding in your personal possession (or your safe deposit box) will not appear on this statement.

ADDITIONAL CHARGES: Your accounts may be subject to additional charges associated with the clearance and custody of your security positions, account transfers, general service fees, and retirement, education and health savings account fees. Please review the Annual Disclosure Notices which accompanies our March client statement for a complete list of all fees and charges, and which charges have been passed along to us by our depository institutions or the issuer of the securities. Securities executed in non-US shares may also be subject to certain foreign execution costs. For OAM UMA and STAR accounts, certain managers will step-out equity and ADR trades to third-party broker/dealers. These step-out transactions will incur costs and/or commissions in addition to the wrap fee already charged by Oppenheimer. Please consult your QPR if you are in one of these programs.

CALLABLE BONDS AND PREFERRED STOCK: Corporate and municipal bonds and preferred stock held in our nominee name are held in bulk segregation. In the event of a call for less than an entire issue or series of these securities, the securities to be called will be automatically selected on a random basis from those held in bulk. The probability that your securities will be selected is proportional to the amount of your holdings relative to those of our other clients. A more detailed description of our random selection procedure is available upon request.

OPEN ORDERS: All previous open orders must be canceled when a new open order is placed. You will be responsible for errors that occur because of your failure to cancel an open order. Open orders will be automatically canceled after 90 business days. The price specified in buy and sell stop orders will be reduced by the amount of dividends or rights on the ex-dividend or ex-rights date.

MULTI-TRADED SECURITIES: Orders for options or other securities traded in more than one market will be executed in a market chosen by us unless you give us specific instructions to execute the order in a specific market.

PORTFOLIO HOLDINGS: The amounts printed in the Market Value column of this section are month-end prices provided by outside quotation services for securities currently held by us in your account. Prices of municipal bonds, certain over-the- counter securities and federal obligations are approximations and are only for guidance purposes. For an actual quote, please contact your Financial Professional. The prices used are based on the last reported transaction known to the quotation services and do not include estimated selling commissions. Oppenheimer cannot guarantee the accuracy or availability of the prices obtained from the quotation services or of the yields or values which are calculated on the basis of these prices.

SWEEP INVESTMENT: The Quantity listed represents balances as of the close of business on the statement period ending date in the Advantage Bank Deposit Program. Average yield is a net annualized yield for the dividend period shown. The yield indicated fluctuates with short-term interest rates and should not be construed as representative of future results.

TOTAL ASSET VALUE: This figure represents the approximate total value of your account, in US Dollars or in the currency in which it is held, on the statement date, including all bank deposit program balances, based on the combination of the settled money balances, if any, and the value of all settled security and option positions. See "Portfolio Holdings", for a description of the means used to price securities.

SECURITIES PROTECTION: We are a member of Securities Investor Protection Corporation (SIPC). SIPC protects against the loss of cash and securities held by a customer at a financially-troubled member firm up to a maximum of US$500,000, subject to a limitation of US$250,000 for cash. Losses due to market fluctuation are not protected by SIPC. We also maintain an 'excess of SIPC' policy from Lloyd's of London which provides additional customer protection up to US$99.5 million, subject to a limitation of US$900,000 for cash. The 'excess of SIPC' policy has an aggregate liability limit of US$300.0 million. Detailed information about SIPC coverage may be found at www.sipc.org or by calling 202-371-8300.

MULTI-CURRENCY: Investments and transactions in securities denominated in a foreign currency carry certain risks, including, without limitation, currency risk. The value of these securities may be affected by fluctuations in currency rates in their respective foreign countries as compared to the U.S. dollar. A change in exchange rates may adversely affect the price or value of, or the return or interest on, such securities.

ERRORS AND OMISSIONS: Please notify us promptly if you believe that there is any inaccuracy or discrepancy in any transaction or balance reflected on this statement. In the event that you have relayed such information to us verbally, kindly re-confirm to us any such communication in writing as soon as possible thereafter. Make certain to note your account number.

FINANCIAL STATEMENT: A financial statement of Oppenheimer is available for your inspection at our main office. A copy will be mailed to you upon written request.

INVESTOR AND MUNICIPAL ADVISORY CLIENT EDUCATION AND PROTECTION: Oppenheimer & Co. Inc. is registered with the U.S. Securities and Exchange Commission and the Municipal Securities Rulemaking Board ("MSRB"). An investor brochure which describes the protections that may be provided by MSRB rules as well as how to file a complaint with an appropriate regulatory authority is available on the MSRB website: www.msrb.org.

REQUIRED MINIMUM DISTRIBUTION: Please note the RMD displayed is based upon the value of the marketable securities in your account at year-end. It does not take into account rollovers not completed by last day of the year, re-characterizations of IRA contributions, or non-priced assets such as non-marketables or annuities. If your spouse is your sole beneficiary and more than 10 years younger than you, your RMD may be less. If you believe any of these topics may affect you, please contact your Financial Professional for further clarification.

730

The Power of OPPENHEIMER Thinking
Wealth Management | Capital Markets | Investment Banking

Oppenheimer & Co. Inc.
85 Broad Street
New York, NY 10004
(212) 668-8000

CLIENT STATEMENT

GAMIDA CELL LTD
PLEDGED A/C FBO WILMINGTON SAVINGS
5TH NAHUM NAFZADI

Financial Professional	Period Ending	Account Number
HABER/GREENSPAN - G7B	02/29/24	G24-1927206

Cash Activity Summary

Opening Cash Balance	$0.00
Net Buy and Sell Transactions	3,000,000.00
Net Funds Deposited or Withdrawn	-3,000,000.00
Net Miscellaneous Credits/Debits	-143,381.63
Net Income Activity	143,381.63
Closing Cash Balance	$0.00

Asset Allocation

Mutual Funds - 100.00%

News and Information

Portfolio Holdings

Some prices, current values and income estimates may be approximations. Unrealized gains and/or losses are computed from the cost basis data on file, which may not be accurate for tax reporting purposes. Items for which a cost basis is not available are indicated by the symbol 'N/A'. The total gains and/or losses do not include positions for which we do not have cost basis information.

Estimated Annual Income ("EAI") and Estimated Yield ("EY") are estimates only, and may not indicate actual income or performance of investments. EAI and EY for certain types of securities may include a return of principal or distributed capital gains. As EAI and EY are estimates, the actual income received may be different than the estimated amounts. EY is reported based upon the current price of the security, which may fluctuate.

Our standard default method to close a tax lot for the sale of a security is 'FIFO' (first in, first out), unless a specified tax lot is selected at the time of sale. As required by the IRS, corrections to tax lots may only be adjusted by settlement date for the sale. When closing a position using a method other than FIFO for tax accounting, please make sure to provide clear instructions to your financial professional at the time of sale. Please visit https://www.irs.gov for more information.

Mutual Funds

Open End Funds

Description	Open Tran	Quantity	Average Price	Net Cost	Purchase Cost	Current Price	Market Value	Unrealized Gain/(Loss)	Net Value Increase/Decr	Est. Yield	Est. Ann. Inc	Est Yield to Net Cost	Portfolio Percent
INVESCO US DOLLAR LIQ PORT CORPORATE CLASS OPEN END		26,709,075.5100		0.00		1.000	26,709,075	0	0				100.00
SUB-TOTAL OPEN END FUNDS.......					**0.00**		**26,709,075**	**0**	**0**				**100.00**
TOTAL MUTUAL FUNDS.......							**26,709,075**	**0**					**100.00**

www.oppenheimer.com
Transacts Business on All Principal Exchanges and Member SIPC.
Page 3 **of** 4
731

The Power of OPPENHEIMER Thinking
Wealth Management | Capital Markets | Investment Banking

Oppenheimer & Co. Inc.
85 Broad Street
New York, NY 10004
(212) 668-8000

CLIENT STATEMENT

GAMIDA CELL LTD
PLEDGED A/C FBO WILMINGTON SAVINGS
5TH NAHUM NAFZADI

Financial Professional	Period Ending	Account Number
HABER/GREENSPAN - G7B	02/29/24	G24-1927206

	Total Cost Basis	Current Value	Unrealized Gain/(Loss)	Est. Yield	Est. Ann. Inc.	Portfolio Percent
Total Portfolio Holdings	$0.00	$26,709,075.51	$0	0.000%	0	100%

Transactions/Activity Detail

Date	Type	Quantity	Transaction	Description		Price/Entry	Amount	
				** BUY AND SELL TRANSACTIONS **				
02-28	CASH	-3,000,000	SOLD	INVESCO US DOLLAR LIQ PORT T/D 02/28/24	CORPORATE CLASS	1.00	3,000,000	CREDIT
				Net Buy and Sell Transactions			$3,000,000.00	CREDIT

You should be aware of the risks associated with using Stop Orders during volatile market conditions. For additional information, please contact your Financial Professional or visit the Disclosures section of our website: http://www.opco.com/disclosures.aspx

Date	Type	Quantity	Transaction	Description		Price/Entry	Amount	
				** FUNDS DEPOSITED OR WITHDRAWN **				
02-28	CASH		WIRE/3RD	LUMIILIT /BANK LEUMI LE ISRAEL	ACCT **0088		3,000,000	DEBIT
				Net Funds Deposited or Withdrawn			$3,000,000.00	DEBIT

Date	Type	Quantity	Transaction	Description		Price/Entry	Amount	
				** MISCELLANEOUS ACTIVITY **				
02-01	CASH	143,381.63000	JOURNAL	INVESCO US DOLLAR LIQ PORT DIVIDEND REINVESTMENT @ 1.000 R/DTE: P/DTE:02/01/24	CORPORATE CLASS ON 9422312.2500 SHARES		143,381.63	DEBIT
				Net Miscellaneous Credits/Debits			$143,381.63	DEBIT

Date	Type	Quantity	Transaction	Description		Price/Entry	Amount	
				** INCOME ACTIVITY **				
02-01	CASH		DIVIDENDS ON	INVESCO US DOLLAR LIQ PORT DIVIDEND REINVESTMENT @ 1.000 R/DTE: P/DTE:02/01/24	CORPORATE CLASS ON 9422312.2500 SHARES		143,381.63	CREDIT
				Net Income Activity			$143,381.63	CREDIT

Cash and securities held by us in your client account(s) are protected in two ways. Through our membership in SIPC (Securities Investor Protection Corp.), protection is provided up to US$500,000, of which as much as US$250,000 can be in cash. The firm supplements this by providing similar protection for the remainder of the cash and/or securities up to US$100,000,000 that we hold on your behalf. Further information about SIPC may be found on their website at www.sipc.org or by calling (202) 371-8300.

Please notify us promptly if there are any material changes in your investment objectives or financial situation.

Please notify us promptly if you believe that there is any inaccuracy or discrepancy in any transaction or balance reflected on this statement. In the event that you have relayed such information to us verbally, please re-confirm to us any such communication in writing as soon as possible thereafter. Please be sure to note your account number.

**** THIS IS THE END OF YOUR STATEMENT. WE THANK YOU FOR BEING A VALUED CLIENT. ****

www.oppenheimer.com
Transacts Business on All Principal Exchanges and Member SIPC.
Page 4 **of** 4
732

Projected Timeline for 2023 Tax Reporting

The Power of OPPENHEIMER Thinking
Wealth Management | Capital Markets | Investment Banking

The IRS has different deadlines for reporting tax information and for sending tax forms to you. The date each document is mailed depends on the types of investments you hold. The chart below shows when you should expect tax forms to become available. You can always reach out to your financial advisor if you have questions about the forms you are expecting.

Jan 2024

Last Week of January:

-- **1099-R**

-- **1099-Q**

-- **1099-SA**

2023 IRA distributions

Feb 2024

Early February:

-- **Consolidated 1099**
Not affected by income reallocation

Last Week of February:

-- **Consolidated 1099**
*All income reallocation detail provided**

-- **480.6**
PR Residents

Mar 2024

March 15:

-- **Consolidated 1099**
Income reallocation not provided and accounts held REMICs and or MBS in 2023

-- **1042-S**
Non-US Citizens

-- **2439**
Undistributed Long-Term Capital Gains

May 2024

May 31:

-- **5498**

-- **5498-ESA**

-- **5498-SA**

2023 IRA contributions

*Client accounts only containing aggregate income amounts totaling less than $10.00 will not produce a Consolidated Form 1099 and are not reported to the IRS; this is commonly referred to as a "De Minimis" exception.

Oppenheimer & Co. Inc. Transacts Business on All Principal Exchanges and Member SIPC. 5370773.1

733

Silicon Valley Bank
A Division of First Citizens Bank
3003 Tasman Drive, Santa Clara, CA 95054

February 2024

Reporting Activity 02/01 - 02/29

Page 1 of 6

ADDRESS SERVICE REQUESTED

>031980 5225497 0001 092196 10Z
GAMIDA CELL INC.
116 HUNTINGTON AVE, 7TH FLOOR
BOSTON MA 02116

Managing Your Accounts

Phone:	(408) 654-4636
Toll-Free:	(800) 774-7390
Email:	clientsupport@svb.com
Online:	www.svb.com

Summary of Accounts

Account Type	Account Number	Ending Balance
Analysis Checking	XXXXXX9314	$988,128.74
Total Balance		**$988,128.74**

Analysis Checking - XXXXXX9314

Account Summary

Date	Description	
02/01/2024	**Beginning Balance**	**$658,957.35**
02/29/2024	**Ending Balance**	**$988,128.74**
	Total debits this period	$1,466,748.20
	Total credits this period	$1,795,919.59
	Service Charge	$0.00

Account Activity

Transaction Date	Description	Debits	Credits	Balance
02/01/2024	Beginning Balance			$658,957.35
02/02/2024	ADP 401k ADP 401k RLW2X 013102V02 GAMIDA CELL	-$70,830.38	$0.00	$588,126.97
02/05/2024	WIRE IN 240205B6B7HU2R011386 202403612485;ORG GAMIDA CELL I NC;REF 2425D29131WS1W11	$0.00	$11,086.48	$599,213.45
02/05/2024	WIRE IN 240205B6B7HU1R011421 202403612486;ORG GAMIDA CELL I NC;REF 2425D2743E2V1N62	$0.00	$44,182.87	$643,396.32
02/05/2024	WIRE IN 240205B6B7HU4R011353 202403612364;ORG GAMIDA CELL I NC;REF 2425D1929GXU1452	$0.00	$99,000.00	$742,396.32

31980 5225497 064797 129593 0001/0003

EQUAL HOUSING LENDER Member FDIC

ALL SVB AUDIT CONFIRMATION REQUESTS SHOULD BE SUBMITTED TO CAPITAL CONFIRMATION WWW.CONFIRMATION.COM

734

CHECKS OUTSTANDING					
DATE OR #	AMOUNT	DATE OR #	AMOUNT	DATE OR #	AMOUNT

BALANCE should agree with your checkbook balance after deducting charges and adding credits not shown in your checkbook but included on this statement as follows:
Interest-ADD Overdraft-DEDUCT Automatic Payment-DEDUCT Automatic Advance-ADD Service Charge-DEDUCT

CHECKBOOK RECONCILIATION		
ENTER BALANCE THIS STATEMENT	$	
ADD RECENT DEPOSITS (NOT CREDITED ON THIS STATEMENT)	$	
SUBTOTAL	$	
SUBTRACT TOTAL ITEMS OUTSTANDING	$	
BALANCE	$	

PLEASE REPORT ANY ERRORS OR OMISSIONS PROMPTLY TO US. ERRORS OR OMISSIONS THAT ARE REPORTED WITHIN THE FIRST 30 DAYS FROM THE DATE OF THE LAST STATEMENT CYCLE ARE USUALLY RESOLVED MUCH MORE QUICKLY THAN DATED REQUESTS. As a fraud prevention measure, you need to review your statements and report unauthorized use or errors to us, as explained in more detail below.

If your checkbook and statement do not balance have you:

☐ Accounted for bank charges? ☐ Verified additions and subtractions in your checkbook? ☐ Compared canceled checks to check stub? ☐ Compared deposit amounts on statement to your checkbook?

Any charges for imprinted checks include state sales tax computed at the current rate, when applicable. You can call (800) 774-7390 to request an item or substitute check, or a legible copy. We will without charge provide at least two items (or substitute checks or legible copies) upon request, with respect to each statement.

IN CASE OF ERRORS OR QUESTIONS CONCERNING YOUR ELECTRONIC TRANSFERS
(For Consumer Clients)

Telephone Silicon Valley Bank at (800) 774-7390 or write us at: Silicon Valley Bank, Attn: Client Services, 3003 Tasman Drive, Santa Clara, CA 95054, as soon as you can, if you think your statement or your receipt is wrong or if you need more information about a transfer on the statement or receipt. We must hear from you no later than 60 days after we sent you the FIRST statement on which the error or problem appeared.

- Tell us your name and account number (if any).
- Describe the error or the transfer you are unsure about, and explain as clearly as you can why you believe this is an error or why you need more information.
- Tell us the dollar amount of the suspected error.

We will investigate your complaint and will correct any error promptly. If we take more than 10 business days to do this, we will credit your account for the amount you think is in error, so that you will have the use of the money during the time it takes us to complete our investigation.

For questions about preauthorized transfers, please contact us at (800) 774-7390.

IN CASE OF UNAUTHORIZED USE OF YOUR CHECKS OR ACCOUNTS

You agree to review your statement and to report unauthorized use (checks or other charges that are forged, altered or other unauthorized use) or error immediately. Your deposit agreement sets specific times within which you must report unauthorized use or errors to us. In summary (and subject to special rules that may apply to consumers), if you fail to report unauthorized use or errors to us within 30 days after your statement is available, you may be liable for subsequent unauthorized use by the same wrongdoer. If you fail to report within 60 days, you may also be precluded from asserting the unauthorized use or other error against us. Your statement is deemed “available” when made available in paper or electronic form. Your deposit agreement or Related Agreements may set shorter reporting requirements, such as for ACH services.

FAIR CREDIT REPORTING ACT

We may report information about your account to credit bureaus. Late payments, missed payments, or other defaults on your account may be reflected in your credit report.

Silicon Valley Bank, a division of First-Citizens Bank & Trust Company. Member FDIC.

735

svb Silicon Valley Bank
A Division of First Citizens Bank

February 2024
Reporting Activity 02/01 - 02/29 Page 3 of 6

Analysis Checking - XXXXXX9314 (continued)

Account Activity (continued)

Transaction Date	Description	Debits	Credits	Balance
02/05/2024	WIRE IN 240205B6B7HU3R011628 202403612365;ORG GAMIDA CELL I NC;REF 2425D1421I3S1O79	$0.00	$99,000.00	$841,396.32
02/05/2024	WIRE IN 240205B6B7HU1R011310 202403612366;ORG GAMIDA CELL I NC;REF 2425D1727HCV1V16	$0.00	$99,000.00	$940,396.32
02/05/2024	WIRE IN 240205B6B7HU2R011237 202403612367;ORG GAMIDA CELL I NC;REF 2425D16243CT1Q72	$0.00	$99,000.00	$1,039,396.32
02/05/2024	WIRE IN 240205B6B7HU2R013086 202403614055;ORG GAMIDA CELL I NC;REF 2425D1835BOS1O09	$0.00	$99,000.00	$1,138,396.32
02/05/2024	HEALTHEQUITY INC HealthEqui 5189477 Gamida Cell Inc (51894	-$1,444.67	$0.00	$1,136,951.65
02/06/2024	SVB Rev Share 1000354851 Jan Rev Share Rebate	$0.00	$340.25	$1,137,291.90
02/06/2024	THRIVEPASS BENEF CLAIM FUND THP472 Gamida Cell, Inc.	-$506.05	$0.00	$1,136,785.85
02/08/2024	BAMBORA EX10000094 64644028 Gamida Cell Inc.	-$8,801.27	$0.00	$1,127,984.58
02/09/2024	HEALTHEQUITY INC HealthEqui 5189477 Gamida Cell Inc (51894	-$53.25	$0.00	$1,127,931.33
02/09/2024	ADP PAY-BY-PAY PAY-BY-PAY 934430742332W2X GAMIDA CELL GAMIDA CEL	-$68.20	$0.00	$1,127,863.13
02/09/2024	ADP PAYROLL FEES ADP FEES 796091240028 653392441GAMIDA CELL	-$1,488.30	$0.00	$1,126,374.83
02/09/2024	ADP Tax ADP Tax RLW2X 020903A01 GAMIDA CELL	-$6,643.22	$0.00	$1,119,731.61

31980 5225497 064798 129595 0002/0003

736

svb› Silicon Valley Bank
A Division of First Citizens Bank

February 2024
Reporting Activity 02/01 - 02/29 Page 4 of 6

Analysis Checking - XXXXXX9314 (continued)

Account Activity (continued)

Transaction Date	Description	Debits	Credits	Balance
02/12/2024	HEALTHEQUITY INC HealthEqui 5189477 Gamida Cell Inc (51894	-$121.48	$0.00	$1,119,610.13
02/12/2024	ADP Tax ADP Tax RLW2X 3982154VV GAMIDA CELL	-$6,914.39	$0.00	$1,112,695.74
02/13/2024	THRIVEPASS BENEF CLAIM FUND THP472 Gamida Cell, Inc.	-$1,040.78	$0.00	$1,111,654.96
02/15/2024	CARDINAL HEALTH, EFTPAYMENT GAMIDA CELL INC TTL	$0.00	$244,865.99	$1,356,520.95
02/15/2024	BCBS MASS PREMIUM 8075602 ACCOUNT 8075602	-$1,135.22	$0.00	$1,355,385.73
02/15/2024	ADP PAY-BY-PAY PAY-BY-PAY 944728925257W2X GAMIDA CELL GAMIDA CEL	-$1,541.85	$0.00	$1,353,843.88
02/15/2024	BAMBORA EX10000095 65208919 Gamida Cell Inc.	-$2,657.85	$0.00	$1,351,186.03
02/15/2024	BCBS MASS PREMIUM 8075602 ACCOUNT 8075602	-$6,709.48	$0.00	$1,344,476.55
02/15/2024	BCBS MASS PREMIUM 8075602 ACCOUNT 8075602	-$112,500.02	$0.00	$1,231,976.53
02/15/2024	Gamida Cell Inc. Feb.23.1 ACH OFFSET	-$179,217.02	$0.00	$1,052,759.51
02/15/2024	ADP Tax ADP Tax RLW2X 021503A01 GAMIDA CELL	-$182,544.82	$0.00	$870,214.69
02/15/2024	ADP WAGE PAY WAGE PAY 944728925256W2X GAMIDA CELL GAMIDA CEL	-$301,276.68	$0.00	$568,938.01
02/16/2024	ADP PAYROLL FEES ADP FEES 928731570056 653833549GAMIDA CELL	-$1,722.25	$0.00	$567,215.76

737

svb Silicon Valley Bank
A Division of First Citizens Bank

February 2024
Reporting Activity 02/01 - 02/29 *Page 5 of 6*

Analysis Checking - XXXXXX9314 (continued)

Account Activity (continued)

Transaction Date	Description	Debits	Credits	Balance
02/20/2024	HEALTHEQUITY INC HealthEqui 5189477 Gamida Cell Inc (51894	-$299.68	$0.00	$566,916.08
02/20/2024	ADP 401k ADP 401k RLW2X 021503V02 GAMIDA CELL	-$64,311.85	$0.00	$502,604.23
02/21/2024	AL-DEPT OF REV DIRECT DBT 1435251008 GAMIDA CELL INC	-$118.62	$0.00	$502,485.61
02/21/2024	THRIVEPASS BENEF CLAIM FUND THP472 Gamida Cell, Inc.	-$132.83	$0.00	$502,352.78
02/23/2024	SVB CREDIT CARD PAYMENT 510446803038765 PATTERSON,JOSH	-$578.20	$0.00	$501,774.58
02/23/2024	ADP PAYROLL FEES ADP FEES 794091838902 654423535GAMIDA CELL	-$843.64	$0.00	$500,930.94
02/23/2024	SVB CREDIT CARD PAYMENT 510446803039682 KORFIN,MICHELE	-$10,202.13	$0.00	$490,728.81
02/23/2024	SVB CREDIT CARD PAYMENT 510446803001760 JENKINS,ABBEY	-$11,052.93	$0.00	$479,675.88
02/23/2024	SVB CREDIT CARD PAYMENT 510446803021512 US,TRAVEL	-$12,248.83	$0.00	$467,427.05
02/26/2024	HEALTHEQUITY INC HealthEqui 5189477 Gamida Cell Inc (51894	-$185.00	$0.00	$467,242.05
02/26/2024	ANALYSIS SERVICE CHARGE	-$245.40	$0.00	$466,996.65
02/27/2024	THRIVEPASS BENEF CLAIM FUND THP472 Gamida Cell, Inc.	-$1,352.46	$0.00	$465,644.19
02/28/2024	WIRE IN 240228B1Q8152C007676 202405916066;ORG GAMIDA CELL I NC PLEDGED A/C FBO WIL	$0.00	$1,000,000.00	$1,465,644.19

31980 5225497 064799 129597 0003/0003

738

Silicon Valley Bank
A Division of First Citizens Bank

February 2024
Reporting Activity 02/01 - 02/29 Page 6 of 6

Analysis Checking - XXXXXX9314 (continued)

Account Activity (continued)

Transaction Date	Description	Debits	Credits	Balance
02/29/2024	ADP Tax ADP Tax RLW2X 4256325VV GAMIDA CELL	$0.00	$441.01	$1,466,085.20
02/29/2024	ADP PAY-BY-PAY PAY-BY-PAY 467571774993W2X GAMIDA CELL GAMIDA CEL	-$1,557.26	$0.00	$1,464,527.94
02/29/2024	ADP Tax ADP Tax RLW2X 022904A01 GAMIDA CELL	-$185,314.68	$0.00	$1,279,213.26
02/29/2024	ADP WAGE PAY WAGE PAY 467571774992W2X GAMIDA CELL GAMIDA CEL	-$291,087.51	$0.00	$988,125.75
02/29/2024	INT TRANSFER FROM 3303471751	$0.00	$1.00	$988,126.75
02/29/2024	INT TRANSFER FROM 3304053182	$0.00	$1.99	$988,128.74
02/29/2024	Ending Balance			$988,128.74

739

Appendix 7

Copy of list of officers of the Petitioner

Page 741

740

Name	Position	Date of Appointment	Date of (Retirement	Address	Email	Phone Number
Abigail Jenkins	,President Chief Executive Officer and Director	September 2022	N/A	S Highway 3095 A1A, Apt A Melbourne Beach, FL 32951	abbeyj@gamida-cell.com	(301) 233-0025
Shawn Tomasello	Director	June 2019	N/A	Burnt Pine 3508 Lane, Miramar Beach, FL 32550	shawnt@gamida cell.com-	(847) 682-4301
Steve Wills	Director	June 2019	N/A	Highview 13 ,Lane, Yardley PA 19067	stevew@gamida cell.com-	(609) 577-2638
Julian Adams	Director	August 2016	N/A	Boylston 673 ,Street, Boston MA 02116	julia@gamida-cell.com	(617) 792-5541
Ivan Borrello	Director	June 2022	N/A	S. Parker 202 ,St.#763, Tampa FL 33606	ivanb@gamida-cell.com	(410) 274-7272
Kenneth Moch	Director	July 2016	N/A	North 2128 ,Lakeshore Drive Chapel Hill, NC 27514	kenm@gamida-cell.com	(646) 334-3775
Jeremy Blank	Director	August 2023	November 2023	Drexel 6446 Ave., Los Angeles, CA 90048	jblank@comLLP com.	(646) 319-1219
Josh Patterson	General Counsel and Chief Compliance Officer	August 2021	N/A	Riverview 8 ,Drive, Norwalk CT 06850	joshp@gamida-cell.com	(858) 405-3446

/Document9

741

- 2 -

Michele Korfin	Chief Operating and Chief Commercial Officer	August 2020	N/A	Meadow 202 View Lane, Glen Gardner, NJ 08826	michelek@gamida-cell.com	(908) 421-1591
Ronit Simantov	Chief Medical and Chief Scientific Officer	July 2017	N/A	Chapel 1988 Street, New Haven, CT 06515	ronit@gamida-cell.com	(646) 531-0676
Terry Coelho	Chief Financial Officer	May 2023	N/A	Woodhall 8904 ,Lake Drive Waxhaw, NC 28173	terryc@gamida-cell.com	(908) 672-4494

/Document9

742

Appendix 8

Copy of financial statements from the last two years

Page 744

743

Gamida Cell ltd. and its subsidiary

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

U.S. DOLLARS IN THOUSANDS

- - - - - - - - - - - - - -

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Gamida Cell ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Gamida Cell Ltd. and its subsidiary (the Company) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with U.S. generally accepted accounting principles.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1c to the financial statements, the Company has suffered recurring losses from operations, has negative cash flows from operating activities, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1c. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

We have served as the Company’s auditor since 2000.

Tel-Aviv, Israel
March 31, 2023

GAMIDA CELL LTD. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and per share data)

	December 31,
	2022	2021
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$64,657	$55,892
Marketable securities	-	40,034
Prepaid expenses and other current assets	1,889	2,688

Total current assets	66,546	98,614

NON-CURRENT ASSETS:
Restricted deposits	3,668	3,961
Property, plant and equipment, net	44,319	35,180
Operating lease right-of-use assets	7,024	7,236
Severance pay fund	1,703	2,148
Other long-term assets	1,513	1,647

Total non-current assets	58,227	50,172

Total assets	$124,773	$148,786

The accompanying notes are an integral part of the consolidated financial statements.

GAMIDA CELL LTD. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and per share data)

	December 31,
	2022	2021
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables	$6,384	$8,272
Employees and payroll accruals	5,300	4,957
Operating lease liabilities	2,648	2,699
Accrued interest of convertible senior notes	1,652	1,640
Accrued expenses and current liabilities	8,891	7,865

	24,875	25,433

NON-CURRENT LIABILITIES:
Convertible senior notes, net	96,450	71,417
Accrued severance pay	1,914	2,396
Long-term operating lease liabilities	4,867	5,603
Other long-term liabilities	4,690	-

Total non-current liabilities	107,921	79,416

CONTINGENT LIABILITIES AND COMMITMENTS

SHAREHOLDERS’ EQUITY (DEFICIT):
Ordinary shares of NIS 0.01 par value - Authorized: 150,000,000 shares at December 31, 2022 and 2021; Issued: 74,703,030 and 59,970,389 shares at December 31, 2022 and 2021, respectively; Outstanding: 74,583,026 and 59,970,389 shares at December 31, 2022 and 2021, respectively	211	169
Treasury ordinary shares of NIS 0.01 par value; 120,004 and 0 shares at December 31, 2022 and 2021, respectively	*	-
Additional paid-in capital	408,598	381,225
Accumulated deficit	(416,832)	(337,457)

Total shareholders’ equity (deficit)	(8,023)	43,937

Total liabilities and shareholders’ equity	$124,773	$148,786

*	Represents an amount lower than $1.

The accompanying notes are an integral part of the consolidated financial statements.

GAMIDA CELL LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands (except share and per share data)

	Year ended December 31,
	2022	2021

Research and development expenses, net	$42,692	$50,177
Commercial expenses	12,900	20,013
General and administrative expenses	19,401	16,977

Total operating loss	74,993	87,167

Financial expenses, net	4,382	2,626

Loss	$79,375	$89,793

Net loss per share attributable to ordinary shareholders, basic and diluted	$1.24	$1.52

Weighted average number of shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	63,826,295	59,246,803

The accompanying notes are an integral part of the consolidated financial statements.

GAMIDA CELL LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

U.S. dollars in thousands (except share and per share data)

	Ordinary shares		Additional paid-in	Treasury	Accumulated	Total shareholders’
	Number	Amount	capital	shares	deficit	equity (deficit)

Balance as of January 1, 2021	59,000,153	$166	$376,369	$-	$(247,664)	$128,871

Loss	-	-	-	-	(89,793)	(89,793)
Grant of restricted shares	531,477	2	(2)	-	-	-
Exercise of options	438,759	1	625	-	-	626
Share-based compensation	-	-	4,233	-	-	4,233

Balance as of December 31, 2021	59,970,389	169	381,225	-	(337,457)	43,937

Loss	-	-	-	-	(79,375)	(79,375)
Grant of restricted shares and vested restricted share units	240,050	1	(1)	-	-	-
Issuance of ordinary shares, net of issuance expenses **	14,445,165	41	22,257	-	-	22,298
Exercise of options	47,426	*	76	-	-	76
Treasury shares	(120,004)	-	*	*	-	-
Share-based compensation	-	-	5,041	-	-	5,041

Balance as of December 31, 2022	74,583,026	$211	$408,598	$ *	$(416,832)	$(8,023)

*	Represents an amount lower than $1
**	Issuance expenses of $4,160

The accompanying notes are an integral part of the consolidated financial statements.

GAMIDA CELL LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands (except share and per share data)

	Year ended December 31,
	2022	2021
Cash flows from operating activities:

Loss	$(79,375)	$(89,793)

Adjustments to reconcile loss to net cash used in operating activities:

Depreciation of property, plant and equipment	440	431
Financing expense (income), net	(375)	359
Share-based compensation	5,041	4,233
Amortization of debt discount and issuance costs	783	638
Operating lease right-of-use assets	2,494	2,109
Operating lease liabilities	(3,069)	(2,193)
Decrease (increase) accrued severance pay, net	(37)	12
Decrease in prepaid expenses and other assets	224	1,008
Increase (decrease) in trade payables	(1,888)	1,941
Increase (decrease) in accrued expenses and current liabilities	5,339	(505)

Net cash used in operating activities	(70,423)	(81,760)

Cash flows from investing activities:

Purchase of property, plant and equipment	(6,354)	(15,054)
Purchase of marketable securities	(5,037)	(102,179)
Proceeds from maturity of marketable securities	45,029	61,534
Investment in restricted deposits	-	(5,222)
Proceeds from restricted deposits	406	-

Net cash provided by (used in) investing activities	$34,044	$(60,921)

The accompanying notes are an integral part of the consolidated financial statements.

GAMIDA CELL LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands (except share and per share data)

	Year ended December 31,
	2022	2021
Cash flows from financing activities:

Proceeds from exercise of options	$76	$626
Proceeds from share issuance, net	22,298	-
Proceeds from issuance of convertible senior notes, net	22,770	70,777

Net cash provided by financing activities	45,144	71,403

Increase (decrease) in cash and cash equivalents	8,765	(71,278)
Cash and cash equivalents at beginning of year	55,892	127,170

Cash and cash equivalents at end of year	$64,657	$55,892

Significant non-cash transactions:

Lease liabilities arising from new right-of-use asset	$2,282	$2,503

Purchase of property, plant and equipment on credit	$720	$634

Supplemental disclosures of cash flow information:

Cash paid for interest	$4,406	$2,572

The accompanying notes are an integral part of the consolidated financial statements.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 1:- GENERAL

a.	Gamida Cell Ltd. (the “Company”), founded in 1998, is an advanced cell therapy company committed to finding cures for patients with blood cancers and serious blood diseases. The Company develops novel curative treatments using stem cells and Natural Killer (NK) cells.

b.	The Company has created a novel NAM cell expansion technology platform that is designed to enhance the number and functionality of allogenic donor cells. This proprietary therapeutic platform may enable the development of therapies with the potential to improve treatment outcomes beyond what is possible with current donor-derived therapies.

The lead product candidate, omidubicel, is an advanced cell therapy in development as a potential life-saving treatment option for patients in need of a bone marrow transplant (BMT). In May 2020, the Company reported that omidubicel met its primary endpoint in an international, randomized, multi-center Phase 3 clinical study in 125 patients with high-risk hematologic malignancies undergoing bone marrow transplant and who had no available matched donor. The study evaluated the safety and efficacy of omidubicel compared to standard umbilical cord blood. BMT with a graft derived from bone marrow or peripheral blood cells of a matched donor is currently the standard of care treatment for many of these patients, but there is a significant unmet need for patients who cannot find a fully matched donor.

In October 2020, the Company reported that omidubicel met all three of its secondary endpoints.

In October 2021, the complete results from our pivotal Phase 3 clinical study of omidubicel in 125 patients with various hematologic malignancies were published in the peer-reviewed medical journal Blood. The trial achieved its primary endpoint of time to neutrophil engraftment as well as all three of the prespecified secondary endpoints. These secondary endpoints were the proportion of patients who achieved platelet engraftment by day 42, the proportion of patients with grade 2 or grade 3 bacterial or invasive fungal infections in the first 100 days following transplant, and the number of days alive and out of the hospital in the first 100 days following transplant. All three secondary endpoints demonstrated statistical significance in an intent-to-treat analysis.

Omidubicel is the first bone marrow transplant product to receive Breakthrough Therapy Designation from the U.S. Food and Drug Administration and has received orphan drug designation in the U.S. and in Europe.

In June 2022, the Company announced completion of the rolling Biologics License Application (BLA) submission to the FDA for omidubicel for the treatment of patients with blood cancers in need of an allogenic hematopoietic stem cell transplant.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 1:- GENERAL (Cont.)

In August 2022, the Company announced the FDA had accepted for filing the Company’s BLA for omidubicel for the treatment of patients with blood cancers in need of an allogenic hematopoietic stem cell transplant. The FDA granted Priority Review for the BLA and had set a Prescription Drug User Fee Act (PDUFA) target action date of January 30, 2023. Subsequently, the FDA issued an information request and viewed the volume of data required to address the information request in the Company’s response as a major amendment. On November 18, 2022, the Company received a correspondence from the FDA that the agency had updated their previous target action date under the PDUFA from January 30, 2023 to May 1, 2023, for the BLA for omidubicel.

In addition to omidubicel, the Company is developing GDA-201, an investigational NK cell-based cancer immunotherapy to be used in combination with standard-of-care therapeutic antibodies. NK cells have potent anti-tumor properties and have the advantage over other oncology cell therapies of not requiring genetic matching, potentially enabling NK cells to serve as a universal donor-based therapy when combined with certain antibodies. GDA-201 is currently in an investigator-sponsored Phase 1/2 study for the treatment of relapsed or refractory non-Hodgkin lymphoma (NHL). In December 2020, the Company reported updated and expanded results from the Phase 1 clinical study at the Annual Meeting of the American Society of Hematology, or ASH. The data from the first 35 patients demonstrated that GDA-201 was clinically active and generally well tolerated. Among the 19 patients with NHL, 13 complete responses and one partial response were observed, with an overall response rate of 74 percent and a complete response rate of 68 percent.

At the December 2021 Annual Meeting of American Society of Hematology the Company reported two-year follow-up data from this clinical trial on outcomes and cytokine biomarkers associated with survival. The data demonstrated a median duration of response of 16 months (range 5-36 months), an overall survival at two years of 78% (95% CI, 51%–91%) and a safety profile similar to that reported previously.

On April 26, 2022, the Company announced that the FDA cleared its investigational new drug (IND) application and removed the clinical hold for a cryopreserved formulation of GDA-201. In June 2022, the Company announced the activation of the initial clinical sites to screen and enroll patients in the company-sponsored Phase 1/2 study evaluating a cryopreserved formulation of GDA-201, a readily available cell therapy candidate for the treatment of follicular and diffuse large B cell lymphomas.

c.	The Company is devoting substantially all of its efforts toward research and development activities. In the course of such activities, the Company has sustained operating losses and expects such losses to continue in the foreseeable future. The Company’s accumulated deficit as of December 31, 2022 was $416,832 and negative cash flows from operating activities during the year ended December 31, 2022 was $70,423. The Company’s management plans to seek additional financing as required to fund its operations until achieving positive cash flows. However, there is no assurance that additional capital and/or financing will be available to the Company, and even if available, whether it will be on terms acceptable to the Company or in the amounts required.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 1:- GENERAL (Cont.)

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments to the carrying amounts and classifications of assets and liabilities that would result if the Company were unable to continue as a going concern.

d.	The Company has a wholly-owned U.S. subsidiary, Gamida Cell Inc. (the “Subsidiary”), which was incorporated in 2000, under the laws of the State of Delaware. The Company has one operating segment and reporting unit.

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of presentation of the financial statements:

The Company’s consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (U.S. GAAP) as set forth in the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (ASC).

b.	Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company’s management believes that the estimates, judgment and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities at the dates of the consolidated financial statements, and the reported amount of expenses during the reporting periods. Actual results could differ from those estimates.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiary. Intercompany balances have been eliminated upon consolidation.

d.	Consolidated financial statements in U.S dollars:

The functional currency is the currency that best reflects the economic environment in which the Company and its subsidiary operates and conducts their transactions. Most of the Company’s costs are incurred in U.S. dollar. In addition, the Company’s financing activities are incurred in U.S. dollars. The Company’s management believes that the functional currency of the Company is the U.S. dollar.

Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are remeasured into U.S. dollars in accordance with ASC No. 830 “Foreign Currency Matters.” All transaction gains and losses of the remeasured monetary balance sheet items are reflected in the statements of operations as financing income or expenses as appropriate.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

e.	Cash and cash equivalents:

Cash equivalents are short-term highly liquid deposits that are readily convertible to cash with original maturities of three months or less, at the date acquired.

f.	Investments in marketable securities:

The Company’s investment in marketable securities consist primarily of trading bonds with a quoted market price that are classified as trading securities pursuant to ASC No. 320 “Investments — Debt Securities.” Marketable securities are stated at fair value as determined by the closing price of each security at balance sheet date. Unrealized gains and losses on these securities are included in financial expenses, net in the consolidated statements of operations.

g.	Restricted short-term and long-term deposits:

Restricted short-term deposits are deposits with maturities of up to one year and are used as security for the Company’s credit cards. Restricted short-term deposits amounted to $0 and $500 as of December 31, 2022 and 2021, respectively, and are included in prepaid expenses and other current assets in the consolidated balance sheets.

Restricted long-term deposits are deposits with maturities of more than one year and are used as guarantee for the Israeli Investment Center grant received partially in 2022 and expected to be received in 2023, security for the rental of premises and for the Company’s credit cards. Restricted long-term deposits amounted to $3,668 as of December 31, 2022, as presented in the consolidated balance sheet.

h.	Property, plant and equipment:

Property, plant and equipment are measured at cost, including directly attributable costs, less accumulated depreciation, accumulated impairment losses and any related investment grants, excluding day-to-day servicing expenses.

Depreciation is calculated on a straight-line basis over the useful life of the assets at annual rates as follows:

%

Machinery	10 - 15
Office, furniture and equipment	6 - 33
Leasehold improvements	(*)
Project in process- manufacturing plant	(**)

(*)	Over the shorter of the term of the lease or its useful life.
(**)	As of December 31, 2022, the manufacturing plant is under validation process and therefore is not yet ready for production. Depreciation of the manufacturing plant will commence upon completion of the validation process.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

i.	Impairment of long-lived assets:

The Company’s long-lived assets are reviewed for impairment in accordance with ASC No. 360 “Property, Plant and Equipment,” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If indicators of impairment exist and the undiscounted future cash flows that the assets are expected to generate are less than the carrying value of the assets, the Company reduces the carrying amount of the assets through an impairment charge, to their estimated fair values. During the years ended December 31, 2022 and 2021, no impairment indicators have been identified.

j.	Treasury shares:

The Company repurchased its ordinary shares and holds them as treasury shares. The Company presents the cost to repurchase treasury shares as a reduction of shareholders’ equity.

k.	Research and development expenses:

Research and development expenses net of grants are recognized in the consolidated statements of operations when incurred. Research and development expenses consist of personnel costs (including salaries, benefits and share-based compensation), materials, consulting fees and payments to subcontractors, costs associated with obtaining regulatory approvals, and executing pre-clinical and clinical studies. In addition, research and development expenses include overhead allocations consisting of various administrative and facilities related costs. The Company charges research and development expenses as incurred.

Royalty-bearing grants from the Israeli Innovation Authority (the “IIA”) of the Ministry of Economy and Industry in Israel for funding of approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred, and are presented as a reduction from research and development expenses.

Since the payment of royalties is not probable when the grants are received, the Company does not record a liability for amounts received from IIA until the related revenues are recognized. In the event of failure of a project that was partly financed by the IIA, the Company will not be obligated to pay any royalties or repay the amounts received. The Company recognized the amounts of grants received in research and development as a reduction from research and development expenses in the amount of $978 and $2,189 for the years ended December 31, 2022 and 2021, respectively.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

l.	Share-based compensation:

The Company accounts for share-based compensation in accordance with ASC No. 718, “Compensation - Stock Compensation”, which requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the award is recognized as an expense over the requisite service periods, which is the vesting period of the respective award, on a straight-line basis when the only condition to vesting is continued service.

The Company has selected the binominal option-pricing model as the most appropriate fair value method for its option awards. The fair value of restricted shares is based on the closing market value of the underlying shares at the date of grant. The Company recognizes forfeitures of equity-based awards as they occur.

m.	Employee benefit liabilities:

The Company has several employee benefit plans:

1.	Short-term employee benefits

Short-term employee benefits are benefits that are expected to be settled entirely before twelve months after the end of the annual reporting period in which the employees render the related services. These benefits include salaries, paid annual leave, paid sick leave, recreation and social security contributions and are recognized as expenses as the services are rendered.

2.	Severance pay

The majority of the Company’s employees who are Israeli citizens have subscribed to Section 14 of Israel’s Severance Pay Law, 5723-1963 (the “Severance Pay Law”). Pursuant to Section 14 of the Severance Pay Law, employees covered by this section are entitled to monthly deposits at a rate of 8.33% of their monthly salary, made on their behalf by the Company. Payments made to employees in accordance with this section release the Company from any future severance liabilities with respect to such employees. Neither severance pay liability nor severance pay fund under Section 14 of the Severance Pay Law is recorded on the Company’s consolidated balance sheets.

For the Company’s employees in Israel who are not subject to Section 14 of the Severance Pay Law, the Company has a liability for severance pay pursuant to the Severance Pay Law based on the most recent salary of these employees multiplied by the number of years of employment as of the balance sheet date. The Company’s liability for these employees is fully provided for by monthly deposits with severance pay funds, insurance policies and accruals. The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to the Severance Pay Law or labor agreements. The severance pay fund amounted to $1,703 and $2,148 as of December 31, 2022 and 2021, respectively.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Accrued severance pay is $1,914 and $2,396 as of December 31, 2022 and 2021, respectively. Severance expense for the years ended December 31, 2022 and 2021, is $895 and $427, respectively.

n.	Fair value of financial instruments:

The accounting guidance for fair value provides a framework for measuring fair value, clarifies the definition of fair value, and expands disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The accounting guidance establishes a three-tiered hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable inputs that are based on inputs not quoted on active markets but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data are available.

The carrying amounts of cash and cash equivalents, marketable securities, other receivables, short-term deposits, prepaid expenses and other current assets, trade payables, accrued expenses and other payables approximate their fair value due to the short-term maturity of such instruments.

o.	Leases:

The Company accounts for leases according to ASC 842, “Leases”. The Company determines if an arrangement is a lease and the classification of that lease at inception based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefits from the use of the asset throughout the period, and (3) whether the Company has a right to direct the use of the asset. The Company elected the practical expedient for lease agreements with a term of twelve months or less and does not recognize right-of-use (“ROU”) assets and lease liabilities in respect of those agreements. The Company also elected the practical expedient to not separate lease and non-lease components for its leases.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

An ROU asset represents the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease agreement. An ROU asset is measured based on the discounted present value of the remaining lease payments, plus any initial direct costs incurred and prepaid lease payments, excluding lease incentives. The lease liability is measured at lease commencement date based on the discounted present value of the remaining lease payments. The implicit rate within the operating leases is generally not determinable, therefore the Company uses the Incremental Borrowing Rate (“IBR”) based on the information available at commencement date in determining the present value of lease payments. The Company’s IBR is estimated to approximate the interest rate for collateralized borrowing with similar terms and payments and in economic environments where the leased asset is located. Certain leases include options to extend the lease. An option to extend the lease is considered in connection with determining the ROU asset and lease liability when it is reasonably certain that the Company will exercise that option. An option to terminate is considered unless it is reasonably certain that the Company will not exercise the option.

Payments under the Company’s lease arrangements are primarily fixed however, certain lease agreements contain variable payments, which are expensed as incurred and not included in the operating lease right-of-use assets and liabilities. Variable lease payments are primarily comprised of payments affected by common area maintenance and utility charges.

p.	Income taxes:

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”, which prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, to reduce deferred tax assets to their estimated realizable value, if needed.

ASC 740 offers a two-step approach for recognizing and measuring a liability for uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. As of December 31, 2022 and 2021, no liability for unrecognized tax benefits was recorded as a result of ASC 740.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

q.	Basic and diluted net loss per share:

The Company computes net loss per share using the two-class method required for participating securities. The two-class method requires income available to ordinary shareholders for the period to be allocated between ordinary shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company considers its restricted shares to be participating securities as the holders of the restricted shares would be entitled to dividends that would be distributed to the holders of ordinary shares, on a pro-rata basis. These participating securities do not contractually require the holders of such shares to participate in the Company’s losses. As such, net loss for the periods presented was not allocated to the Company’s participating securities.

The Company’s basic net loss per share is calculated by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding for the period, without consideration of potentially dilutive securities. The diluted net loss per share is calculated by giving effect to all potentially dilutive securities outstanding for the period using the treasury share method or the if-converted method for the convertible senior notes if the assumed conversion into ordinary shares is dilutive. Diluted net loss per share is the same as basic net loss per share in periods when the effects of potentially dilutive ordinary shares are anti-dilutive.

r.	Recently issued accounting standards not yet adopted:

In June 2016, FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 amends the impairment model to utilize an expected loss methodology in place of the currently used incurred loss methodology, which will result in the more timely recognition of losses. Topic 326 will be effective for the Company beginning on January 1, 2023. The adoption is not expected to result in a material impact on the Company’s consolidated financial statements.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 3:- PROPERTY, PLANT AND EQUIPMENT, NET

The composition of property, plant and equipment is as follows:

	December 31,
	2022	2021
Cost:

Machinery	$4,383	$4,345
Leasehold improvements	1,447	1,447
Office, furniture and equipment	1,014	800
Production plant in process	41,971	32,644

	48,815	39,236

Less - accumulated depreciation	(4,496)	(4,056)

Depreciated cost	$44,319	$35,180

Depreciation expense amounted to $440 and $431 for the years ended December 31, 2022 and 2021, respectively.

NOTE 4:- LEASES

The Company entered into operating leases primarily for its in-process production plant, and its laboratories and offices. The leases have remaining lease terms of up to six years, The Company does not assume renewals in its determination of the lease term unless the renewals are considered as reasonably certain at lease commencement.

The components of operating lease costs were as follows:

	Year ended December 31,
	2022	2021

Operating lease costs	$2,833	$2,391
Short-term lease costs	91	103

Total lease costs	$2,924	$2,494

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 4:- LEASES (Cont.)

Supplemental balance sheet information related to operating leases is as follows:

	Year ended December 31,
	2022	2021

Weighted average remaining lease term (in years)	3.28	4.31
Weighted average discount rate	3.56%	2.54%

Maturities of lease liabilities were as follows:

December 31,

2023	$2,739
2024	2,745
2025	1,201
2026	704
2027	541

Total undiscounted lease payments	7,930
Less - imputed interest	(415)

Present value of lease liabilities	$7,515

NOTE 5: OTHER LONG-TERM LIABILITIES

In December 2022, the Company signed an agreement with Lonza Netherlands B.V., or Lonza, to mutually terminate their Service Agreement, whereas the Company shall pay Lonza an aggregate amount of 8 million Euro. As of December 31, 2022, the Company paid the first payment of 1.5 million Euro, 2.5 million Euro will be paid in 2023 and the remaining 4 million Euro will be paid in 2024.

NOTE 6:- CONVERTIBLE SENIOR NOTES, NET

a.	On February 16, 2021, the Subsidiary issued convertible senior notes (the “2021 Notes”) due in 2026, in the aggregate principal amount of $75 million, pursuant to an Indenture between the Company, the Subsidiary, and Wilmington Savings Fund Society, FSB, dated February 16, 2021 (the “Indenture”). The 2021 Notes bear interest payable semiannually in arrears, at a rate of 5.875% per year. The 2021 Notes will mature on February 15, 2026, unless earlier converted, redeemed or repurchased in accordance with their terms.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 6:- CONVERTIBLE SENIOR NOTES, NET (Cont.)

Subject to the provisions of the Indenture, the holders of the 2021 Notes have the right, prior to the close of business on the second scheduled trading day immediately preceding February 15, 2026, to convert any 2021 Notes or portion thereof that is $1,000 or an integral multiple thereof, into the Company’s ordinary shares at an initial conversion rate of 56.3063 shares per $1,000 principal amount of 2021 Notes (equivalent to an exchange price of $17.76 per share). The conversion rate is subject to adjustment in specified events.

Upon the occurrence of a fundamental change (as defined in the Indenture), holders of the 2021 Notes may require the Company to repurchase for cash all or a portion of their 2021 Notes, in multiples of $1,000 principal amount, at a repurchase price equal to 100% of the principal amount of the 2021 Notes, plus any accrued and unpaid interest, if any, to, but excluding, interest accrued after the date of such repurchase notice. If certain fundamental changes referred to as make-whole fundamental changes occur, the conversion rate for the 2021 Notes may be increased.

Subject to the provisions of the Indenture, the Subsidiary may redeem for cash all or a portion of the 2021 Notes for cash, at its option, at a redemption price equal to 100% of the principal amount of the 2021 Notes to be redeemed, plus accrued and unpaid interest on the notes to be redeemed, if the last reported closing price of the Company’s ordinary shares has been at least 130% of the exchange price then in effect for at least 20 trading days during any 30 consecutive trading day period, and in the event of certain tax law changes.

The Company accounts for its 2021 Notes in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Convertible Notes are accounted for as a single liability measured at its amortized cost, as no other embedded features require bifurcation and recognition as derivatives according to ASC 815-40.

	December 31,
	2022	2021
Liability component:

Principal amount	$75,000	$75,000
Issuance costs	(4,223)	(4,223)
Net issuance costs	70,777	70,777
Amortized issuance costs	1,423	640

Net carrying amount	$72,200	$71,417

The total issuance costs of the 2021 Notes amounted to $4,223 and are amortized to interest expense at an annual effective interest rate of 7.37%, over the term of the 2021 Notes.

As of December 31, 2022, and 2021, the total estimated fair value of the 2021 Notes was $73,331 and $70,629, respectively. The fair value was determined using the Company’s effective rates for December 31, 2022, and 2021.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 6:- CONVERTIBLE SENIOR NOTES, NET (Cont.)

b.	In December 2022, the Company, as guarantor, and the Subsidiary entered into a Loan and Security Agreement (the “Loan Agreement”) with certain funds managed by Highbridge Capital Management, LLC (collectively, “Highbridge”), as the lenders (together with the other lenders from time to time party thereto, the “Lenders”), and Wilmington Savings Fund Society, FSB, as collateral agent and administrative agent. Pursuant to the Loan Agreement, the Subsidiary issued $25 million aggregate principal amount of convertible senior notes (the “2022 Notes”). The 2022 Notes bear interest of 7.5% which will be paid on a quarterly basis and monthly principal installment payments.

The 2022 Notes are exchangeable, at the option of the Lenders, into ordinary shares at an exchange rate of 0.52356 ordinary shares per $1.00 principal amount, together with a make-whole premium equal to all accrued and unpaid and remaining coupons due through the maturity date. The exchange rate is subject to adjustment in the event of ordinary share dividends, reclassifications and certain other fundamental transactions affecting the ordinary shares.

The Loan Agreement contains customary representations and warranties and covenants, including a $20.0 million minimum liquidity covenant and certain negative covenants restricting dispositions, changes in business and business locations, mergers and acquisitions, indebtedness, issuances of preferred stock, liens, collateral accounts, restricted payments, transactions with affiliates, compliance with laws, and issuances of capital stock. Most of these restrictions are subject to certain minimum thresholds and exceptions. Certain of the negative covenants will terminate when less than $5.0 million of principal amount is outstanding under the Loan Agreement. As of December 31, 2022, the Company is in compliance with such covenants.

The Company has elected the fair value option to measure the 2022 Notes upon issuance, in accordance with ASC 825-10. Under the fair value option, the 2022 Notes are measured at fair value each period with changes in fair value reported in the statements of operations. According to ASC 825-10, changes in fair value that are caused by changes in the instrument-specific credit risk will be presented separately in other comprehensive income (loss). As of December 31, 2022, the fair value of the 2022 Notes was $24,250, approximating the proceeds from the issuance of the 2022 Notes.

Subsequent to balance sheet date, in January and March 2023, the Company issued 3,141,360 and 633,185 ordinary shares in exchange of the discharge of $6,000 of the aggregate outstanding balance and the discharge of $900 interest make-whole payment, respectively, in respect of the 2022 Notes.

NOTE 7:- ACCRUED EXPENSES AND CURRENT LIABILITIES

	December 31,
	2022	2021

Subcontractors	$794	$517
Clinical activities	5,375	5,445
Professional services	1,561	740
Production plant in process	790	983
Other	371	180

	$8,891	$7,865

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 8:- FAIR VALUE MEASUREMENTS

The following tables present the fair value of money market funds and marketable securities for the years ended December 31, 2022 and 2021:

	December 31,
	2022				2021
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total

Financial Assets:
Cash equivalents:
Money market funds	$58,827	$-	$-	$58,827	$51,021	$-	$-	$51,021
Marketable securities:
Corporate debentures	-	-	-	-	-	19,605	-	19,605
Government debentures						20,429	-	20,429

Total assets measured at fair value	58,827	-	-	58,827	51,021	40,034	-	91,055

Financial Liabilities:
2022 Notes	-	-	24,250	24,250	-	-	-	-

Total liabilities measured at fair value	$-	$-	$24,250	$24,250	$-	$-	$-	$-

See Note 6 “Convertible Senior Notes” for the carrying amount and estimated fair value of the Company’s 2021 Notes as of December 31, 2022 and 2021.

The Company classifies the cash equivalents, marketable securities and 2022 Notes within Level 1, Level 2 or Level 3 because the Company uses quoted market prices, alternative pricing sources and models utilizing market observable inputs or unobservable inputs to determine their fair value.

NOTE 9:- CONTINGENT LIABILITIES AND COMMITMENTS

a.	Legal proceedings:

From time to time the Company or its subsidiaries may be involved in legal proceedings and/or litigation arising in the ordinary course of business. While the outcome of these matters cannot be predicted with certainty, the Company does not believe it will have a material effect on its consolidated financial position, results of operations, or cash flows.

b.	Bank guarantees:

As of December 31, 2022, the Company obtained bank guarantees in the amount of $2,897, primarily in connection with an Investment Center grant in order to ensure the fulfillment of the grant terms. As of December 31, 2022, $1,826 has been received, and an additional $1,071 is expected to be received in 2023.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 9:- CONTINGENT LIABILITIES AND COMMITMENTS (Cont.)

c.	Governments grants

The Company has received grants from the IIA to finance its research and development programs in Israel, through which the Company received IIA participation payments in the aggregate amount of $37.7 million through December 31, 2022, of which $35.1 million is royalty-bearing grants and $2.6 million is non-royalty-bearing grants. In return, the Company is committed to pay IIA royalties at a rate of 3-3.5% of future sales of the developed products, up to 100% of the amount of grants received plus interest at LIBOR rate. Through December 31, 2022, no royalties have been paid or accrued. The Company’s contingent royalty liability to the IIA at December 31, 2022, including grants received by the Company and the associated LIBOR interest on all such grants totaled to $43.5 million.

NOTE 10:- SHAREHOLDERS’ EQUITY

a.	Ordinary shares:

Subject to the Company’s amended and restated Articles of Association, the holders of the Company’s ordinary shares have the right to receive notices to attend and vote in general meetings of the Company’s shareholders, and the right to share in dividends and other distributions upon liquidation.

On September 27, 2022, the Company entered into an underwriting agreement with certain underwriters, pursuant to which the Company issued and sold, in an underwritten public offering, an aggregate of 12,905,000 of its ordinary shares at a public offering price of $1.55 per share. During 2022, the Company issued 1,540,165 additional ordinary shares via an at-the-market (ATM) offering, at an average public offering price of $2.84.

b.	Warrants to investors:

As part of its 2017 investment round, the Company granted certain investors 4,323,978 warrants that expired in July 2022. As of December 31, 2022, 1,010,466 of the warrants were exercised into the Company’s ordinary shares and the remaining 3,313,512 outstanding warrants expired.

c.	Treasury shares:

During the year ended December 31, 2022, the Company cancelled 120,004 outstanding restricted shares

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 11:- SHARE-BASED COMPENSATION

a.	Option plans:

On November 23, 2014, the Company’s Board of Directors approved, subject to the approval of the shareholders, creation of the Company’s ordinary C share class, with nominal value NIS 0.01 per share and classification of 1,500,000 ordinary shares for such class of shares, whereby 1,152,044 of such shares were allocated to the Company’s employees under the amended 2014 Israel Share Option Plan (the “2014 Plan”). The exercise price of the options granted under the 2014 Plan may not be less than the nominal value of the shares into which the options are exercised.

The options vest primarily over three years. There are no cash settlement alternatives. On December 29, 2014, the Company’s shareholders ratified and approved the aforesaid actions.

On January 23, 2017, the Company’s Board of Directors approved the Company’s 2017 Share Incentive Plan (the “2017 Plan” and together with the 2014 Plan, the “Option Plans”), and the subsequent grant of options to the Company’s employees, officers and directors. Pursuant to the 2017 Plan, the Company initially reserved for issuance 312,867 ordinary shares, nominal value NIS 0.01 each. On February 28, 2017, the Company’s shareholders approved the 2017 Plan.

The 2017 Plan provides for the grant of awards, including options, restricted shares and restricted share units to the Company’s directors, employees, officers, consultants and advisors.

On June 26, 2017, and on December 28, 2017, the Company’s Board of Directors approved the reservation of 463,384 and 559,764 additional ordinary shares, respectively, for issuance under the 2017 Plan (totaling, including previous plans, an aggregate of 1,336,015 ordinary shares).

On February 25, 2021 and November 17, 2021, the board of directors and shareholders, respectively, approved an amendment and restatement of the 2017 Plan. The 2017 Plan, as amended, also contains an “evergreen” provision, which provides for an automatic allotment of ordinary shares to be added every year to the pool of ordinary shares available for grant under the 2017 Plan. Under the evergreen provision, on January 1 of each year (beginning January 1, 2022), the number of ordinary shares available under the 2017 Plan automatically increases by the lesser of the following: (i) 4% of our outstanding ordinary shares on the last day of the immediately preceding year; and (ii) an amount determined in advance of January 1 by the board of directors.

The Company estimates the fair value of stock options granted using the binominal option-pricing model. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 11:- SHARE-BASED COMPENSATION (Cont.)

Expected volatility was calculated based upon the Company’s historical share price and historical volatilities of similar entities in the related sector index. The expected term of the options granted is derived from output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The Company has historically not paid dividends and has no foreseeable plans to pay dividends.

The following table lists the inputs to the binomial option-pricing model used for the fair value measurement of equity-settled share options for the above Options Plans for the years 2022 and 2021:

	December 31,
	2022	2021

Dividend yield	0%	0%
Expected volatility of the share prices	66%-67%	65%
Risk-free interest rate	1.8%-3.8%	1.4%-1.5%
Expected term (in years)	8	8

Based on the above inputs, the fair value of the options was determined to be $0.99- $1.85 per option at the grant date.

b.	The following table summarizes the number of options granted to employees under the Option Plans for the year ended December 31, 2022 and related information:

	Number of options	Weighted average exercise price	Weighted average remaining contractual term (in years)	Aggregate intrinsic value

Balance as of December 31, 2021	4,411,424	$6.01	8.19	$92,507

Granted	2,412,950	2.55	-	-
Exercised	(47,426)	1.60	-	-
Forfeited	(483,683)	6.15	-	-
Expired	(159,362)	5.36	-	-

Balance as of December 31, 2022	6,133,903	4.62	7.51	8,939

Exercisable as of December 31, 2022	2,840,554	$5.90	5.78	$8,939

As of December 31, 2022, there are $9,269 of total unrecognized costs related to share-based compensation that is expected to be recognized over a period of up to four years.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 11:- SHARE-BASED COMPENSATION (Cont.)

c.	The following table summarizes information about the Company’s outstanding and exercisable options granted to employees as of December 31, 2022:

Exercise price	Options outstanding as of December 31, 2022	Weighted average remaining contractual term (years)	Options exercisable as of December 31, 2022	Weighted average remaining contractual term (years)

$ 0.25- 3.80	2,713,020	9.19	254,626	7.33
$ 4.15- 4.95	2,056,729	5.63	1,714,926	5.26
$ 5.21- 7.56	442,437	6.97	281,984	6.17
$ 8.00-11.01	921,717	6.93	589,018	6.43

	6,133,903		2,840,554

d.	A summary of restricted shares and restricted share units activity for the year ended December 31, 2022 is as follows:

	Number of restricted shares and restricted share units	Weighted average grant date fair value

Unvested as of December 31, 2021	531,477	$5.48

Granted	1,243,250	2.74
Vested	(370,880)	3.94
Forfeited	(277,104)	4.16

Unvested as of December 31, 2022	1,126,743	$3.29

e.	The total share-based compensation expense related to all of the Company’s equity-based awards, recognized for the years ended December 31, 2022 and 2021 is comprised as follows:

	Year ended December 31,
	2022	2021

Research and development expenses, net	$1,890	$1,384
Commercial expenses	1,284	947
General and administrative expenses	1,867	1,902

Total share-based compensation	$5,041	$4,233

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 12:- TAXES ON INCOME

a.	Tax rates applicable to the income of the Company:

1.	Corporate tax rates

Taxable income of the Israeli parent is subject to the Israeli corporate tax at the rate of 23% in 2022 and 2021.

The Subsidiary is taxed according to the tax laws in its country of residence.

2.	Income tax benefits

Income is subject to tax benefits under the Law for Encouragement of Capital Investments, 1959 (the “Investment Law”), which provides tax benefits for Israeli companies meeting certain requirements and criteria. The Investment Law has undergone certain amendments and reforms in recent decades.

The Israeli parliament enacted a reform to the Investment Law, effective January 2011. According to the reform, a flat rate tax applies to companies eligible for the “Preferred Enterprise” status. In order to be eligible for Preferred Enterprise status, a company must meet minimum requirements to establish that it contributes to the country’s economic growth and is a competitive factor for the gross domestic product.

The Company’s Israeli operations elected “Preferred Enterprise” status, starting in 2017.

Benefits granted to a Preferred Enterprise include reduced tax rates. As part of the Economic Efficiency Law (Legislative Amendments for Accomplishment of Budgetary Targets for Budget Years 2017-2018), 5777-2016, the tax rate for Area A will be 7.5% in 2017 onwards. In other regions, the tax rate is 16%. Preferred Enterprises in peripheral regions will be eligible for Investment Center grants, as well as the applicable reduced tax rates.

b.	The Law for the Encouragement of Industry (Taxation), 1969:

The Company has the status of an “industrial company”, under this law. According to this status and by virtue of regulations published thereunder, the Company is entitled to claim a deduction of accelerated depreciation on equipment used in industrial activities, as determined in the regulations issued under the law. The Company is also entitled to amortize a patent or knowhow usage right that is used in the enterprise’s development or promotion, to deduct listed share issuance expenses and to file consolidated financial statements under certain conditions.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 12:- TAXES ON INCOME (Cont.)

c.	The components of the loss were as follows:

	Year ended December 31,
	2022	2021

Domestic	$66,137	$55,853
Foreign	13,238	33,940

	$79,375	$89,793

d.	Net operating losses carryforward:

The Company has net operating losses and capital losses for tax purposes as of December 31, 2022 totaling approximately $274,384 and $507, respectively, which may be carried forward and offset against taxable income in the future for an indefinite period.

As of December 31, 2022, the Subsidiary has net operating losses carryforwards of $37,458 for federal tax purposes.

e.	Final tax assessments:

The Company’s tax assessments through the 2017 tax year are considered final.

f.	Deferred taxes:

The Company provided a full valuation allowance, to reduce deferred tax assets to their estimated realizable value, since it is more likely than not that all of the deferred tax assets will not be realized.

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 13:- BASIC AND DILUTED NET LOSS PER SHARE

Basic net loss per ordinary share is computed by dividing net loss for each reporting period by the weighted-average number of ordinary shares outstanding during each year. Diluted net loss per ordinary share is computed by dividing net loss for each reporting period by the weighted average number of ordinary shares outstanding during the period, plus dilutive potential ordinary shares considered outstanding during the period, in accordance with ASC No. 260-10 “Earnings Per Share”. The Company incurred a loss in the year ended December 31, 2022; hence all potentially dilutive ordinary shares were excluded due to their anti-dilutive effect.

Details of the number of shares and loss used in the computation of net loss per share:

	Year ended December 31,
	2022		2021
	Weighted number of shares	Net loss attributable to equity holders of the Company	Weighted number of shares	Net loss attributable to equity holders of the Company
For the computation of basic and diluted net loss	63,826,295	$79,375	59,246,803	$89,793

All outstanding convertible senior note options, warrants, outstanding share options, and restricted shares for the three and nine months ended December 31, 2022 and 2021 have been excluded from the calculation of the diluted net loss per share, because all such securities are anti-dilutive for all periods presented. The total number of potential shares excluded from the calculation of diluted net loss per share are as follows:

	Year ended December 31,
	2022	2021

Convertible senior notes	4,904,318	3,690,763
Warrants	1,670,373	3,313,512
Outstanding share options	5,396,583	4,349,876
Restricted shares	1,289,395	233,475

Total	13,260,669	11,587,626

GAMIDA CELL LTD. and its subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 14: SUBSEQUENT EVENTS

1.	On March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. As of March 31, 2023, the Company’s exposure to SVB is immaterial, and consists mainly on customary business related deposits, which the impact of any amounts that the Company is unable to recover will not have a significant disruption on ongoing business activities.

2.	In 2023, the Company raised an additional $5.0 million by issuing 3.1 million ordinary shares via an ATM offering, at an average public offering price of $1.61.

3.	On March 27, 2023, the Company implemented a strategic restructuring of its operations to prioritize launch of omidubicel to ensure that, if approved, patients who may potentially benefit will have access to therapy. In connection with this strategic restructuring, the Company has taken decisive actions to: (1) prioritize resources toward the launch; (2) reduce expenses across the board; and (3) seek potential commercial or strategic partnerships to maximize patient access to omidubicel, a potentially lifesaving therapy. To reduce operating expenses, the Company will: (1) suspend the development of its engineered NK cell therapy preclinical pipeline, including GDA-301, GDA-501 and GDA-601, while maintaining the rights to this intellectual property; (2) implement a headcount reduction of 17% with the majority of impacted headcount tied to the discontinuation of the pre-clinical NK cell therapy candidates; and (3) the Company will also close its operations in Jerusalem and consolidate Israeli operations at its state-of-the-art manufacturing facility in Kiryat Gat.

- - - - - - - - - - - - - -

TABLE OF CONTENTS

Page
PART I-FINANCIAL INFORMATION	1
Item 1. Financial Statements.	1
Condensed Consolidated Balance Sheets	2
Condensed Consolidated Statements of Operations	4
Condensed Consolidated Statements of Changes in Shareholders’ Deficit	5
Condensed Consolidated Statements of Changes in Shareholders’ Equity	6
Condensed Consolidated Statements of Cash Flows	7
Notes to Condensed Consolidated Financial Statements	9
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Item 3. Quantitative and Qualitative Disclosures About Market Risk.
Item 4. Controls and Procedures.
PART II-OTHER INFORMATION
Item 1. Legal Proceedings.
Item 1A. Risk Factors.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
Item 3. Defaults Upon Senior Securities.
Item 4. Mine Safety Disclosures.
Item 5. Other Information.
Item 6. Exhibits.
SIGNATURES

i

Trademarks and Trade Names

Unless the context requires otherwise, “Gamida,” “Gamida Cell,” “we,” “us,” “our” or the “Company” mean Gamida Cell Ltd. and its wholly-owned subsidiary, Gamida Cell Inc.

Gamida Cell and Omisirge are trademarks of ours that we use in this quarterly report on Form 10-Q, or Quarterly Report. This Quarterly Report also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this Quarterly Report appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

PART I-FINANCIAL INFORMATION

Item 1. Financial Statements.

Gamida Cell ltd. AND ITS SUBSIDIARY

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2023

U.S. DOLLARS IN THOUSANDS

UNAUDITED

1

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

		September 30,	December 31,
	Note	2023	2022
		Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$60,431	$64,657
Short-term restricted deposit		2,723	-
Inventory		2,324	-
Accounts receivable		676	-
Prepaid expenses and other current assets		2,355	1,889

Total current assets		68,509	66,546

NON-CURRENT ASSETS:
Restricted deposits		377	3,668
Property, plant and equipment, net		42,667	44,319
Operating lease right-of-use assets	3	3,706	7,024
Severance pay fund		1,288	1,703
Other long-term assets		1,201	1,513

Total non-current assets		49,239	58,227

Total assets		$117,748	$124,773

The accompanying notes are an integral part of the condensed consolidated financial statements.

2

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and per share data)

		September 30,	December 31,
	Note	2023	2022
		Unaudited
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Trade payables		$1,664	$6,384
Employees and payroll accruals		6,058	5,300
Operating lease liabilities	3	1,497	2,648
Accrued interest of convertible senior notes	4	710	1,652
Accrued expenses and other current liabilities		10,725	8,891

Total current liabilities		20,654	24,875

NON-CURRENT LIABILITIES:
Convertible senior notes, net	4, 5	81,419	96,450
Warrants liability	5	11,610	-
Accrued severance pay		1,381	1,914
Long-term operating lease liabilities	3	2,302	4,867
Other long-term liabilities		-	4,690

Total non-current liabilities		96,712	107,921

CONTINGENT LIABILITIES AND COMMITMENTS	6

SHAREHOLDERS’ EQUITY (DEFICIT):	7, 8
Share capital -
Ordinary shares of NIS 0.01 par value - Authorized: 225,000,000 and 150,000,000 shares at September 30, 2023 (unaudited) and December 31, 2022; Issued: 132,083,914 and 74,703,030 at September 30, 2023 (unaudited) and December 31, 2022, respectively; Outstanding: 131,931,600 and 74,583,026 shares at September 30, 2023 (unaudited) and December 31, 2022, respectively		357	211
Treasury Ordinary shares of NIS 0.01 par value – 152,314 and 120,004 shares at September 30, 2023 (unaudited) and December 31, 2022, respectively		*	*
Additional paid-in capital		471,012	408,598
Accumulated deficit		(470,987)	(416,832)

Total shareholders’ equity (deficit)		382	(8,023)

Total liabilities and shareholders’ equity (deficit)		$117,748	$124,773

*	Represents less than $1.

The accompanying notes are an integral part of the condensed consolidated financial statements.

3

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	Unaudited

Net revenue	$673	$-	$673	$-
Cost of sales	626	-	626	-

Research and development expenses, net	4,248	9,864	21,776	31,732
Selling, general and administrative	13,837	7,197	34,691	22,698

Total operating expenses	18,085	17,061	56,467	54,430

Total operating loss	18,038	17,061	56,420	54,430

Financial (income) expenses, net	(16,519)	741	(2,265)	2,149

Net loss	$1,519	$17,802	$54,155	$56,579

Net loss per share attributable to ordinary shareholders, basic and diluted	$0.01	$0.29	$0.53	$0.95

Weighted average number of shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	124,236,300	60,440,765	101,479,968	59,821,655

The accompanying notes are an integral part of the condensed consolidated financial statements.

4

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

 U.S. dollars in thousands (except share and per share data)

	Three months ended September 30, 2023 (unaudited)
	Ordinary shares		Treasury	Additional paid-in	Accumulated	Total shareholders’
	Number	Amount	shares	capital	deficit	Equity

Balance as of June 30, 2023	112,274,165	$305	$ *	$443,450	$(469,468)	$(25,713)

Issuance of ordinary shares upon release of restricted share units	236,629	1	-	1	-	2
Treasury shares	(868)	*	*	-	-	*
Exercise of options	820	*	-	*	-	*
Issuance of ordinary shares, net of issuance expenses **	18,888,325	51	-	25,596	-	25,647
Issuance of ordinary shares for 2022 Notes	532,529	*	-	589	-	589
Share-based compensation	-	-	-	1,376	-	1,376
Loss	-	-	-	-	(1,519)	(1,519)

Balance as of September 30, 2023	131,931,600	357	*	471,012	(470,987)	382

	Nine months ended September 30, 2023 (unaudited)
	Ordinary shares		Treasury	Additional paid-in	Accumulated	Total shareholders’
	Number	Amount	shares	capital	deficit	Equity

Balance as of December 31, 2022	74,583,026	$211	$ *	$408,598	$(416,832)	$(8,023)

Issuance of ordinary shares upon release of restricted share units	348,998	1	-	1	-	2
Treasury shares	(32,310)	*	*	-	-	*
Exercise of options	1,066	*	-	*	-	*
Issuance of ordinary shares, net of issuance expenses ***	46,671,195	127	-	41,118	-	41,245
Issuance of ordinary shares for 2022 Notes	10,326,355	18	-	16,953	-	16,971
Exercise of warrants liability	33,270	*	-	45	-	45
Share-based compensation	-	-	-	4,297	-	4,297
Loss	-	-	-	-	(54,155)	(54,155)

Balance as of September 30, 2023	131,931,600	357	*	471,012	(470,987)	382

*	Represents less than $1.
**	Issuance costs of approximately $793.
***	Issuance costs of approximately $2,951.

The accompanying notes are an integral part of the condensed consolidated financial statements.

5

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

U.S. dollars in thousands (except share and per share data)

	Three months ended September 30, 2022 (unaudited)
	Ordinary shares		Treasury		Additional paid-in	Accumulated	Total shareholders’
	Number	Amount	shares		capital	deficit	equity

Balance as of June 30, 2022	59,977,188	$169	$	*	$383,915	$(376,234)	$7,850

Treasury shares	(3,085)	-		*	*	-	*
Issuance of ordinary shares, net of issuance expenses **	14,406,707	41		-	22,173	-	22,214
Share-based compensation	-	-		-	1,299	-	1,299
Loss	-	-		-	-	(17,802)	(17,802)

Balance as of September 30, 2022	74,380,810	$210	$	*	$407,387	$(394,036)	$13,561

	Nine months ended September 30, 2022 (unaudited)
	Ordinary shares		Treasury	Additional paid-in	Accumulated	Total shareholders’
	Number	Amount	shares	capital	deficit	equity
Balance as of December 31, 2021	59,970,389	$169	$-	$381,225	$(337,457)	$43,937

Grant of restricted shares	3,600	*	-	*	-	*
Treasury shares	(85,770)	-	*	*	-	*
Exercise of options	47,426	*	-	76	-	76
Issuance of ordinary shares, net of issuance expenses ***	14,445,165	41	-	22,257	-	22,298
Share-based compensation	-	-	-	3,829	-	3,829
Loss	-	-	-	-	(56,579)	(56,579)

Balance as of September 30, 2022	74,380,810	$210	$ *	$407,387	$(394,036)	$13,561

*	Represents less than $1.
**	Issuance costs of approximately $2,079.
***	Issuance costs of approximately $2,081.

The accompanying notes are an integral part of the condensed consolidated financial statements.

6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Nine months ended September 30,
	2023	2022
	Unaudited
Cash flows from operating activities:

Loss	$(54,155)	$(56,579)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation of property, plant and equipment	1,024	391
Financing expense (income), net	61	(2,461)
Share-based compensation	4,297	3,829
Change in Fair Value of warrants liability	(9,143)	-
Change in Fair Value in convertible notes	1,039	-
Warrants issuance costs	1,733	-
Amortization of debt discount and issuance costs	625	582

Change in assets and liabilities:

Inventory	(92)	-
Operating lease right-of-use assets	2,020	1,922
Operating lease liabilities	(2,417)	(2,395)
Increase in accounts receivable	(676)	-
Increase (decrease) accrued severance pay, net	(118)	23
(Increase) decrease in prepaid expenses and other assets	(239)	1,719
Decrease in trade payables	(4,720)	(6,355)
Increase (decrease) in accrued expenses and other liabilities	(2,096)	5,079

Net cash used in operating activities	(62,857)	(54,245)

Cash flows from investing activities:

Purchase of property, plant and equipment	(833)	(2,865)
Purchase of marketable securities	-	(4,557)
Proceeds from maturity of marketable securities	-	37,972
Proceeds from restricted deposits	294	500

Net cash provided by (used in) investing activities	(539)	31,050

The accompanying notes are an integral part of the condensed consolidated financial statements.

7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Nine months ended September 30,
	2023	2022
	Unaudited
Cash flows from financing activities:

Proceeds from exercise of warrants	45	-
Proceeds from exercise of options	-	76
Principal payments of convertible senior note	(1,142)	-
Proceeds from share issuance and warrants liability, net	60,267	22,298

Net cash provided by financing activities	59,170	22,374

Decrease in cash and cash equivalents	(4,226)	(821)
Cash and cash equivalents at beginning of period	64,657	55,892

Cash and cash equivalents at end of period	$60,431	$55,071

Significant non-cash transactions:

Purchase of property, plant and equipment on credit	$-	$281

Supplemental disclosures of cash flow information:

Cash paid for interest	$(5,685)	$(4,406)

The accompanying notes are an integral part of the condensed consolidated financial statements.

8

GAMIDA CELL LTD. AND ITS SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data and unless otherwise indicated)

NOTE 1: GENERAL

a.	Gamida Cell Ltd. (the “Company”), founded in 1998, is a cell therapy pioneer working to turn cells into powerful therapeutics. The Company applies a proprietary expansion platform leveraging the properties of nicotinamide (“NAM”) to allogeneic cell sources including umbilical cord blood-derived cells and natural killer (NK) cells to create cell therapy candidates, with the potential to redefine standards of care.

b.	On April 17, 2023, the U.S. Food and Drug Administration approved the Company’s allogeneic cell therapy, Omisirge (omidubicel-onlv), for use in adult and pediatric patients 12 years and older with hematologic malignancies who are planned for umbilical cord blood transplantation following myeloablative conditioning to reduce the time to neutrophil recovery and the incidence of infection. In addition, the Company has applied its NAM cell expansion technology to NK cells, to develop its initial NK product candidate, GDA-201, an investigational, NK cell-based immunotherapy for the treatment of hematologic and solid tumors in combination with standard of care antibody therapies.

c.	In March 2023, the Company announced a strategic reprioritization of its business activities to primarily focus on the commercial launch of Omisirge.

d.	In October 2023, the Company announced early data from 10 patients with CD20 positive non-Hodgkin lymphoma that are in the first three cohorts in an ongoing multicenter Phase 1/2 study of NK cell therapy candidate GDA-201. The study is designed to evaluate safety and determine the maximum tolerated dose.

The patients were heavily pretreated with a median of six prior lines of therapy, including CAR-T cell therapy (six patients) and hematopoietic stem cell transplant (four patients). Preliminary results showed marked shrinkage of target lesions in five patients; efficacy evaluation showed two patients with complete response, two with partial response, and one with stable disease. No dose-limiting toxicities were reported in the 10 patients treated with doses up to 1x108 cells/kg of GDA-201 in combination with rituximab.

Activity appears to be dose dependent with two of the three patients in Cohort 3 responding. The fourth and final cohort of the Phase 1 portion of the study, at the target dose level of 2x108 cells/kg, is currently enrolling; however, the Company does not plan to conduct the Phase 2 portion of the Phase 1/2 study.

e.	Prior to FDA approval of Omisirge in April 2023, the Company devoted substantially all of its efforts toward research and development activities. In the course of such activities, the Company has sustained operating losses and expects such losses to continue in the foreseeable future. The Company’s accumulated deficit as of September 30, 2023 was $470,987 and negative cash flows from operating activities during the nine months ended September 30, 2023 were $62,857. The Company’s management plan is to seek a strategic partnership to support the commercialization of Omisirge or seek additional financing as required to fund its operations until achieving positive cash flows. However, there is no assurance that capital financing and/or a strategic transaction will be available to the Company, and even if available, whether it will be on terms acceptable to the Company or in amounts required.

9

NOTE 1: GENERAL (Cont.)

f.	These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited condensed consolidated financial statements do not include any adjustments to the carrying amounts and classifications of assets and liabilities that would result if the Company were unable to continue as a going concern.

g.	The Company has a wholly owned U.S. subsidiary, Gamida Cell Inc. (the “Subsidiary”), which was incorporated in 2000, under the laws of the State of Delaware. The Company has one operating segment and reporting unit. The subsidiary was created to assist with the commercialization of the Company’s products in the United States.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of presentation of the financial statements:

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as of December 31, 2022 filed with the SEC on March 31, 2023. The interim period results do not necessarily indicate the results that may be expected for any other interim period or for the full fiscal year.

b.	Use of estimates:

The preparation of the unaudited condensed financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company’s management believes that the estimates, judgements and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities at the dates of the consolidated financial statements, and the reported amount of expenses during the reporting periods. Estimates may include: revenue recognition, such as returns of product sold, stock-based compensation, inventory, and impairment of long lived assets. Actual results could differ from those estimates.

10

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES (Cont.)

c.	Inventories:

Inventories are stated at the lower of cost or net realizable value. The Company regularly evaluates its ability to realize the value of inventory. If the inventories are deemed damaged, if actual demand of the Company’s therapies deteriorates, or if market conditions are less favorable than those projected, inventory reserves or write-offs may be required.

During the three and nine months period ended September 30, 2023, a reserve for slow-moving inventory approaching expiration dates and inventory write-offs were recorded.

d.	Revenue recognition:

Revenues are recognized in accordance with ASC 606. Revenue from contracts with customers is recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

The Company’s revenues are comprised of product revenue from the sales of Omisirge. Gamida Cell has a sole distributor in the United States and sells to this customer under the Flash Title model, whereby the third-party partner takes ownership but does not handle physical storage or distribution. The customer in turn resells the product to the transplant centers, while also managing the order to cash processes.

To determine revenue recognition for arrangements the Company determines that are within the scope of Topic 606, the Company performs the following five steps:

(i)	Identify the contract(s) with a customer:

The Company enters into an enforceable contract with a customer that (1) defines each party’s rights regarding delivery of and payment for a product, (2) the contract has commercial substance and (3) the Company determines that collection of substantially all consideration for such product is probable based on the payer’s intent and ability to pay the promised consideration.

(ii)	Identify the performance obligations in the contract:

The Company’s sales contracts include the delivery of Omisirge, which represent the Company’s single performance obligation under each contract.

(iii)	Determine the transaction price:

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for providing a product to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the net realizable value utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

Product revenues are recognized, net of variable consideration related to certain allowances and accruals, at the time of delivery to the transplant center.

11

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES (Cont.)

(iv)	Allocate the transaction price to the performance obligations in the contract:

If a contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation.

(v)	Recognize revenue when (or as) the entity satisfies a performance obligation:

Revenue is recognized when or as performance obligations are satisfied by transferring control of a promised good or service to a customer. Control either transfers over time or at a point in time, which affects when revenue is recorded.

Revenues from sales of products are recognized at the point in time of transfer of control of the product, which is the time of delivery to a transplant center.

e.	Accounts receivable:

The Company’s accounts receivable balance consists of amounts due from product sales to a single customer, which is the Company’s sole distributor of Omisirge in the United States. Under the Flash Title model, whereby the third-party partner takes ownership does not handle physical storage or distribution. Gamida Cell sells to this customer which in turn resells the product to the transplant centers, while also managing the order to cash processes.

f.	Cost of sales:

Cost of sales in 2023 were direct costs attributable to the production of Omisirge, including raw materials, production, labor, and certain maintenance and indirect manufacturing overhead costs, quality testing directly related to each product batch, and depreciation on capital expenditure relating to the manufacturing facility that Gamida Cell has purchased to produce Omisirge. It also includes any cost of batch failure losses and royalty expenses. Cost of sales for Omisirge are recognized when incurred.

g.	Selling, general & administrative:

Beginning July 1, 2023, the Company’s reporting of operating expenses was modified to reflect the Company’s transition to the commercial stage, with all operating costs now reported as either research and development expenses, or selling, general & administrative (SG&A) expenses. For 2022 and the first two quarters of 2023, previously reported commercial and general & administrative costs were combined into SG&A expenses. Beyond commercial and general & administrative costs, SG&A also includes certain indirect manufacturing and quality expenses, excess capacity costs and medical affairs expenditures. Excess capacity costs reflect those labor and manufacturing overhead costs incurred, but not absorbed in cost of sales in the period, given that our facility is staffed to produce the anticipated demand over the course of the coming year.

h.	Recently adopted accounting standards:

In June 2016, FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 amends the impairment model to utilize an expected loss methodology in place of the currently used incurred loss methodology, which will result in the more timely recognition of losses. Topic 326 is effective for the Company beginning on January 1, 2023. Effective January 1, 2023, the Company adopted the standard. Adoption of the standard did not have an impact on the financial statements.

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NOTE 3: LEASES

The Company entered into operating leases primarily for its production plant, and its laboratories and offices. The leases have remaining lease terms of up to five years, and the Company does not assume renewals in its determination of the lease term unless the renewals are considered as reasonably certain at lease commencement.

The components of operating lease costs were as follows:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	Unaudited

Operating lease costs	$746	$676	$1,906	$2,093
Short-term lease costs	-	8	82	92

Total lease costs	$746	$684	$1,988	$2,185

Supplemental balance sheet information related to operating leases is as follows:

Nine months ended September 30, 2023
Unaudited

Weighted average remaining lease term (in years)	3.16
Weighted average discount rate	2.80%

Maturities of lease liabilities were as follows:

September 30, 2023
Unaudited

2023	$624
2024	1,203
2025	1,071
2026	710
Thereafter	541

Total undiscounted lease payments	4,149
Less - imputed interest	(350)

Present value of lease liabilities	$3,799

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NOTE 4: CONVERTIBLE SENIOR NOTES, NET

a.	On February 16, 2021, the Subsidiary issued convertible senior notes (the “2021 Notes”) due in 2026, in the aggregate principal amount of $75 million, pursuant to an Indenture between the Company, the Subsidiary, and Wilmington Savings Fund Society, FSB, dated February 16, 2021 (the “Indenture”). The 2021 Notes bear interest payable semiannually in arrears, at a rate of 5.875% per year. The 2021 Notes will mature on February 15, 2026, unless earlier converted, redeemed or repurchased in accordance with their terms.

Subject to the provisions of the Indenture, the holders of the 2021 Notes have the right, prior to the close of business on the second scheduled trading day immediately preceding February 15, 2026, to convert any 2021 Notes or portion thereof that is $1,000 or an integral multiple thereof, into the Company’s Ordinary shares at an initial conversion rate of 56.3063 shares per $1,000 principal amount of 2021 Notes (equivalent to an exchange price of $17.76 per share). The conversion rate is subject to adjustment in specified events.

Upon the occurrence of a fundamental change (as defined in the Indenture), holders of the 2021 Notes may require the Company to repurchase for cash all or a portion of their 2021 Notes, in multiples of $1,000 principal amount, at a repurchase price equal to 100% of the principal amount of the 2021 Notes, plus any accrued and unpaid interest, if any, to, but excluding, interest accrued after the date of such repurchase notice. If certain fundamental changes referred to as make-whole fundamental changes occur, the conversion rate for the 2021 Notes may be increased.

Subject to the provisions of the Indenture, the Subsidiary may redeem for cash all or a portion of the 2021 Notes for cash, at its option, at a redemption price equal to 100% of the principal amount of the 2021 Notes to be redeemed, plus accrued and unpaid interest on the notes to be redeemed, if the last reported closing price of the Company’s Ordinary shares has been at least 130% of the exchange price then in effect for at least 20 trading days during any 30 consecutive trading day period, and in the event of certain tax law changes.

The Company accounts for its 2021 Notes in accordance with ASC 470-20 “Debt with Conversion and Other Options.” The 2021 Notes are accounted for as a single liability measured at its amortized cost, as no other embedded features require bifurcation and recognition as derivatives according to ASC 815-40.

	September 30,	December 31,
	2023	2022
	Unaudited
Liability component:

Principal amount	$75,000	$75,000
Issuance costs	(4,223)	(4,223)

Net of issuance costs	70,777	70,777
Amortized issuance costs	2,048	1,423

Net carrying amount	$72,825	$72,200

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NOTE 4: CONVERTIBLE SENIOR NOTES, NET (Cont.)

The total issuance costs of the 2021 Notes amounted to $4,223 and are amortized to interest expenses at an annual effective interest rate of 7.37%, over the term of the 2021 Notes.

As of September 30, 2023, and December 31, 2022, the total estimated fair value of the 2021 Notes was $75,483 and $73,331, respectively. The fair value was determined using the Company’s effective rates for September 30, 2023 and December 31, 2022. The fair value of the 2021 Notes are classified as Level 3; see Note 5 below for further details.

b.	In December 2022, the Company, as guarantor, and the Subsidiary entered into a Loan and Security Agreement (the “Loan Agreement”) with certain funds managed by Highbridge Capital Management, LLC (collectively, “Highbridge”), as the lenders (together with the other lenders from time to time party thereto, the “Lenders”), and Wilmington Savings Fund Society, FSB, as collateral agent and administrative agent. Pursuant to the Loan Agreement, the Subsidiary issued convertible senior notes with an aggregate principal amount of $25 million (the “2022 Notes”). The 2022 Notes bear interest of 7.5% which is paid on a quarterly basis and require monthly principal installment payments.

The 2022 Notes are exchangeable, at the option of the Lenders, into Ordinary shares at an exchange rate of 0.52356 Ordinary shares per $1.00 principal amount (equivalent to an exchange price of $1.91 per share), together with a make-whole premium equal to all accrued and unpaid and remaining coupons due through the maturity date. The exchange rate is subject to adjustment in the event of ordinary share dividends, reclassifications and certain other fundamental transactions affecting the Ordinary shares. In addition, under certain circumstances, the Company can issue Ordinary shares in exchange for the discharge of the monthly principal installment payments.

The Loan Agreement contains customary representations and warranties and covenants, including a $20 million minimum liquidity covenant and certain negative covenants restricting dispositions, changes in business and business locations, mergers and acquisitions, indebtedness, issuances of preferred stock, liens, collateral accounts, restricted payments, transactions with affiliates, compliance with laws, and issuances of capital stock. Most of these restrictions are subject to certain minimum thresholds and exceptions. Certain of the negative covenants will terminate when less than $5.0 million of principal amount is outstanding under the Loan Agreement. As of September 30, 2023, the Company is in compliance with such covenants.

The Company has elected the fair value option to measure the 2022 Notes upon issuance, in accordance with ASC 825-10. Under the fair value option, the 2022 Notes are measured at fair value each period with changes in fair value reported in the statements of operations. According to ASC 825-10, changes in fair value that are caused by changes in the instrument-specific credit risk will be presented separately in other comprehensive income (loss).

As of September 30, 2023, the Company issued 9,168,058 and 1,158,297 Ordinary shares in exchange for the discharge of $15,554 of the outstanding principal balance and the discharge of $1,418 of interest payments, respectively, in respect of the 2022 Notes.

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NOTE 5: FAIR VALUE MEASUREMENTS

Cash and cash equivalents, restricted deposits, prepaid expenses and other assets, trade payables and accrued expenses and other liabilities, are stated at their carrying value which approximates their fair value due to the short time to the expected receipt or payment. The Company classifies cash equivalents within Level 1, and the 2021 Notes, 2022 Notes and warrants liability are classified within Level 3, because the Company uses quoted market prices or alternative pricing sources and models utilizing market observable inputs to determine their fair value.

The following tables present information about the Company’s financial assets and liabilities that are measured in fair value on a recurring basis as of September 30, 2023 and December 31, 2022:

	September 30, 2023 (unaudited)			December 31, 2022
	Level 1	Level 3	Total	Level 1	Level 3	Total
Financial assets:

Money market funds included in cash and cash equivalent	$56,222	$-	$56,222	$58,827	$-	$58,827

Total assets measured at fair value	$56,222	$-	$56,222	$58,827	$-	$58,827

Financial Liabilities:

2022 Notes	$-	$8,594	$8,594	$-	$24,250	$24,250
Warrants liability	-	11,610	$11,610	-	-	-

Total liabilities measured at fair value	$-	$20,204	$20,204	$-	$24,250	$24,250

In connection with the April 19, 2023 public offering of Ordinary shares, the Company granted certain investors warrants to purchase 17,500,000 Ordinary shares at an exercise price of $1.35 per share. The warrants liability was valued using a Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Black Scholes model’s primary unobservable input utilized in determining the fair value of the warrants is the expected volatility of the Ordinary shares. The expected volatility was implied from a blend of the Company’s own Ordinary share and public warrant pricing, and the average historical share volatilities of several unrelated public companies within the Company’s industry that the Company considers to be comparable to its own business.

The following table summarizes the warrant liability activity as of September 30, 2023:

Warrant liability

Initial measurement (April 21, 2023)	$20,753
Change in fair value	(9,143)

Balance at September 30, 2023 (unaudited)	$11,610

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NOTE 5: FAIR VALUE MEASUREMENTS (Cont.)

The key inputs used in the valuation of the warrants liability as of September 30, 2023 and April 21, 2023, the initial measurement date, are included below:

Input	September 30, 2023	April, 21, 2023

Exercise price	$1.35	$1.35
Share price on date	$1.03	$1.60
Risk-free rate	4.6%	3.7%
Expected volatility	89%	91%
Dividend Rate	0%	0%

The 2022 Notes were valued using the Monte Carlo simulation analysis to generate expected future cash flows based on movement in the Company’s stock price. These future cash flows were then discounted to present value. Cash flows associated with the future conversion of loan principal into shares were discounted at the risk-free rate commensurate with the remaining term of the loan. Future cash flows resulting from the contractual debt payments were discounted at a market yield. The significant inputs into the Monte Carlo simulation were the closing stock price as of September 30, 2023, a volatility analysis of the stock, and the risk-free rate using the U.S. Treasury Constant Maturity Rate for the remaining time between the valuation date and maturity date.

The fair value for the 2022 Notes liability as of September 30, 2023 and December 31, 2022:

2022 Notes

Balance at December 31, 2022	$24,250
2023 principal payments and conversions	(16,695)
Change in fair value	1,039

Balance at September 30, 2023 (unaudited)	$8,594

The key inputs used in the valuation of the 2022 Notes liability as of September 30, 2023 and December 31, 2022, the initial measurement date:

	September 30,	December 31,
	2023	2022
	Unaudited

Voluntary conversion price	$1.91	$1.91
Share price on date	$1.03	$1.29
Risk-free rate	5.4%	4.4%
Expected volatility	100%	75%
Implied yield	31.5%	32.8%

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NOTE 6: CONTINGENT LIABILITIES AND COMMITMENTS

a.	Legal proceedings:

From time to time the Company or the Subsidiary may be involved in legal proceedings and/or litigation arising in the ordinary course of business. While the outcome of these matters cannot be predicted with certainty, the Company does not believe it will have a material effect on its consolidated financial position, results of operations, or cash flows.

b.	Bank guarantees:

As of September 30, 2023, the Company obtained bank guarantees in the amount of $2,686, primarily in connection with an Israeli Investment Center grant which requires a bank guarantee in order to ensure the fulfillment of the grant terms.

c.	Governments grants:

The Company has received grants from the Israeli Innovation Authority (IIA) to finance its research and development programs in Israel, through which the Company received IIA participation payments in the aggregate amount of $37,082 through September 30, 2023, of which $34,477 is royalty-bearing grants and $2,605 is non-royalty-bearing grants. In return, the Company is committed to pay IIA royalties at a rate of 3-5% of future sales of the developed products, up to 100% of the amount of grants received plus interest at the LIBOR rate. Through September 30, 2023, the Company has accrued $20 in royalty expenses. The Company’s contingent royalty liability to the IIA at September 30, 2023, including grants received by the Company and the associated LIBOR interest on all such grants totaled to $43,447.

d.	Lonza settlement:

In December 2022, the Company signed an agreement with Lonza Netherlands B.V., or Lonza, to mutually terminate their Service Agreement, whereas the Company shall pay Lonza an aggregate amount of $8,479 (€8,000). As of September 30, 2023, the Company had paid the first payment of $1,594 (€1,500); an additional $2,646 (€2,500) will be paid in 2023 and the remaining $4,240 (€4,000) will be paid in 2024. US dollar amounts for this payment obligation were estimated using the € to US dollar exchange rate on September 30, 2023, as this payment obligation is in €.

NOTE 7: SHAREHOLDERS’ EQUITY

a.	Ordinary shares:

Subject to the Company’s Amended and Restated Articles of Association, as amended, the holders of the Company’s Ordinary shares have the right to receive notices to attend and vote in general meetings of the Company’s shareholders, and the right to participate in dividends and other distributions upon liquidation.

On September 27, 2022, the Company issued and sold, in an underwritten public offering, an aggregate of 12,905,000 of its Ordinary shares at a public offering price of $1.55 per share, for gross proceeds of approximately $20,000, before deducting underwriting discounts and commissions and offering expenses.

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NOTE 7: SHAREHOLDERS’ EQUITY (Cont.)

On April 19, 2023, the Company issued and sold 17,500,000 of its Ordinary shares at a public offering price of $1.30 per ordinary share and accompanying warrants to purchase 17,500,000 Ordinary shares, for gross proceeds of approximately $22.8 million, before deducting underwriting discounts and commissions and offering expenses, of $1.9 million.

As of September 30, 2023, the Company had raised $39,412 in net proceeds by issuing 29,171,195 shares via an ATM offering, at an average public offering price of $1.39 per share.

b.	Warrants to investors:

As part of its April 2023 underwritten public offering of its securities, the Company granted certain investors 17,500,000 warrants to purchase the Company’s Ordinary shares that will expire on April 21, 2028. The warrants were classified as a liability on the balance sheet initially, and subsequently measured at fair value through earnings, as the warrants are not considered indexed to the Company’s own equity pursuant to ASC 815-40. The change in fair value of the warrants liability is recognized in financial expenses, net, in the consolidated statements of operation. During the nine months ended September 30, 2023, 33,270 of such warrants were exercised in exchange for 32,270 of the Company’s Ordinary shares.

c.	Treasury shares:

During the nine months ended September 30, 2023, the Company cancelled 32,310 outstanding restricted shares, whereby the restricted shares became treasury shares.

NOTE 8: SHARE-BASED COMPENSATION

a.	Option plans:

On January 23, 2017, the Company’s Board of Directors approved the Company’s 2017 Share Incentive Plan (the “2017 Plan”), and the subsequent grant of options to the Company’s employees, officers and directors. Pursuant to the 2017 Plan, the Company initially reserved for issuance 312,867 Ordinary shares, nominal value NIS 0.01 each. On February 28, 2017, the Company’s shareholders approved the 2017 Plan.

The 2017 Plan provides for the grant of awards, including options, restricted shares and restricted share units to the Company’s directors, employees, officers, consultants and advisors.

On February 25, 2021 and November 17, 2021, the board of directors and shareholders, respectively, approved an amendment and restatement of the 2017 Plan. The 2017 Plan, as amended, also contains an “evergreen” provision, which provides for an automatic allotment of Ordinary shares to be added every year to the pool of Ordinary shares available for grant under the 2017 Plan. Under the evergreen provision, on January 1 of each year (beginning January 1, 2022), the number of Ordinary shares available under the 2017 Plan automatically increases by the lesser of the following: (i) 4% of our outstanding Ordinary shares on the last day of the immediately preceding year; and (ii) an amount determined in advance of January 1 by the board of directors. As of September 30, 2023, 2,025,064 shares were reserved for issuance under the 2017 Plan.

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NOTE 8: SHARE-BASED COMPENSATION (Cont.)

The Company estimates the fair value of stock options granted using the binominal option-pricing model. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term.

Expected volatility was calculated based upon the Company’s historical share price and historical volatilities of similar entities in the related sector index. The expected term of the options granted is derived from output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The Company has historically not paid dividends and has no foreseeable plans to pay dividends.

The following table lists the inputs to the binomial option-pricing model used for the fair value measurement of equity-settled share options for the nine months ended September 30, 2023 and 2022:

	Nine months ended September 30,
	2023	2022
	Unaudited

Dividend yield	0%	0%
Expected volatility of the share prices	73%	66%-67%
Risk-free interest rate	4.3%	1.8% - 3.5%
Expected term (in years)	8	8

Based on the above inputs, the fair value of the options was determined to be $0.99 - $1.85 per option at the grant date.

b.	The following table summarizes the number of options granted to employees as of September 30, 2023 under the Amended and Restated 2017 Plan as well as historical equity incentive plans under which no equity awards remain outstanding and related information:

	Number of options	Weighted average exercise price

Balance as of January 1, 2023	6,133,903	$4.62

Granted	2,127,834	1.53
Exercised	(1,066)	0.25
Forfeited	(641,406)	2.61
Expired	(511,031)	5.57

Balance as of September 30, 2023 (unaudited)	7,108,234	3.85

Exercisable as of September 30, 2023 (unaudited)	3,955,093	4.75

As of September 30, 2023, there are $6,969 of total unrecognized costs related to share-based compensation that are expected to be recognized over a period of up to four years.

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NOTE 8: SHARE-BASED COMPENSATION (Cont.)

c.	A summary of restricted shares and restricted share units activity as of September 30, 2023 is as follows:

	Number of restricted shares and restricted share units	Weighted average grant date fair value
	(unaudited)	(unaudited)
Unvested as of January 1, 2023	1,126,743	$3.29

Granted	1,036,606	1.53
Vested	(499,894)	2.85
Forfeited	(333,173)	2.30

Unvested as of September 30, 2023 (unaudited)	1,330,282	2.33

d.	The total share-based compensation expense related to all of the Company’s equity-based awards, recognized for the three and nine months ended September 30, 2023 and 2022 is comprised as follows:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	Unaudited

Cost of sales expenses	$3	$-	$3	$-
Research and development expenses, net	230	533	1,026	1,551
Selling, general and, administrative	1,143	766	3,268	2,278

Total share-based compensation	$1,376	$1,299	$4,297	$3,829

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NOTE 9: BASIC AND DILUTED NET LOSS PER SHARE

Basic net loss per ordinary share is computed by dividing net loss for each reporting period by the weighted-average number of Ordinary shares outstanding during each year. Diluted net loss per Ordinary share is computed by dividing net loss for each reporting period by the weighted average number of Ordinary shares outstanding during the period, plus dilutive potential Ordinary shares considered outstanding during the period, in accordance with ASC No. 260-10 “Earnings Per Share”.

Details of the number of shares and loss used in the computation of loss per share:

	Three months ended September 30,				Nine months ended September 30,
	2023		2022		2023		2022
	Weighted number of shares	Net loss attributable to Ordinary shares of the Company	Weighted number of shares	Net loss attributable to Ordinary shares of the Company	Weighted number of shares	Net loss attributable to Ordinary shares of the Company	Weighted number of shares	Net loss attributable to Ordinary shares of the Company
	Unaudited
For the computation of basic and diluted loss	124,236,300	$1,519	60,440,765	$17,802	101,479,968	$54,155	59,821,655	$56,579

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NOTE 9: BASIC AND DILUTED NET LOSS PER SHARE (Cont.)

All outstanding convertible senior note options, warrants, outstanding share options, and restricted shares for the three and nine months ended September 30, 2023 and 2022 have been excluded from the calculation of the diluted net loss per share, because all such securities are anti-dilutive for all periods presented. The total numbers of potential shares excluded from the calculation of diluted net loss per share are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	Unaudited

Convertible senior notes	10,876,824	4,222,973	10,876,824	4,222,973
Warrants	17,466,730	108,049	17,466,730	2,233,283
Outstanding share options	7,083,976	5,189,188	6,774,012	4,964,826
Restricted shares	1,628,671	1,140,318	1,489,041	1,008,551

Total	37,056,201	$10,660,528	36,606,607	$12,429,633

NOTE 10: SUBSEQUENT EVENTS

From October 1, 2023 through November 10, 2023, the Company raised an additional $499 in net proceeds by issuing 706,914 Ordinary shares via an ATM offering, at an average public offering price of $0.73.

From October 1, 2023 through November 14, 2023, the Company made a monthly principal installment payment of $554 on the 2022 Note. The outstanding principal amount of the 2022 Note is $7,751 following this payment.

On October 2, 2023 the Company paid $2,646 to Lonza as part of the termination of their Service Agreement. See Note 6 for further details.

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Affidavit

I, the undersigned, Abigail Jenkins, holder of U.S.A. Passport No. 579806601, after having been cautioned that I must state the truth and that I shall be liable for the penalties prescribed by Israeli law if I fail to do so, hereby declare as follow:

1. I am making this affidavit in support of Gamida Cell Ltd.'s (the "**Company**" or "**Gamida Cell**") motion according to section 159(b)1 of the Insolvency and Financial rehabilitation Regulations, 2019 (according to chapter 10 of the Insolvency and Financial Rehabilitation Law, 2018), to the District Court of Be'er Sheva, Israel (hereinafter: the "**Motion**").

2. I have served as the Company's President & Chief Executive Officer since September 2022.

3. The facts stated in my affidavit with respect to the period from September 2022 to the present date, are known to me from personal knowledge and from documents that I have reviewed within the framework of my position. The facts in this affidavit relating to the period before September 2022 are stated to the best of my knowledge, derived from documents that I have reviewed and from information I have received from the Company's management and Board of Directors within the framework of my position.

Description of the Company and the Industry in which It Operates

4. The Company was established and incorporated in Israel in 1998, in 2018 its shares were registered for trading on the Nasdaq stock exchange in the United States, and today it is a public company whose shares are traded by the public.

5. The Company has a wholly-owned subsidiary, Gamida Cell, Inc. (the "**Subsidiary**"), which is a private company incorporated in the state of Delaware, United States.

6. The Company's area of activity is cell therapy. Companies that operate in this field convert cells from human donors (or the patient himself) into therapeutic tools. The technology developed by the Company (known as "NAM") makes it possible to take stem cells from a foreign donor (i.e., cells that are not from the patient himself), enhance their therapeutic capabilities and increase their number. After the enhancement process, the enhanced stem cells are injected into the patient and find their way to his bone marrow, where they create

800

white blood cells for her or him, which are a critical component of the immune system. This treatment is especially essential for blood cancer patients, whose treatment includes destroying the ability of the body's immune system to create white blood cells. The recovery of these patients depends on the rehabilitation of the immune system through the transplantation of stem cells. The advantage of the Company's technology is that it makes it possible to transplant cells from a foreign donor, with an improved neutrophil (white blood cell) recovery and lower risk of infection when compared to a stem cell transplant using cord blood cells not modified with NAM.

7. The field of biotechnology (biotech) is characterized by high research and development costs. Research and development in the field requires a high level of scientific knowledge, advanced technologies, and extensive economic resources. An investment of hundreds of millions of US dollars over a long period of time is required to fund the research, development, clinical testing, regulatory qualification, establishment of a manufacturing facilities, production and commercialization of the drug, etc. Among other things, the Company has received grants of dozens of millions of dollars from the Israel Innovation Authority.

8. After years of clinical trials, the Company received regulatory approval from the FDA on April 17, 2023, to market the "Omisirge" product for adult patients and children of 12 years of age and above with hematologic malignancies in need of an allogeneic stem cell transplant. Therefore, the Company recorded revenue for the first time in the year 2023, which amounted to $1.78 million.

9. It should be noted that the target market for Omisirge is relatively small. The Company estimates that, currently, less than 10,000 people undergo stem cell transplants per year (in the framework of cancer treatment, although the technology of the Company might enable this market to be expanded to new potential patients for whom the current solutions are unsuitable).[1]

10. The medical process for the transplantation is complex and expensive and gives rise to high costs. As an illustration, it takes 30 days to prepare the NAM-modified stem cells for

[1] https://www.youtube.com/watch?v=sRGTnea9_Jw&ab_channel=AllianceforRegenerativeMedicine

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transplantation (this process is conducted at the Company's manufacturing plant in Kiryat Gat). Then the product is then shipped for transplant, which must take place at a medical center in the USA. The relatively small number of potential patients means that the Company must sell the treatment at a price necessary to recoup its investment in development and the high manufacturing costs. Today, the treatment is sold for $300,000 (net selling price) per patient. This price is expected to increase in the future.

11. The price means that a patient must have a coverage from an insurance company to receive the product. The Company worked successfully on this so that today, the majority of insurers will bear the cost of the treatment.

12. The sale process itself is also complex and is conducted via transplant centers. This means that, at the first stage, the Company must enter into a commercial arrangement with transplant centers, then the physicians at these clinics are required to submit a prescription through the Company's patient support services hub, Gamida Cell Assist, under which the Company also provides support to assist the physician in selecting an appropriate cord blood unit as a starting material for the manufacturing of Omisirge. It should be emphasized that the product is not an off-the-shelf product but a product that is customized for each patient, and the treatment process is complex and requires skill on the part of those involved in delivering the treatment. The transplant physician begins the process of ordering Omisirge by selecting a cord blood unit matched to the patient to serve as the starting material and then scheduling a date for delivery. The product is then delivered within 30 days of manufacturing initiation.

13. Today, the Company has offices in the US and Israel and a manufacturing facility in Kiryat Gat, Israel, with production capacity that can serve the production of Omisirge for many years; however, the demand for the drug is still in its early stages and therefore very limited.

Fundraising Efforts and Other Steps Taken by the Company

14. For years, Gamida Cell has explored and pursued various fundraising and strategic efforts - including different types of equity fundraising, debt financing and royalty financing, the goal of which has been, inter alia, to provide sufficient capital for ongoing Company operations. For those purposes, the Company, inter alia, first engaged Moelis & Company LLC (hereinafter: "**Moelis**"), which is a world's leading investment banker, in July 2020 to

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primarily pursue a royalty financing ,or licensing transaction for assets related to the development of the Company's products. Within the last two years, more than 75 strategic investors and 11 royalty investors – along with myriad equity investors – have been approached and actively engaged in these efforts.

15. The Company's efforts faced limited success in terms of the total amounts raised as equity, and with no royalty financing whatsoever, leaving the Company with insufficient capital to fund ongoing operations. As such, the company took on debt to fund its business operations.

16. As described below, the Company conducted strategic review process seeking to secure a transaction that would support expanded access to Omisirge for patients and maximize value for stakeholders. During the course of these strategic review process, the Company explored a range of alternatives, including an asset sale, merger, financing, licensing, distribution, and capital restructuring options. To date, this strategic review process has not yielded any viable third-party transaction alternatives. Following is a description of some of those efforts, in the past two years or so:

    a. **January to August 2022:** In January 2022, after the FDA requested additional data for processing the Company's Biologics License Application (BLA) request, pushing out its potential approval date for Omisirge, the Company announced a 10% reduction in force and an effort to pursue strategic alternatives for Omisirge. Despite this announcement, no strategic alternatives process followed. The Company contacted its investment banker, Moelis, to conduct a proactive outreach to potential partners in Japan. Inbound European-based inquiries were processed. No transaction resulted. In the summer of 2022, as the Company approached the PDUFA date[2] for Omisirge's approval, the Company sought additional capital through a three-pronged approach of royalty financing, equity fundraising and debt financing. Gamida tasked Moelis with pursuing royalty financing and retained another leading investment bank, Piper Sandler, to pursue a confidentially marketed public offering (hereinafter: the **"CMPO"**).[3]

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[2] the PDUFA date is the common name for the date by which the FDA must respond to a New Drug Application or a Biologics License Application.

[3] Royalty financing is a type of alternative finance where the financier, often called the royalty holder, advances a one-off up-front fixed cash amount to a company, a royalty payor, which in return promises to pay a percentage of its future revenues or profits to the royalty holder.

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b. **September to December 2022:** The said CMPO effort did not result in a completed fundraising transaction. However, the Company raised $20 million in a CMPO transaction with investment banks Piper Sandler and JMP in late September 2022 and agreed to terms with certain Highbridge entities[4] (hereinafter: "**Highbridge**") on a $25 million secured note (in addition to a $75 million loan that was owed at that time by the Company to Highbridge). The total amount raised from said CMPO and Highbridge was approximately $30 million less than the Company's original goal. In addition, royalty financing efforts were proven unsuccessful. In November 2022, the FDA informed the Company that the Company's PDUFA approval decision date for Omisirge would be delayed from January 30, 2023 to May 1, 2023. This delay negatively impacted the Company's ability to raise additional funding. Consequently, it forced the Company to continue to deplete its existing cash reserves, putting it in a further diminished cash position leading up to the potential May 2023 FDA approval without funds to support the launch of Omisirge.

c. **January 2023 to March 2023:** At the JP Morgan Healthcare Conference in January 2023, the Company's management met with approximately 30 investors or potential partners with the intent of securing significant additional investment. By late February 2023, with the overall healthcare equity investment market substantially diminished due to global and US market factors, none of the investors so contacted had expressed a willingness to anchor a significant fundraising round. On March 27, 2023, the Company executed a strategic restructuring to extend its cash runway, reducing its workforce by 17% and paring its development of early stage "natural killer cell" (NK cell) candidates, which are cytotoxic lymphocytes of the innate immune system capable of killing virally infected and/or cancerous cells, from four candidates to one. The remaining candidate, already in clinical trials GDA- 201, which is being investigated for the treatment of hematologic malignancies, was enrolling patients in a Phase 1dose escalation trial, and thus continued. As noted above, it should be emphasized that the Company undertook these reprioritization efforts after many years of unsuccessfully seeking a strategic partnership or other transaction, such as a royalty financing, licensing, collaboration or

[4] Highbridge Tactical Credit Master Fund, L.P., Highbridge Tactical Credit Institutional Fund, Ltd., and Highbridge Convertible Dislocation Fund, L.P. (collectively: " **Highbridge**").

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other similar transaction, and after engaging Moelis in July 2020 (as described above) to pursue such a royalty financing, licensing or other similar transaction for its product candidates.

d. **On April 17, 2023**: Omisirge was approved by the FDA. That week, with the approval of Omisirge as a catalyst, the Company secured $23 million in additional equity funding in a CMPO round underwritten by Piper Sandler. In addition, the Company used its at-the-market facility (ATM)[5] throughout 2023 to secure additional funds - ultimately netting to the Company an additional $42 million. From May to October 2023, as part of the strategic alternatives review process, the Company and Moelis made contact with some 49 parties. While 27 parties entered into non-disclosure agreements with the Company, ultimately, no transaction resulted.

e. **In October 2023**, the lack of sufficient authorized shares had limited the Company's equity fundraising efforts and, therefore, the Company solicited and obtained shareholder approval for an increase of its share capital by an additional 100M authorized ordinary shares. Subsequently, the Company engaged multiple banks to explore raising capital, but the Company's declining share price again made it impossible to obtain meaningful interest on acceptable terms. The convergence of multiple factors drove the share price decline: (1) the lack of a successful strategic transaction, (2) the combination of a limited cash runway and debt overhang, (3) the slowly progressing ramp to revenue, and (4) cost structure of the Company, with significant expense to operate the manufacturing facility regardless of volume. Only two investment banks were willing to consider working with the Company on a financing. Both said it would be highly challenging and likely to yield, at best, $10-15M, which would not be sufficient to extend the Company's cash runway meaningfully and would lead to further substantial shareholder dilution.

f. **In November 2023**, the Company initiated discussions with Highbridge to explore a

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[5] An "at-the-market" ("ATM") offering is an offering of securities into an existing trading market for the securities at a price or prices related to the then-market price of the securities. ATM offerings are continuous offerings, and provide issuers (in this case – Gamida Cell) with a flexible way to raise modest amounts of capital with minimal market impact, at a low cost and with limited management involvement. ATM offerings are often utilized by issuers that have a frequent need to raise capital, whether to repay debt, fund the purchase price for a small acquisition or otherwise fund operations.

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restructuring or recapitalization process, including an indication by Highbridge that it might be willing to reduce the total sum of its outstanding debt with the Company. In December 2023 and continuing into January 2024, Moelis reached out to 28 potential strategic partners, including 19 previously engaged parties and 9 new ones, to assess their interest in a transaction.

g. **In January 2024**, Gamida issued a press release restating its interest in pursuing strategic alternatives, including specific mention of a merger or sale. Interested parties were given a deadline of February 9, 2024 to submit proposals. After substantial engagement with 10 interested parties, everyone but one withdrew from the process. The last remaining one presented a written proposal and engaged in significant negotiations. Ultimately, its final proposal lacked a viable structure and did not receive Highbridge's consent (as required under the Highbridge Note (as defined below)).

h. **In February 2024**, the Company engaged in discussions with multiple potential investors; however, none were willing to provide sufficient funding to cover ('bridge') the Company's cash needs for the near term. The Company lacked sufficient authorized shares for a larger transaction to recapitalize the Company completely.

The status of the Company today; the RSA and the debt arrangement

17. Despite its success in developing and obtaining marketing approval for the drug, the commercial launch is in its early stages and substantial additional capital will be needed to support growth.

18. The Company (together with the Subsidiary) have a negative cash flow of approximately $7 million per month, and their expected cash balances (cash and cash equivalent) as of April 1, 2024 would be approximately $22.8 million.

19. In addition, the Company (and the Subsidiary) owes approximately $80 million to Highbridge, which constitutes the largest creditor of the Company (and whose debt is partially secured). Highbridge has the right to claim a default and accelerate the repayment of the debt amount owed by the Company when the cash balances of the Company fall below $20 million.

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20. In March 2024, Highbridge sent the Company a letter in which it offered to acquire the Company and take it private through a conversion of Highbridge's existing debt (except the secured debt) into 100% shares of the Company, and infusion of additional funding, facilitated by the Company and Highbridge entering into a Restructuring Support Agreement (the "**RSA**") conditioned on the approval of the proposed creditors; arrangement by an Israeli court.

21. Following extensive negotiation, the Company, the Subsidiary and Highbridge are expected to enter into the RSA and accompanying Term Sheet. The basis of the said agreements and the debt arrangement, which approval is expected to be sought in the Israeli court, is the transfer of ownership of the Company to Highbridge in exchange for the of approximately 95% of the debt ($75 million out of approximately $80 million debt), and in return for Highbridge's immediate infusion and commitment to further inject, subject to the conditions set forth in the said agreements, tens of millions of dollars into the Company, so that all other obligations of the Company to the other creditors will continue to be paid in an orderly fashion when due in the ordinary course of business.

22. In parallel, on March 27, 2024, the Company is about to carry out a significant cost reduction that will include closing its facilities in Jerusalem, Israel, reducing its headcount by approximately 25%, and delaying further development of GDA-201.

Ms. Abigail Jenkins

Sworn and subscribed before me,

This __ day of March 2024

See attached

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